Exhibit 4
AMENDMENT NO. 5
Dated as of November 2, 2021
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of April 28, 2014
THIS AMENDMENT NO. 5 (“Amendment”) is made as of November 2, 2021 (the “Amendment No. 5 Effective Date”) by and among Quad/Graphics, Inc., as the Borrower (the “Borrower”), the “Lenders” listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as the Administrative Agent (the “Administrative Agent”), under that certain Second Amended and Restated Credit Agreement, dated as of April 28, 2014, by and among the Borrower, the financial institutions parties thereto as “Lenders” and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”). Any reference to “Lenders” in this Amendment shall refer to the “Lenders” (under and as defined in the Existing Credit Agreement) or the “Lenders” (under and as defined in the Amended Credit Agreement), as the context requires. Unless otherwise noted, capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement referenced below.
WHEREAS, the Borrower has requested that the Lenders, the Issuing Banks, the Swingline Lender and the Administrative Agent agree to make certain modifications to the Existing Credit Agreement;
WHEREAS, the Borrower has requested that certain of the Lenders agree to modify their commitments and provide additional loans under the Amended Credit Agreement as provided below; and
WHEREAS, the Borrower, the Lenders, the Issuing Banks, the Swingline Lender and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Issuing Banks, the Swingline Lender, the Lenders party hereto and the Administrative Agent hereby agree as follows.
1.Amendments to the Existing Credit Agreement. Effective as of the Amendment No. 5 Effective Date, but subject to the satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that:
(a)immediately prior to giving effect to the amendments contemplated in the following Section 1(b) below, the Borrower and the Lenders party hereto constituting the “Required Lenders” under and as defined in the Existing Credit Agreement hereby waive the requirements of the final sentence of Section 2.09(c) of the Existing Credit Agreement and the requirements of Section 2.09(b)(i) of the Existing Credit Agreement, in each case, solely to the extent required to give effect to the amendments described in Section 1(b) below and to consummate the other transactions contemplated by this Amendment on the Amendment No. 5 Effective Date; and
(b)immediately after giving effect to the waiver contemplated in Section 1(a) above, each of the Existing Credit Agreement and the applicable Exhibits thereto is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) and each of the applicable Schedules to the Existing Credit Agreement is restated in its entirety, in each case, as set forth on Exhibit A hereto (the Existing Credit Agreement and such Schedules and Exhibits thereto as so amended or restated being collectively referred to as the “Amended Credit Agreement”) (it being understood and agreed that the Non-Extended Revolving Lenders and the Non-Extended Term A Loan Lenders only consent to the applicable amendments to the Existing Credit Agreement relating to the reference rates for the Loans, the rate replacement provisions set forth in Section 2.14, the amendments to Section 9.02 and any other amendment requiring the consent of each Lender under the Existing Credit Agreement, in each case, as set forth in the Amended Credit Agreement).
2.New Lenders; Funding of Term A Loans under Amended Credit Agreement. Substantially concurrently with the effectiveness of the amendments to the Existing Credit Agreement pursuant to Section 1(b) above:
(a)Each of the financial institutions party to this Amendment that do not hold a Commitment or outstanding Loans under the Existing Credit Agreement immediately prior to the Amendment No. 5 Effective Date (each, a “New Lender”) (i) represents and warrants that it is legally authorized to enter into this Amendment, (ii) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, or any other Lender and their respective Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement or any other instrument or document furnished pursuant hereto or thereto, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, (v) agrees that it will be bound by the provisions of the Amended Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender, (vi) represents and warrants that if it is a Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, and will deliver, together with its executed signature page to this Amendment, any documentation required to be delivered by it pursuant to the terms of the Amended Credit Agreement, duly completed and executed by such New Lender and (vii) is not an Ineligible Institution.
(b)Each Lender under the Amended Credit Agreement (including each New Lender) shall (severally and not jointly) make available to the Administrative Agent such amounts (including, without limitation, Specified Term A Loans (as defined below)) in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders of each applicable Class, as being required in order to cause, after giving effect to such increases (or decreases), such funding of Specified Term A Loans and the uses of such amounts to make payments to other Lenders of each
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applicable Class or to prepay any amounts as set forth below, as the case may be, each Lender’s portion of the aggregate outstanding Loans and Commitments of each applicable Class under the Amended Credit Agreement to equal the Revolving Commitments and outstanding Term A Loans of each such Lender on the Amendment No. 5 Effective Date in such amounts and Classes as set forth opposite each such Lender’s name on Schedule 2.01 of the Amended Credit Agreement. As used herein, “Specified Term A Loan” means any additional term loan denominated in U.S. Dollars funded to the Borrower by a Lender on the Amendment No. 5 Effective Date. For the avoidance of doubt, the Specified Term A Loans shall constitute Extended Term A Loans under the Amended Credit Agreement and shall be treated as a single tranche of Term A Loans together with the other outstanding Extended Term A Loans on the Amendment No. 5 Effective Date. In connection with the foregoing, the Borrower shall be deemed to have repaid in full all of the outstanding “Revolving Loans” under and as defined in the Existing Credit Agreement and reborrowed all such amounts as Revolving Loans under the Amended Credit Agreement, with such reborrowing to consist of the Types of Loans, with related Interest Periods and in the related Agreed Currencies, if applicable, specified by the Borrower to the Administrative Agent.
(c)The parties hereto agree that the Administrative Agent is authorized to make such reallocations, sales, assignments or other relevant actions to the extent necessary to effect the transactions contemplated by this Amendment. The parties hereto hereby waive any limitations, notices and notice periods required under the Amended Credit Agreement in connection with any assignment, reallocation, prepayment or funding of any amounts pursuant to this Section 2. Any deemed repayments made pursuant to this Section 2 shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 of the Amended Credit Agreement if the deemed payment occurs other than on the last day of the related Interest Periods.
(d)Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or Secured Obligations under the Existing Credit Agreement or to pay, extinguish, release, satisfy or discharge (a) the Secured Obligations under the Existing Credit Agreement, (b) the liability of any Loan Party under the Existing Credit Agreement or the other Loan Documents executed and delivered in connection therewith or any Secured Obligations or other obligations evidenced thereby, or (c) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Secured Obligations.
3.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:
(a)the Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower, (ii) each Issuing Bank, (iii) the Swingline Lender, (iv) the Lenders, (v) each New Lender and (vi) the Administrative Agent;
(b)    the Lenders shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the three most recent fiscal years ended prior to the Amendment No. 5 Effective Date as to which such financial statements are available, (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) financial statement projections through and including the Borrower’s 2026 fiscal year satisfactory to the Administrative Agent;
(c)    the Administrative Agent shall have received (i) by such time and date as required by Section 2.03 of the Amended Credit Agreement, a Borrowing Request in respect of any
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amounts to be borrowed or re-borrowed hereunder or under the Amended Credit Agreement on the date hereof, and (ii) such documents, certificates, legal opinions and other deliveries as the Administrative Agent or its counsel may reasonably request, including, without limitation, relating to the organization, existence and good standing (or the equivalent in the applicable jurisdiction) of the Loan Parties, the authorization of the transactions contemplated hereby and by the Amended Credit Agreement and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby or thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
(d)    the representations and warranties of the Loan Parties set forth in the Amended Credit Agreement and each other Loan Document shall be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) on and as of the Amendment No. 5 Effective Date;
(e)    no Default or Event of Default shall have occurred and be continuing;
(f)    the Administrative Agent shall have a first priority perfected security interest in the Collateral, subject to Permitted Liens, as required by the Collateral Documents;
(g)    no injunction or temporary restraining order exists and no litigation has commenced or is otherwise pending which would prohibit the effectiveness hereof or of the Amended Credit Agreement or the extension of any Loan or issuance, renewal or extension of any Letter of Credit thereunder;
(h)    the Administrative Agent shall have received evidence that all regulatory, legal and other third-party approvals necessary, or, in its reasonable discretion, advisable, in connection with this Amendment and the Transactions and the continuing operations of the Borrower and the Restricted Subsidiaries shall have been obtained and be in full force and effect;
(i)    the Loan Parties shall have provided all information reasonably requested by the Administrative Agent and each Lender to allow such Lender or the Administrative Agent to conduct flood due diligence and flood insurance compliance with respect to any Mortgaged Real Property reasonably satisfactory to each Lender and the Administrative Agent and the Administrative Agent shall have received confirmation (which confirmation may be delivered via email) from each Lender of the foregoing (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (i) shall be deemed to be satisfied in respect of such Lender);
(j)    the Administrative Agent shall have received, for the account of the applicable Persons, (i) all fees and other amounts due and payable on or prior to the Amendment No. 5 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Amended Credit Agreement and the other Loan Documents, (ii) all accrued and unpaid interest under the Existing Credit Agreement and all accrued and unpaid fees under Sections 2.12(a) and 2.12(b) of the Existing Credit Agreement, (iii) all amounts (including any Specified Term A Loans) owing or required to be funded by the applicable Lenders (including any New Lender) pursuant to Section 2, and (iv) repayment of the aggregate amount of all LC Disbursements and Swingline Loans outstanding as of the Amendment No. 5 Effective Date, together with any interest accrued thereon; and
(l)    (i) the Administrative Agent shall have received, at least five days prior to the Amendment No. 5 Effective Date, all documentation and other information regarding the Borrower
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requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Amendment No. 5 Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment No. 5 Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Amendment No. 5 Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (k)(ii) shall be deemed to be satisfied).
By its execution of this Amendment, to the extent required by the Existing Credit Agreement, each Lender party hereto hereby acknowledges and agrees that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction and that any MIRE Event resulting from the effectiveness of this Amendment or the consummation of the transactions contemplated hereby or by the Amended Credit Agreement to occur on the Amendment No. 5 Effective Date, in each case, may be closed and shall satisfy the requirements of Section 2.26 of the Existing Credit Agreement.
The Administrative Agent shall notify in writing the Borrower and the Lenders of the Amendment No. 5 Effective Date, and such notice shall be conclusive and binding.
4.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) as of the date hereof.
5.Reference to and Effect on the Credit Agreement.
(a)Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Amended Credit Agreement after giving effect to the transactions contemplated hereby.
(b)Except as specifically amended above, the Amended Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Amended Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
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(d)This Amendment is a Loan Document.
6.Costs and Expenses. The Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.
7.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
8.Execution. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be deemed to constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment. For the avoidance of doubt, the provisions of Section 9.06(b) of the Amended Credit Agreement shall apply to this Amendment.
9.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Signature Pages Follow]
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

QUAD/GRAPHICS, INC.
as the Borrower

By:	/s/ Kelly A. Vanderboom
	Name:	Kelly A. Vanderboom
	Title:	Executive Vice President, President of Logistics and Treasurer
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

JPMORGAN CHASE BANK, N.A., as the
Administrative Agent, an Issuing Bank, the
Swingline Lender and individually as a Lender

By:	/s/ Suzanne Ergastolo
	Name:	Suzanne Ergastolo
	Title:	Executive Director
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Caroline V. Krider
	Name:	Caroline V. Krider
	Title:	SVP & Milwaukee Market Leader
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Name Lender:

PNC Bank, National Association

By:	/s/ Joseph Vehec
	Name:	Joseph Vehec
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Fifth Third Bank, National Association

By:	/s/ Kurt Marsan
	Name:	Kurt Marsan
	Title:	Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

BMO HARRIS BANK, N.A.

By:	/s/ David Doran
	Name:	David Doran
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

BANK OF AMERICA, N.A.

By:	/s/ Steven K. Kessler
	Name:	Steven K. Kessler
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

CITIZENS BANK, N.A.

By:	/s/ Martin Rohan
	Name:	Martin Rohan
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Casey P. Kelly
	Name:	Casey P. Kelly
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

TD BANK, N.A.

By:	/s/ Maciej Niedzwiecki
	Name:	Maciej Niedzwiecki
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Name Lender: The Northern Trust Company

By:	/s/ Lisa DeCristofaro
	Name:	Lisa DeCristofaro
	Title:	SVP
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Name Lender: Associated Bank, N.A.

By:	/s/ James W. Engel
	Name:	James W. Engel
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

KEYBANK NATIONAL ASSOCIATION

By:	/s/ David Raczka
	Name:	David Raczka
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

HSBC BANK USA, NATIONAL
ASSOCIATION

By:	/s/ Kyle Patterson
	Name:	Kyle Patterson
	Title:	Senior Vice President
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

TRUIST BANK

By:	/s/ Jonathan Hart
	Name:	Jonathan Hart
	Title:	Director
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Name Lender:

Siemens Financial Services, Inc.

By:	/s/ Maria Levy
	Name:	Maria Levy
	Title:	Duly Authorized Signatory

For any Lender requiring a second signature line:

By:	/s/ Annie Schorr
	Name:	Annie Schorr
	Title:	Duly Authorized Signatory

Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Name Lender:

Credit Suisse AG, Cayman Island Branch

By:	/s/ Jinah Lim
	Name:	Jinah Lim
	Title:	Authorized Signatory

For any Lender requiring a second signature line:

By:	/s/ Sam Kim
	Name:	Sam Kim
	Title:	Director

Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Name Lender:

Goldman Sachs Bank USA

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory
Signature Page to Amendment No. 5
Quad/Graphics, Inc.

BARCLAYS BANK PLC:

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

For any Lender requiring a second signature line:

By:
Name:
Title:

Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Liberty Bank

By:	/s/ Deborah L. Stevens
	Name:	Deborah L. Stevens
	Title:	First Vice President

Signature Page to Amendment No. 5
Quad/Graphics, Inc.

Exhibit A

Amendments to Credit Agreement

[Attached]

EXHIBIT A

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
dated as of
April 28, 2014 and as amended December 18, 2014, February 10, 2017,
January 31, 2019, June 29, 2020 and November 2, 2021
among
QUAD/GRAPHICS, INC.,
as the Borrower,
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and

BANK OF AMERICA, N.A., BMO HARRIS BANK, N.A.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION and CITIZENS BANK, N.A.,
as Co-Syndication Agents,[1]

JPMORGAN CHASE BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION, PNC CAPITAL MARKETS LLC,
FIFTH THIRD BANK, NATIONAL ASSOCIATION, BMO CAPITAL MARKETS CORP.,
BOFA SECURITIES, INC. and CITIZENS BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

1 Modifications to titles effective as of the Amendment No. 5 Effective Date.

TABLE OF CONTENTS

TABLE OF CONTENTS
(Continued)

SCHEDULES:

Schedule 1.01(a) – Senior Secured Note Collateral
Schedule 1.01(b) – Existing Leveraged Leases; Existing Leveraged Lease Collateral
Schedule 1.01(c) – Departing Lender Schedule
Schedule 2.01 – Revolving Commitments; Outstanding Term A Loans Schedule 2.06 – Existing LCs Schedule 2.10 - Amortization
Schedule 3.01 – Subsidiaries
Schedule 3.03 – Governmental Consents
Schedule 3.05 – Properties; Lease Disputes
Schedule 3.06(a) – Litigation
Schedule 3.06(b) – Environmental
Schedule 3.10(a) – US Benefits
Schedule 3.10(b) – ERISA Event
Schedule 3.15 – Insurance
Schedule 5.09(c) – Excluded Real Property
Schedule 5.11 – Post-Closing Deliveries
Schedule 6.01(b) – Existing Indebtedness
Schedule 6.02 – Liens
Schedule 6.04 – Investments
Schedule 6.08 – Restrictive Agreements

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Opinion of Loan Parties’ Counsel (Foley & Lardner LLP)
Exhibit C – Form of Increasing Lender Supplement
Exhibit D – Form of Augmenting Lender Supplement
Exhibit E – List of Closing Documents
Exhibit F – Form of Compliance Certificate
Exhibit G – Auction Procedures
Exhibit H – Form(s) of Note(s)
Exhibit I – Senior Secured Note Agreement Provisions
Exhibit J-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit J-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit J-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit J-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit K-1 – Form of Borrowing Request
Exhibit K-2 – Form of Interest Election Request
Exhibit L– Form of Solvency Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of April 28, 2014 among QUAD/GRAPHICS, INC. as the Borrower, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and BANK OF AMERICA, N.A., BMO HARRIS BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION and CITIZENS BANK, N.A., as Co-Syndication Agents.
The Borrower, certain of the Lenders and the Administrative Agent are parties to the below-defined Existing Credit Agreement. The parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:
Article I

Definitions
SECTION I.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2022 Senior Notes” means the Senior Notes due May 1, 2022 issued by the Borrower pursuant to the 2022 Senior Notes Indenture in an initial aggregate principal amount equal to U.S. $300,000,000.
“2022 Senior Notes Indenture” means that certain Indenture, dated as of April 28, 2014, between the Borrower and U.S. Bank National Association, as Trustee.
“ABR” when used in reference to any Loan (including Swingline Loans) or Borrowing denominated in U.S. Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate; provided, that with respect to Swingline Loans, such interest rate shall be the one-month Adjusted LIBOR Rate, or, if such rate is then unavailable, the Alternate Base Rate or such other interest rate as mutually agreed upon by the Borrower and the applicable Swingline Lender.
“Acquisition” means an acquisition (whether by purchase, merger, amalgamation, consolidation or otherwise) or series of related acquisitions by any Loan Party or any Restricted Subsidiary of (i) all or substantially all the assets of, (ii) a substantial or material portion or percentage of the assets of (including, without limitation, all of a Person’s assets located in a country or political subdivision thereof) or (iii) all or substantially all of the Equity Interests in, a Person or division or line of business of a Person.
“Adjusted Daily Simple RFR” means, with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326% per annum; provided that, if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted LIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted LIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreed Currencies” means (i) U.S. Dollars, (ii) Canadian Dollars, (iii) euro, (iv) Pounds Sterling, (v) Japanese Yen, and (vi) any other Foreign Currency that is a lawful currency that is readily available, freely transferable, not restricted and freely convertible into U.S. Dollars, and that is agreed to by the Borrower, the Administrative Agent and each of the Revolving Lenders; provided, however, that Letters of Credit shall only be denominated in U.S. Dollars, Canadian Dollars and euro.
“Aggregate Commitment” means the aggregate amount of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.
“Aggregate Credit Exposure” means, at any time, the aggregate of the Credit Exposures of all of the Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOR Rate for a one month Interest Period in U.S. Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBOR Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b) or (c)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the

Alternate Base Rate as so determined would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.
“Amendment No. 1” means that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of December 18, 2014, by and among the Borrower, the financial institutions party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” means December 18, 2014.
“Amendment No. 2” means that certain Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of February 10, 2017, by and among the Borrower, the financial institutions party thereto and the Administrative Agent.
“Amendment No. 2 Effective Date” means February 10, 2017.
“Amendment No. 3” means that certain Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of January 31, 2019, by and among the Borrower, the financial institutions party thereto and the Administrative Agent.
“Amendment No. 3 Effective Date” means January 31, 2019.
“Amendment No. 3 Reaffirmation Agreement” means that certain Omnibus Reaffirmation, Joinder and Amendment of Loan Documents, dated as of the Amendment No. 3 Effective Date, by and among the Loan Parties and the Administrative Agent.
“Amendment No. 4” means that certain Amendment No. 4 to Second Amended and Restated Credit Agreement, dated as of June 29, 2020, by and among the Borrower, the financial institutions party thereto and the Administrative Agent.
“Amendment No. 4 Effective Date” means June 29, 2020.
“Amendment No. 5” means that certain Amendment No. 5 to Second Amended and Restated Credit Agreement, dated as of November 2, 2021, by and among the Borrower, the financial institutions party thereto and the Administrative Agent.
“Amendment No. 5 Effective Date” means November 2, 2021.
“Amendment No. 5 Reaffirmation Agreement” means that certain Omnibus Reaffirmation and Amendment of Loan Documents, dated as of the Amendment No. 5 Effective Date, by and among the Loan Parties and the Administrative Agent.
“Annual Asset Sale Limitation” has the meaning assigned to such term in Section 6.03(a)(v)(F).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day:
(a) with respect to any Non-Extended Term Benchmark Loan, Non-Extended RFR Loan, Non-Extended ABR Loan and the Commitment Fee for Non-Extended Revolving Commitments, the applicable rate per annum set forth below, based on the Total Leverage Ratio applicable on such date:

	Total Leverage Ratio:	Margin for Non-Extended Term Benchmark Loans and Non-Extended RFR Loans	Margin for Non-Extended ABR Loans	Commitment Fee Rate for Non-Extended Revolving Commitments
Level 1	Less than 1.75 to 1.00	1.50%	0.50%	0.25%
Level 2	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	1.75%	0.75%	0.30%
Level 3	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	2.00%	1.00%	0.35%
Level 4	Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	2.25%	1.25%	0.40%
Level 5	Greater than or equal to 3.25 to 1.00 but less than 3.50 to 1.00	2.50%	1.50%	0.45%
Level 6	Greater than or equal to 3.50 to 1.00	3.00%	2.00%	0.50%

        and

(b) with respect to any Extended Term Benchmark Loan, Extended RFR Loan, Extended ABR Loan and the Commitment Fee for Extended Revolving Commitments, the applicable rate per annum set forth below, based on the Total Leverage Ratio applicable on such date:

	Total Leverage Ratio:	Margin for Extended Term Benchmark Loans and Extended RFR Loans	Margin for Extended ABR Loans	Commitment Fee Rate for Extended Revolving Commitments
Level 1	Less than 1.75 to 1.00	2.00%	1.00%	0.25%
Level 2	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	2.25%	1.25%	0.30%
Level 3	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	2.50%	1.50%	0.35%
Level 4	Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	2.75%	1.75%	0.40%
Level 5	Greater than or equal to 3.25 to 1.00 but less than 3.50 to 1.00	3.00%	2.00%	0.45%
Level 6	Greater than or equal to 3.50 to 1.00	3.50%	2.50%	0.50%

For purposes of the foregoing,
(i) if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Level 6 of each of the foregoing pricing grids shall be deemed applicable for the period commencing five (5) Business Days after the required date of delivery and ending on the date which is five (5) Business Days after the Financials are actually delivered, after which the Level shall be determined in accordance with the table above as applicable;
(ii) adjustments, if any, to the Level then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, as of the Amendment No. 5 Effective Date, Level 4 of the pricing grid set forth in the foregoing clause (b) is in effect with respect to Extended Loans and the Commitment Fee for Extended Revolving Commitments; provided that, Level 5 of the pricing grid set forth in the foregoing clause (a) shall continue to apply to Non-Extended Loans and the Commitment Fee for Non-Extended Revolving Commitments until the first date on which the Borrower delivers to the Administrative Agent a compliance certificate pursuant to Section

5.01(c) demonstrating its compliance with all financial covenants set forth in Section 6.11 as required to be in effect for the Fiscal Quarter ending September 30, 2021, which is the scheduled end of the “Covenant Relief Period” (as defined in this Agreement prior to giving effect to Amendment No. 5). Thereafter, adjustments to the Level then in effect shall thereafter be effected in accordance with the preceding paragraphs.
“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).
“Applicable Percentage” means, with respect to any Lender:
(a) with respect to Revolving Loans, LC Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Credit Exposures at that time);
(b) with respect to the Term A Loans, a percentage equal to a fraction the numerator of which is such Lender’s funded Term A Loans and the denominator of which is the aggregate funded Term A Loans of all Term A Loan Lenders; and
(c) with respect to Credit Exposure, a percentage equal to a fraction, the numerator of which is such Lender’s Credit Exposure and the denominator of which is the Aggregate Credit Exposure;
provided, that in the case of Section 2.25 when a Defaulting Lender shall exist, such Defaulting Lender’s Revolving Commitment, Revolving Credit Exposure and funded Term A Loans shall be disregarded in calculations of the Applicable Percentage.
Notwithstanding the foregoing, on and after the Non-Extended Maturity Date, the term “Applicable Percentage” shall be determined without reference to Non-Extended Revolving Commitments, Non-Extended Revolving Loans and Non-Extended Term A Loans.
“Applicable Pledge Percentage” means 100%, but 65% in the case of a pledge by a Loan Party of the Equity Interests of a Foreign Subsidiary.
“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Asset Sale Allowance” means, with respect to all Prepayment Events described in clause (a) thereof that occur on or after the Amendment No. 5 Effective Date, an aggregate amount equal to the U.S. Dollar Amount of U.S. $50,000,000 if the Total Net Leverage Ratio is greater than 3.00 to 1.00 (giving effect to the applicable transaction, event or occurrence on a Pro Forma Basis); provided, that if the Loan Parties and the Restricted Subsidiaries retained amounts in excess of the U.S. Dollar Amount of U.S. $50,000,000 when the Total Net Leverage Ratio was less than or equal to 3.00 to 1.00 (when no Prepayment Event is deemed to occur) for use in compliance with this Agreement, and the Total Net

Leverage Ratio subsequently is greater than 3.00 to 1.00, no such excess amount shall be required to be applied as a mandatory prepayment under Section 2.11.
“Asset Sale and Purchase Offset” means, with respect to any consecutive four Fiscal Quarter period (whether forward-looking or backward-looking), the netting of Net Proceeds received by the Borrower or any Restricted Subsidiary in respect of any asset sale, transfer, lease or other Disposition against the purchase price paid by the Borrower or a Restricted Subsidiary for any real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Borrower or the Restricted Subsidiaries; provided, that with respect to any asset sale, transfer, lease or other Disposition or asset purchase where the consideration therefor is at least the U.S. Dollar Amount of U.S. $10,000,000 and for any directly related asset sales, transfers, leases or other Dispositions or asset purchases where the consideration therefor is at least the U.S. Dollar Amount of U.S. $20,000,000, (i) assets sold, transferred, leased or otherwise Disposed of by the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries in an aggregate amount not in excess of the below-defined “Netting Cap” may be netted against assets acquired by Restricted Subsidiaries that are Foreign Subsidiaries, (ii) assets sold, transferred, leased or otherwise Disposed of by Restricted Subsidiaries that are Foreign Subsidiaries not in excess of the Netting Cap may be netted against assets acquired by the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries (excluding assets of Loan Parties that do not constitute Collateral), (iii) no netting limitation shall apply to sales and purchases by (a) the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries that are netted against one another or (b) Restricted Subsidiaries that are Foreign Subsidiaries that are netted against one another, and (iv) acquired assets subject to Liens in favor of Persons other than the Administrative Agent may be netted against any asset sale, transfer, lease or other Disposition, so long as the aggregate of such sales, transfers, leases and other Dispositions does not exceed the Netting Cap. For purposes hereof, “Netting Cap” means the U.S. Dollar Amount of U.S. $250,000,000, with asset sales, transfers, leases and Dispositions under the foregoing clauses (i), (ii) and (iv) counting toward such U.S. $250,000,000 amount.
“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a secured lending or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).
“Auction Manager” has the meaning assigned to such term in Section 2.24(a).
“Auction Notice” means an auction notice given by the Borrower in accordance with the Auction Procedures with respect to a Purchase Offer.
“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit G hereto.
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Availability Period” means, with respect to Revolving Loans, the period from and including the Effective Date to but excluding the earlier of the Extended Maturity Date and the date of termination of all of the Revolving Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party or Restricted Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by any Loan Party or Restricted Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of the Loan Parties or Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or (c) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:
(1)    in the case of any Loan denominated in U.S. Dollars, the sum of: (a) the Term SOFR Rate and (b) the related Benchmark Replacement Adjustment;
(2)    in the case of any Loan denominated in U.S. Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other U.S. Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) the Term SOFR Rate and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in U.S. Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or
(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely;

provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) (other than a Multiemployer Plan) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means Quad/Graphics, Inc., a Wisconsin corporation.
“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, and (c) Term A Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit K-1 or any other form approved by the Administrative Agent.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08 (without giving effect to any exceptions described in clauses (i) through (vi) of such Section 6.08).
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, (a) in relation to Loans denominated in Pounds Sterling and in relation to the calculation or computation of the LIBOR Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of TIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (c) in relation to Loans denominated in euro and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (d) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of the CDOR Rate, any such day on which banks in Toronto, Ontario are also open for business and (e) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.
“Canadian Dollars” or “C$” refers to lawful money of Canada.
“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Consolidated Financial Covenant Entities prepared in accordance with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Margin applicable to such Loan that is replaced by a CBR Loan.
“CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate at approximately 10:15 a.m., Toronto, Ontario time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:15 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest)), rounded to the nearest 1/100th of 1% (with .005% being rounded up).
“CDOR Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the annual rate of interest equal to the average rate applicable to Canadian Dollar Canadian bankers’ acceptances for the applicable Interest Period that appears on such day and time on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion); provided that, if the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement.
“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Japanese Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time, and (d) any other Foreign Currency determined after the Amendment No. 5 Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, (c) Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Japanese Yen in effect on the last Business Day in such period and (d) any other Foreign Currency determined after the Amendment No. 5 Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBOR Rate and the TIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month; provided that, if the Central Bank Adjustment shall be less than the Floor, such rate shall be deemed to be the Floor.
“Change in Control” means any event which results in the legal or beneficial ownership of shares of Voting Stock (as defined below) of the Borrower granting the holder or holders thereof a majority of the votes for the election of the majority of the Board of Directors (or other supervisory board) of the Borrower being owned by any person or entity (or group of persons or entities) acting in concert other than any one or more of the following acting in concert: (i) the respective spouses and descendants of Harry V. Quadracci, Harry R. Quadracci or Thomas A. Quadracci and/or the spouses of any such descendants, (ii) the respective executors, administrators, guardians or conservators of the estates of any of Harry V. Quadracci, Harry R. Quadracci, Thomas A. Quadracci or the Persons described in clause (i) above, (iii) trustees holding shares of Voting Stock of the Borrower for the benefit of any of the persons described in clause (i) or (ii) above and (iv) any employee stock ownership plan of the Borrower (together, the “Permitted Holders”). Notwithstanding the foregoing, the transfer of legal or beneficial ownership of all of the shares of Voting Stock of the Borrower to a new entity shall not be a Change in Control if a majority of the Voting Stock of such new entity is owned by Permitted Holders. In the event such a transfer occurs, the foregoing definition of “Change in Control” shall be construed with respect to the new entity that owns all of the Voting Stock of the Borrower (as opposed to the Borrower itself). For purposes of this definition, “Voting Stock” means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions), and “Securities” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a party to this Agreement), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder, issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to such term in Section 9.17.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term A Loans, Revolving Loans or Swingline Loans, (b) any Term A Loan or Term A Borrowing, refers to whether such Term A Loans, or the Term A Loans comprising such Borrowing, are Non-Extended Term A Loans or Extended Term A Loans, (c) any Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loans, or the Revolving Loans comprising such Borrowing, are Non-Extended Revolving Loans or Extended Revolving Loans, (d) any Commitment, refers to whether such Commitments are Term A Loan Commitments or Revolving Commitments, (e) any Revolving Commitment, refers to whether such Revolving Commitments are Non-Extended Revolving Commitments or Extended Revolving Commitments, (f) any Lender, refers to whether such Lenders are Term A Loan Lenders, Revolving Lenders or Swingline Lenders, (g) any Revolving Lender, refers to whether such Revolving Lenders are Non-Extended Revolving Lenders or Extended Revolving Lenders and (h) any Term Loan Lender, refers to whether such Term Loan Lenders are Non-Extended Term A Loan Lenders or Extended Term A Loan Lenders.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Syndication Agent” means Bank of America, N.A., BMO Harris Bank, N.A., Fifth Third Bank, National Association, PNC Bank, National Association, U.S. Bank National Association and Citizens Bank, N.A., each in its capacity as co-syndication agent hereunder.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all property owned, leased or operated by each Loan Party and each other Person granting a Lien under the Collateral Documents, and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Holders of Secured Obligations, to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, the Dutch Share Pledge and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, financing statements, mortgages, hypothecs, debentures, assignments and deeds of trust, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases and all other written matter whether heretofore, now, or hereafter executed by the Loan Parties or the Restricted Subsidiaries and delivered to the Administrative Agent.
“Collateral Release” has the meaning assigned to such term in Section 9.02(e).
“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term A Loan Commitment.
“Commitment Fee” has the meaning assigned to such term in Section 2.12(a).
“Commitment Fee Rate” for any Class of Revolving Commitments, has the meaning assigned to such term in clause (a) or (b) of the definition of Applicable Margin, as applicable, for such Class of Revolving Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for the Consolidated Financial Covenant Entities, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) unusual or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, including any writedown of goodwill, long-lived asset, or intangible asset impairment, (vi) non-cash expenses related to stock based compensation, (vii) Transaction Charges, (viii) amounts paid with respect to MEPP Exit Expenses, (ix) Permitted Cash Restructuring Charges, (x) losses from defeasance, repurchase, redemption, retirement or acquisition of the Senior Secured Notes or other Indebtedness, (xi) [reserved], (xii) (A) net cost savings and operating expense reductions actually implemented by the Borrower or related to a Permitted Acquisition which have been taken or will be taken within eighteen (18) months from the applicable closing date for such Acquisition and (B) synergies projected to be realized as a result of actions taken in connection with such Acquisition, in each case, to the extent reasonably identifiable and factually supportable and so long as the aggregate amount added back to Consolidated EBITDA for any measurement period pursuant to this clause (xii) does not exceed 20% of Consolidated EBITDA for such Period (calculated prior to giving effect to any add-backs pursuant to this clause (xii)) minus, to the extent included in Consolidated Net Income, (xiii) interest income, (xiv) income tax credits and refunds (to the extent not netted from tax expense), (xv) income or gains from defeasance, repurchase, redemption, retirement or acquisition of the Senior Secured Notes or other Indebtedness and (xvi) unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Consolidated Financial Covenant Entities in accordance with GAAP on a consolidated basis (except as otherwise provided in the definition of Transaction Charges). For the purposes of calculating Consolidated EBITDA for any period of four consecutive Fiscal Quarters (each, a “Reference Period”), (i) if at any time during such Reference Period a Consolidated Financial

Covenant Entity shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period a Consolidated Financial Covenant Entity shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated on a Pro Forma Basis after giving effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any Acquisition that involves the payment of consideration (including, without limitation, assumptions of Indebtedness and issuances of seller notes) by a Consolidated Financial Covenant Entity in excess of the U.S. Dollar Amount of U.S. $50,000,000; and “Material Disposition” means any sale, transfer or Disposition of a subsidiary, a line of business, a division or an operating unit (with the understanding that the sale of a manufacturing plant shall not constitute a Material Disposition for purposes hereof) by a Consolidated Financial Covenant Entity to any unrelated third party that yields gross proceeds in excess of the U.S. Dollar Amount of U.S. $50,000,000. Any cash payment made with respect to any non-cash charge that is added back in computing Consolidated EBITDA for any period shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made. No non-cash gain shall be deducted from a computation of Consolidated EBITDA to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period.
“Consolidated Financial Covenant Entities” means the Borrower and the Restricted Subsidiaries, together with all Persons in which the Borrower and the Restricted Subsidiaries own no more than 50% of the voting Equity Interests thereof and which are included in the Borrower’s consolidated financials under either the equity or cost method of accounting in accordance with GAAP; provided, that no Unrestricted Subsidiary shall be included in the foregoing.
“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Consolidated Financial Covenant Entities calculated on a consolidated basis in accordance with GAAP for such period with respect to (a) all outstanding Indebtedness of the Consolidated Financial Covenant Entities allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the interest component of all Attributable Receivables Indebtedness of the Consolidated Financial Covenant Entities for such period.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Consolidated Financial Covenant Entities, determined on a consolidated basis (without duplication) in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any Person accrued prior to the date such Person becomes a Consolidated Financial Covenant Entity, or prior to the date it is merged into or consolidated with a Consolidated Financial Covenant Entity. Notwithstanding anything to the contrary set forth herein, no gain received by the Borrower as a result of a repurchase of Term Loans under Section 2.24 shall be included in any determination of Consolidated Net Income.
“Consolidated Net Indebtedness” means, at any date and without duplication, the aggregate principal amount of all Indebtedness of the Consolidated Financial Covenant Entities at such date, determined on a consolidated basis in accordance with GAAP plus the aggregate amount of Indebtedness of the Consolidated Financial Covenant Entities relating to the maximum drawing amount of all letters of credit outstanding and to all bankers’ acceptances plus all Indebtedness described in the foregoing of another Person guaranteed by the Consolidated Financial Covenant Entities; minus the aggregate amount of unrestricted cash and Permitted Investments of the Borrower and its Restricted Subsidiaries at such time maintained in accounts in the United States and that are not subject to any Liens other than Liens permitted pursuant to Section 6.02(a); provided, however, that no Pension and Post-Employment Benefit Amounts shall be included in any determination hereof; provided, further, that if Consolidated Net Indebtedness as so determined shall be less than zero at any time, Consolidated Net Indebtedness shall be deemed to be zero at such time. For the avoidance of doubt, Consolidated Net Indebtedness includes all Attributable Receivables Indebtedness.
“Consolidated Net Worth” means, at any time, the consolidated shareholders’ equity of the Borrower and the Restricted Subsidiaries (including all redeemable common stock) calculated on a consolidated basis in accordance with GAAP.
“Consolidated Senior Secured Net Indebtedness” means, at any date and without duplication, the aggregate principal amount of Consolidated Net Indebtedness that (x) is secured by a Lien on any property of the Consolidated Financial Covenant Entities and (y) is not Subordinated Indebtedness.
“Consolidated Total Assets” means, as of the date of any determination thereof, the aggregate book value of the total assets of the Consolidated Financial Covenant Entities calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means, at any date and without duplication, the aggregate principal amount of all Indebtedness of the Consolidated Financial Covenant Entities at such date, determined on a consolidated basis in accordance with GAAP plus the aggregate amount of Indebtedness of the Consolidated Financial Covenant Entities relating to the maximum drawing amount of all letters of credit outstanding and to all bankers’ acceptances plus all Indebtedness described in the foregoing of another Person guaranteed by the Consolidated Financial Covenant Entities; provided, however, that no Pension and Post-Employment Benefit Amounts shall be included in any determination hereof. For the avoidance of doubt, Consolidated Total Indebtedness includes all Attributable Receivables Indebtedness.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Obligations” has the meaning assigned to such term in the Dutch Share Pledge.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the aggregate of (a) such Lender’s Revolving Credit Exposure at such time plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in Pounds Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Departing Lender” means each “Revolving Lender” under the Existing Credit Agreement that does not have a Revolving Commitment hereunder and is identified on the Departing Lender Schedule hereto.
“Departing Lender Schedule” means Schedule 1.01(c) hereto, which schedule identifies each Departing Lender as of the Effective Date.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disregarded Entity” means an entity that is disregarded as separate from its owner for U.S. federal income tax purposes.
“Disqualified Institution” means the competitors of the Borrower or its Subsidiaries, set forth in a list (the “DQ List”) provided to the Administrative Agent in an email to JPMDQ_Contact@jpmorgan.com prior to the Amendment No. 3 Effective Date.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“Dutch Share Pledge” means the deed of a disclosed pledge over shares in the capital of Q/g Holland B.V., dated as of April 28, 2014, by and among the Borrower, the Administrative Agent and Q/g Holland B.V.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Early Opt-in Election” means, if the then current Benchmark with respect to U.S. Dollars is LIBOR Rate, the occurrence of:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, statutes, rules, regulations, codes, by-laws, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, and any principle of common law, in each case relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means, except as set forth on Schedule 3.10(b), (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard”, as defined in Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by a Loan

Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of a Loan Party or any of its ERISA Affiliates from any Pension Plan or Multiemployer Plan; or (g) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon a Loan Party or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“euro”, “Euro” and/or “EUR” means the single currency of the Participating Member States of the EU.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Exchange Rate” means, for any Foreign Currency, the rate of exchange therefor as described in clause (b) of the definition of “U.S. Dollar Amount”.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender,

U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 26, 2011, by and among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.
“Existing Leveraged Lease Collateral” means those assets of the Borrower and its Subsidiaries identified on Schedule 1.01(b).
“Existing Leveraged Leases” means the leveraged leases identified in Schedule 1.01(b).
“Extended Loan” means any Extended Revolving Loan or Extended Term A Loan.
“Extended Maturity Date” means November 2, 2026.
“Extended Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20, and (c) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 9.04. The amount of each Revolving Lender’s Extended Revolving Commitment as of the Amendment No. 5 Effective Date is set forth as its “Extended Revolving Commitment” on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Extended Revolving Commitment, as applicable.
“Extended Revolving Lender” means, as of any date of determination, each Lender that has an Extended Revolving Commitment or, if the Extended Revolving Commitments have terminated or expired, a Lender with Extended Revolving Loans.
“Extended Revolving Loan” means a Revolving Loan made by a Lender pursuant to Section 2.01(a) in accordance with such Lender’s Extended Revolving Commitment.
“Extended Term A Loan Lender” means, as of any date of determination, each Lender that holds Extended Term A Loans.
“Extended Term A Loans” means, at any time on or after the Amendment No. 5 Effective Date, any Term A Loans that were initially set forth under the column “Extended Term A Loans” on Schedule 2.01.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate. For the avoidance of doubt, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or any other Loan Party, as applicable.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries, together with all other Consolidated Financial Covenant Entities as calculated in accordance with GAAP, as required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower or any other Loan Party or their respective Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.
“Fiscal Quarter” means, for the Loan Parties and their Subsidiaries, each calendar quarter occurring during a Fiscal Year (i.e. the quarters ending March 31st, June 30th, September 30th and December 31st of a Fiscal Year).
“Fiscal Year” means, for the Loan Parties and their Subsidiaries, each calendar year ending on December 31st.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) or any successor statute thereto, as in effect from time to time, (ii) the Flood Insurance Reform Act of 2004 or any successor statute thereto, as in effect from time to time and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 or any successor statute thereto, as in effect from time to time.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted LIBOR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, CDOR Rate, Adjusted Daily Simple RFR or Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted LIBOR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, CDOR Rate, Adjusted Daily Simple RFR or Central Bank Rate shall be 0.75% per annum.
“Foreign Currencies” means Agreed Currencies other than U.S. Dollars.
“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Free Cash Flow” means, for each Fiscal Year, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year (net of taxes paid or accrued during such Fiscal Year), (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in determining Consolidated Net Income for such Fiscal Year, (iii) decreases in Working Capital during such Fiscal Year, and (iv) the aggregate net amount of noncash loss on the Disposition of property permitted under this Agreement by the Borrower and the Restricted Subsidiaries (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income for such Fiscal Year minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and the Restricted Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures permitted under this Agreement (with the understanding that, for purposes of this clause (ii), (1) no deduction shall be made for the principal amount of Indebtedness directly incurred in connection with such Capital Expenditures, and (2) the Consolidated Financial Covenant Entities shall be entitled to deduct amounts paid in respect of Capital Expenditures permitted under this Agreement that are financed with the Net Proceeds of asset sales or Dispositions that are not required to be applied as prepayments under Section 2.11, or that already have been applied as prepayments under Section 2.11), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such Fiscal Year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such Fiscal Year, (iv) the aggregate amount of all regularly scheduled principal payments of Long-Term Debt of the Borrower and the Restricted Subsidiaries during such Fiscal Year that are permitted under this Agreement (including certain bankruptcy-related obligations of World Color Press in an aggregate amount not to exceed the U.S. Dollar Amount of U.S. $25,000,000 in the aggregate, the Term Loans, the Senior Secured Notes, the Existing Leveraged Leases and the Polish Subsidiary Credit Facility, but excluding payments in respect of any revolving credit facility to the extent there is not a corresponding and equivalent permanent reduction in revolving loan commitments thereunder), (v) increases in Working Capital for such Fiscal Year, (vi) the aggregate amount of cash payments made during such Fiscal Year on account of obligations in respect of pensions and other post-employment benefits in excess of amounts expensed for such obligations during such Fiscal Year, and (vii) the aggregate net amount of non-cash gains on Dispositions of property permitted under this Agreement by the Borrower and the Restricted Subsidiaries (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income. Notwithstanding the foregoing or anything to the contrary set forth herein, (x) no portion of Consolidated Net Income corresponding with a Consolidated Financial Covenant Entity that is not a Loan Party or a Restricted Subsidiary shall be included in a computation of Free Cash Flow, other than any amount thereof that is distributed by such non-Loan Party or non-Subsidiary thereof to a Loan Party or Restricted Subsidiary, which distributed amount shall be included in a computation of Free Cash Flow and (y) Net Proceeds resulting from a Prepayment Event described in clause (a) or (b) of the definition thereof shall not constitute Free Cash Flow for purposes hereof, and any prepayment of the Secured Obligations with such Net Proceeds shall be governed by Section 2.11(b).
“Free Cash Flow Percentage” means (i) 0% at any time the Total Leverage Ratio is less than or equal to 3.00 to 1.00 and (ii) 50% at any time the Total Leverage Ratio exceeds 3.00 to 1.00, in each case, as the Total Leverage Ratio will be tested as and when required in connection with a Free Cash Flow Prepayment Date.
“Free Cash Flow Prepayment Date” means the earlier to occur of the date on which the Borrower is required to deliver to the Administrative Agent the annual audited financials required by Section 5.01(a) for any Fiscal Year and the date on which such annual audited financials are actually delivered for such Fiscal Year.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, department, commission, board, office or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; provided, however, that notwithstanding the foregoing, obligations in respect of performance bonds and commercial letters of credit shall not constitute obligations subject hereto (whether as direct obligations or Guarantees thereof) until such time as the aggregate obligations thereunder (whether or not drawn) exceed the U.S. Dollar Amount of U.S. $50,000,000.
“Hazardous Materials” means all contaminants, vibrations, sound, odor, explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Historical Used Equipment” means items of equipment or fixtures owned by a Loan Party as of the Amendment No. 4 Effective Date that were at some point used in the ordinary course in the day-to-day operations of such Loan Party (including, without limitation, underutilized equipment and equipment located at Plants Designated For Closure or Sale), in each case, to the extent such equipment or fixture is being retired or is otherwise obsolete, scrap, worn out or no longer useful to the conduct of the business of the Loan Parties.
“Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure, respectively, (ii) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of the Borrower, the other Loan Parties and the Restricted Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by a Loan Party or a Restricted Subsidiary, (iv) each Lender and Affiliate of such Lender in respect of Banking Services Agreements entered into with such Person by a Loan Party or a Restricted Subsidiary, (v) each Person who is a Lender (or who was a Lender at the time such Loan Party or such Restricted Subsidiary entered into such Swap Agreement) and Affiliate of such Person in respect of Swap Agreements entered into with such Person by a Loan Party or a Restricted Subsidiary, (vi) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (vii) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“IEDB Transfers” means transfers of title to equipment or real property of the Borrower or one or more Restricted Subsidiaries to state or local industrial or economic development boards or corporations (or similar Governmental Authorities) in connection with tax restructurings by the Borrower or any Restricted Subsidiary; provided, that (x) the Borrower or the applicable Restricted Subsidiary shall retain the full use, benefit and enjoyment of such equipment or real estate, (y) the Administrative Agent shall maintain a Lien upon such equipment or real property with the priority required by the Collateral Documents, to the extent such equipment or real property constitutes (or is required to constitute) Collateral, and (z) such transfer shall not limit, inhibit, or impair the Administrative Agent’s rights or remedies in respect of such equipment or real estate.
“Immaterial Foreign Subsidiary” means, on any date of determination, any Foreign Subsidiary with assets less than U.S. $25,000,000; provided, that if all such Foreign Subsidiaries concurrently subject to actions or events described in Sections 7.01(h), (i) or (j) shall have assets of greater than U.S. $50,000,000 in the aggregate, then no Foreign Subsidiary shall constitute an Immaterial Foreign Subsidiary, and any event under such clauses shall constitute an Event of Default, irrespective of such Foreign Subsidiary’s assets.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBOR Rate”.
“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such

Person in respect of the deferred purchase price of property or services (excluding (1) current accounts payable incurred in the ordinary course of business, (2) obligations to officers, directors and employees evidencing deferred compensation, and (3) guaranteed salary continuation amounts resulting from and which are payable upon the death of an officer, director or employee), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Off-Balance Sheet Liabilities of such Person and all Attributable Receivables Indebtedness of such Person, (i) all Capital Lease Obligations of such Person, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) the aggregate amount of all net obligations (whether absolute or contingent) under Swap Agreements of such Person (with net amount being the termination value thereof), (m) earn-out payments to the extent fully and finally determined, and (n) obligations of such Person under Sale and Leaseback Transactions; provided, however, that obligations in respect of performance bonds and commercial letters of credit shall not constitute Indebtedness until such time as the aggregate obligations thereunder (whether or not drawn) exceed the U.S. Dollar Amount of U.S. $25,000,000. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude Pension and other Post-Employment Benefit Amounts and MEPP Exit Expenses.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) cash Consolidated Interest Expense for such period.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit K-2 or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each Fiscal Quarter and each Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) each Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and each Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and each Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, in the case of any Loan denominated in Canadian Dollars, one or three months thereafter) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Bank” means (i) JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (ii) each other Lender specified on Schedule 2.06 as an issuer of an Existing Letter of Credit, in its capacity as an issuer of Letters of Credit hereunder, (iii) Bank of America, N.A., U.S. Bank National Association, PNC Bank, National Association, Fifth Third Bank, National Association, BMO Harris Bank, N.A. and Citizens Bank, N.A., each in its capacity as an issuer of Letters of Credit hereunder, and (iv) each other Lender that agrees to act as an Issuing Bank hereunder and that is approved by the Borrower and the Administrative Agent, in each case together with its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“Issuing Bank Sublimits” means, as of the Amendment No. 5 Effective Date, (i) U.S. $11,450,000.00, in the case of JPMorgan, and (ii) U.S. $11,425,000.00 in the case of each of U.S. Bank National Association, PNC Bank, National Association, Fifth Third Bank, National Association, BMO Harris Bank, N.A., Bank of America, N.A. and Citizens Bank, N.A, or, in each case, such greater amount as may be agreed between such Issuing Bank and the Borrower, and notified to the Administrative Agent. After the Amendment No. 5 Effective Date, the Issuing Bank Sublimit of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“Japanese Yen” or “Yen” means the lawful currency of Japan.
“Joint Lead Arrangers” means JPMorgan, U.S. Bank National Association, PNC Capital Markets LLC, Fifth Third Bank, National Association, BMO Capital Markets Corp., BofA Securities, Inc. and Citizens Bank, N.A. in their capacities as joint lead arrangers and joint bookrunners.
“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors and assigns.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn U.S. Dollar Amount of all Letters of Credit outstanding at such time plus (b) the aggregate U.S. Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.
“Letter of Credit” means a letter of credit issued pursuant to Section 2.06 hereof.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“LIBOR” has the meaning assigned to such term in Section 1.06.
“LIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any Interest Period, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to U.S. Dollars then the LIBOR Rate shall be the Interpolated Rate.
“LIBOR Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBOR Screen Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, but excluding the interest of a lessor under an operating lease or a lease which is or would have been an operating lease on the date of this Agreement, but is subsequently required to be included on a balance sheet as a result of a change in GAAP, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means, at any time, the sum of (a) unrestricted cash and Permitted Investments of the Borrower and its Restricted Subsidiaries at such time maintained in accounts in the United States and that are not subject to any Liens other than Liens permitted pursuant to Section 6.02(a), plus (b) the aggregate amount of unused Revolving Commitments at such time.
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection herewith by the Borrower or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any promissory notes issued pursuant to Section 2.10 of this Agreement, any Letter of Credit applications and Letter of Credit Agreements and any other agreements between the Borrower and an Issuing Bank regarding the issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Borrower and such Issuing Bank in connection thereunder, the Collateral Documents, the Loan Party Guaranty, the Amendment No. 3 Reaffirmation Agreement, the Amendment No. 5 Reaffirmation Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders, any amendments, modifications or supplements thereto or waivers thereof, and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, legal opinions issued in connection with the other Loan Documents, UCC filings, flood determinations and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrower and the Loan Party Guarantors.
“Loan Party Guarantor” means, with respect to all of the Secured Obligations, (x) each Material Domestic Subsidiary that is a Restricted Subsidiary and that is required to become a party to the Loan Party Guaranty or that is designated as a Loan Party Guarantor under the Loan Party Guaranty by the Borrower (including pursuant to a joinder or supplement thereto) and (y) each Subsidiary organized under the laws of Mexico (or a political subdivision thereof); provided, that no Collateral shall be required to secure such Mexican Subsidiary’s guaranty obligations unless granted in accordance with Section 5.09 hereof; provided, further, that no Receivables Entity shall be required to be a Loan Party Guarantor so long as it remains party to a Permitted Receivables Facility. The Loan Party Guarantors as of the Effective Date are identified as such in Schedule 3.01 hereto.

“Loan Party Guaranty” means that certain Second Amended and Restated Loan Party Guaranty dated as of the date hereof and executed by each Loan Party in favor of the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (including, without limitation, the Revolving Loans and the Term Loans).
“Local Time” means (i) Chicago, IL time in the case of a Loan, Borrowing or LC Disbursement denominated in U.S. Dollars and (ii) local time at the place of the relevant Loan or Borrowing (or such earlier local time as is necessary for the relevant funds to be received and transferred to the Administrative Agent for same day value on the date the relevant reimbursement obligation is due) in the case of a Loan or Borrowing which is denominated in a Foreign Currency.
“Long-Term Debt” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, results of operations, property or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents as and when such obligations are required to be performed thereunder, or (c) the validity or enforceability of any Loan Document or the rights or remedies of the Administrative Agent or the Lenders under such Loan Document or the perfection or priority of any material Lien granted by a Loan Party in favor of the Administrative Agent or any Holder of Secured Obligations.
“Material Domestic Subsidiary” means each Domestic Subsidiary (a) that is a Restricted Subsidiary and (b)(i) which, as of the most recent Fiscal Quarter of the Borrower, for the period of four consecutive Fiscal Quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of that portion of Consolidated EBITDA or Consolidated Total Assets of all Domestic Subsidiaries that are Restricted Subsidiaries but are not Material Domestic Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA for any such period or ten percent (10%) of Consolidated Total Assets as of the end of any such Fiscal Quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent, provided that the Administrative Agent will consult with the Borrower as part of such process) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to cause that portion of Consolidated EBITDA or Consolidated Total Assets held by Domestic Subsidiaries that are Restricted Subsidiaries but are not Material Domestic Subsidiaries to equal or be less than ten percent (10%) of Consolidated EBITDA or Consolidated Total Assets, as applicable, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries on and after the date of such designation; provided, further, if a Subsidiary which does not meet the aforementioned 5% requirement is designated by the Borrower as a Material Domestic Subsidiary, becomes a Loan Party Guarantor, and delivers all applicable Collateral Documents in accordance with Section 5.09, then such Subsidiary shall be deemed to be a Material Domestic Subsidiary for purposes hereof, and shall not be counted toward the 10% non-Material Domestic Subsidiary basket described above.

“Material Foreign Subsidiary” means each Foreign Subsidiary that is a Restricted Subsidiary (i) which, as of the most recent Fiscal Quarter of the Borrower, for the period of four consecutive Fiscal Quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of that portion of Consolidated EBITDA or Consolidated Total Assets of all Foreign Subsidiaries that are Restricted Subsidiaries but not Material Foreign Subsidiaries exceeds fifteen percent (15%) of Consolidated EBITDA for any such period or fifteen percent (15%) of Consolidated Total Assets as of the end of any such Fiscal Quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent, provided that the Administrative Agent will consult with the Borrower as part of such process) shall designate sufficient Foreign Subsidiaries that are Restricted Subsidiaries as “Material Foreign Subsidiaries” to cause that portion of Consolidated EBITDA or Consolidated Total Assets held by Foreign Subsidiaries that are Restricted Subsidiaries but not Material Foreign Subsidiaries to equal or be less than fifteen percent (15%) of Consolidated EBITDA or Consolidated Total Assets, as applicable, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Foreign Subsidiaries on and after the date of such designation; provided, further, if a Subsidiary which does not meet the aforementioned 5% requirement is designated by the Borrower as a Material Foreign Subsidiary, and such Subsidiary’s Equity Interests are pledged to the Administrative Agent in accordance with this Agreement (if such pledge is required at all), then such Subsidiary shall be deemed to be a Material Foreign Subsidiary for purposes hereof, and shall not be counted toward the 10% non-Material Foreign Subsidiary basket described above.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties and Restricted Subsidiaries in an aggregate principal amount exceeding the U.S. Dollar Amount of U.S. $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means the Extended Maturity Date or the Non-Extended Maturity Date, as applicable.
“Maximum Rate” has the meaning assigned to such term in Section 9.17.
“MEPP Exit Expense” means expenses not in excess of the U.S. Dollar Amount of U.S. $150,000,000 which may be incurred by the Borrower and the Restricted Subsidiaries in connection with the termination of or withdrawal from certain Multi-Employer Plans.
“MIRE Event” means, if there are any Mortgaged Real Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including any Incremental Term Loans or any other incremental credit facilities pursuant to Section 2.20 or otherwise, but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means each mortgage, charge, deed of trust, hypothec or other agreement (if any) which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the

Administrative Agent and the Holders of Secured Obligations, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.
“Mortgage Instrument” means (x) such title reports, title insurance, flood certifications, FEMA forms (where applicable), flood insurance (where applicable), opinions of counsel, surveys, appraisals, environmental reports (if any), and environmental indemnity signed by each of the Loan Parties granting a Mortgage as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent, in accordance with this Agreement and the other Loan Documents, and (y) such other items reasonably required by Administrative Agent with respect to each parcel of real property owned by any Loan Party as of the Effective Date subject to a Mortgage, including, without limitation, leasehold mortgage protection agreements; provided, however, that with respect to those real properties identified by the Borrower to the Administrative Agent on or prior to the Effective Date as those being owned or to be owned by the Loan Parties on the Effective Date, the Administrative Agent confirms it has received all environmental reports and appraisals required by it.
“Mortgaged Real Property” means each parcel of real property subject to, or required to be subject to, pursuant to any Loan Document, a Mortgage.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which a Loan Party or any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
“Nonqualified Deferred Compensation Plan” means an unfunded plan, arrangement, program or agreement maintained primarily for the purpose of providing deferred compensation, including supplemental and excess benefits, for a select group of management or highly compensated employees within the meaning of Section 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulations Section 2520.104-23.
“Non Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-Extended Loan” means any Non-Extended Revolving Loan or Non-Extended Term A Loan.
“Non-Extended Maturity Date” means January 31, 2024.

“Non-Extended Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20, and (c) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 9.04. The amount of each Revolving Lender’s Non-Extended Revolving Commitment as of the Amendment No. 5 Effective Date is set forth as its “Non-Extended Revolving Commitment” on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Non-Extended Revolving Commitment, as applicable.
“Non-Extended Revolving Lender” means, as of any date of determination, each Lender that has a Non-Extended Revolving Commitment or, if the Non-Extended Revolving Commitments have terminated or expired, a Lender with Non-Extended Revolving Loans.
“Non-Extended Revolving Loan” means a Revolving Loan made by a Lender pursuant to Section 2.01(a) in accordance with such Lender’s Non-Extended Revolving Commitment.
“Non-Extended Term A Loan Lender” means, as of any date of determination, each Lender that holds Non-Extended Term A Loans.
“Non-Extended Term A Loans” means, at any time on or after the Amendment No. 5 Effective Date, any Term A Loans that were initially set forth under the column “Non-Extended Term A Loans” on Schedule 2.01.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, charges, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding by or against the Borrower or any Affiliate thereof, regardless of whether allowed or allowable in such proceeding), obligations, covenants, duties and liabilities of the Loan Parties and the Restricted Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, in their respective capacities as Lenders, Administrative Agent, Issuing Banks or other indemnified parties, existing on the Effective Date or arising thereafter, direct or indirect (including those acquired by assumption), joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents, or otherwise with respect to any Loan or Letter of Credit; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party. Without limiting the foregoing, the Obligations include the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction to which such Person is a party which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person.
“Other Benchmark Rate Election” means, with respect to any Loan denominated in U.S. Dollars, if the then-current Benchmark is the LIBOR Rate, the occurrence of:
(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and
(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBOR Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parallel Debt” has the meaning assigned to such term in the Dutch Share Pledge.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c)(i).
“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
“Participating Member State” means any member state of the EU that adopts or has adopted the euro as its lawful currency in accordance with legislation of the EU relating to economic and monetary union.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Revolving Lender.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension and Post-Employment Benefit Amounts” means liabilities for pensions and other post-employment benefits which are or would be properly reflected on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.
“Pension Plan” means any Benefit Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate thereof is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Permitted Acquisition” means any Acquisition (whether by purchase, merger, amalgamation, consolidation or otherwise but excluding in any event a Hostile Acquisition) if, at the time of and immediately after giving effect thereto:
(a) no Default has occurred and is continuing or would arise after giving effect thereto;
(b) such Person or division or line of business is engaged in the same or a similar line of business as a Loan Party or Restricted Subsidiary or business reasonably related or complementary thereto;
(c) all actions required to be taken with respect to any acquired or newly formed Restricted Subsidiary under Section 5.09 shall have been taken;
(d) subject to the remainder of this definition, the Loan Parties and the Restricted Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such Acquisition (but without giving effect to any synergies or cost savings), with the covenants contained in Section 6.11 recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds the U.S. Dollar Amount of U.S. $150,000,000 (including, without limitation, fully and finally determined deferred purchase price amounts, fully and finally determined earn-out payments, assumptions of Indebtedness, and issuances of seller notes), the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent;
(e) in the case of a merger, amalgamation or consolidation involving a Loan Party or a Restricted Subsidiary, a Loan Party or a Restricted Subsidiary, as applicable, is the surviving entity or successor entity of such merger, amalgamation and/or consolidation;
(f) [reserved]; and
(g) if the Total Leverage Ratio is or will be greater than 3.00 to 1.00 at the time of, or after giving effect on a Pro Forma Basis to, any acquisition, the aggregate consideration paid in respect of such acquisition (including, without limitation, fully and finally determined deferred purchase price amounts, fully and finally determined earn-out payments, assumptions of Indebtedness, and issuances of seller notes) shall not exceed the U.S. Dollar Amount of U.S. $100,000,000 (with the understanding that such U.S. $100,000,000 limitation shall not apply when the Total Leverage Ratio is or will be less than or equal to 3.00 to 1.00 at the time of, or after giving effect on a Pro Forma Basis, to the applicable acquisition).
“Permitted Acquisition Debt” means Indebtedness corresponding with assets or a Restricted Subsidiary acquired pursuant to a Permitted Acquisition; provided, that the following restrictions and limitations shall govern such Indebtedness:
(i) such Indebtedness is not incurred in contemplation of the applicable Permitted Acquisition;
(ii) the aggregate principal amount thereof, when taken together with all other consideration paid in respect of such Permitted Acquisition, does not exceed any limit on Permitted Acquisition consideration;
(iii) the Borrower is in compliance, on a Pro Forma Basis, with Section 6.11 after any incurrence of such Indebtedness (or any increase in the aggregate principal amount thereof or extension of the stated maturity date therefor permitted under clause (iv) below) and no Default is then outstanding or would result therefrom;
(iv) the aggregate principal amount thereof shall not be increased and the stated maturity date therefor shall not be extended beyond the date in effect at the time the applicable Permitted Acquisition is consummated, and such Indebtedness shall not otherwise be refinanced, renewed or replaced with Indebtedness of a similar type; provided, that the foregoing shall not apply (x) if a Foreign Subsidiary is the primary obligor for such Indebtedness, (y) if such Indebtedness is unsecured or only secured by real property that does not constitute (and is not required to constitute) Collateral, or (z) with respect to up to the U.S. Dollar Amount of U.S. $25,000,000 in the aggregate of Permitted Acquisition Debt owing by the Borrower and/or any Domestic Subsidiary that is a Restricted Subsidiary and that is secured by assets other than real estate, so long as, with respect to the Permitted Acquisition Debt subject to this clause (z), the aggregate principal amount thereof does not increase beyond such U.S. $25,000,000 limitation, no assets shall secure such Permitted Acquisition Debt other than those securing such Indebtedness at the time the corresponding Permitted Acquisition is consummated, and no Person guarantees such Indebtedness other than the Borrower, and then only on an unsecured basis and if the

Total Net Leverage Ratio is less than 3.00 to 1.00 on a Pro Forma Basis after giving effect to the Permitted Acquisition corresponding therewith and the entry into such guaranty by the Borrower;
(v) if a Foreign Subsidiary that is a Restricted Subsidiary is the primary obligor for such Indebtedness, such Indebtedness is permitted under (and counts toward the limitation set forth in) Section 6.01(l); and
(vi) if a Foreign Subsidiary is the primary obligor for such Indebtedness, no Domestic Subsidiary that is a Restricted Subsidiary shall guaranty such Indebtedness, neither the Borrower nor any Domestic Subsidiary that is a Restricted Subsidiary shall grant any Lien to secure such Indebtedness, a Foreign Subsidiary that is a Restricted Subsidiary shall be entitled to grant a Lien to secure such Indebtedness only if such Lien is otherwise permitted under Section 6.02, and the Borrower may only guaranty such Indebtedness, on an unsecured basis, if the Total Net Leverage Ratio is less than 3.00 to 1.00 on a Pro Forma Basis after giving effect to the Permitted Acquisition corresponding therewith and the entry into such guaranty.
“Permitted Cash Restructuring Charges” means an aggregate amount for any Fiscal Year in respect of cash restructuring charges not in excess of U.S. $100,000,000; provided, that amounts in excess of U.S. $25,000,000 for any Fiscal Year shall be limited to (i) plant closures, (ii) employee severance payments, (iii) equipment relocation and (iv) lease and contract termination costs; provided, further, that all calculations of savings from synergies resulting under or in connection with the foregoing clauses (i) through (iv) shall be required to be approved by the Administrative Agent prior to the inclusion thereof.
“Permitted Corporate Restructuring Transactions” means transactions entered into to facilitate corporate restructurings otherwise permitted by this Agreement or lawful tax planning (and in any event unrelated to an insolvency, bankruptcy, workout or similar event), which transactions are comprised of loans, capital contributions, or other transfers (in each case consisting exclusively of book entries, cash (by wire or otherwise) or intercompany obligations and not any other type of asset) (a) by Loan Parties to non-Loan Party Subsidiaries that are Restricted Subsidiaries, (b) by non-Loan Party Subsidiaries that are Restricted Subsidiaries to Loan Parties, (c) by Loan Parties or Restricted Subsidiaries to Unrestricted Subsidiaries or (d) by Unrestricted Subsidiaries to Loan Parties or Restricted Subsidiaries, but only if the amount of such transfers is returned to the applicable Person in the same form as made (i.e., a cash capital contribution shall be returned in cash) promptly, but in no event later than the Business Day next following the date of the initial transfer; provided, however, that (A) if any of the foregoing transactions shall involve transfers of funds from the Borrower or a Subsidiary to the Borrower or any other Subsidiary, such transfers shall be accomplished by (i) book entries on the accounts of the Borrower or such Subsidiary maintained with the Administrative Agent or (ii) wire transfers to accounts of the Borrower or such Subsidiary maintained with the Administrative Agent or its Affiliates; (B) such transactions shall not be detrimental to the interests of the Lenders and shall occur at a time when no Default shall have occurred and be continuing; and (C) the Borrower has given the Administrative Agent at least 10 days (or such lesser number of days as the Administrative Agent may agree) prior written notice of its intent to engage in or cause such transactions, accompanied by a reasonably detailed description of same.
“Permitted Encumbrances” means:
(a)Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or have not been delinquent for in excess of ninety (90) days, or are being contested in compliance with Section 5.04; provided, that no more than the U.S. Dollar Amount of U.S. $50,000,000 of aggregate obligations subject to Liens under this clause (a) may be delinquent for more than 90 days and constitute Permitted Encumbrances;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or obligations in an aggregate amount not in excess of the U.S. Dollar Amount of U.S. $50,000,000, or which are being contested in compliance with Section 5.04;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);
(f)easements, zoning restrictions, zoning by-laws, municipal by-laws and regulations, development agreements, site plan agreements, municipal agreements, encroachment agreements, restrictive covenants and other restrictions, reservations, covenants, conditions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the applicable Loan Party or Restricted Subsidiary and notwithstanding anything to the contrary herein, with respect to leasehold interests under which a Loan Party or a Restricted Subsidiary is the tenant, mortgages, obligations, liens and other encumbrances affecting the landlord’s interest in the real property; and
(g)title defects, encroachments or irregularities which are of a minor nature and which in the aggregate do not materially impair the value of any real property or the use of the affected property for the purpose for which it is used by that Person;
provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Foreign Subsidiary Indebtedness Amount” means, with respect to any incurrence of any Indebtedness or guaranty, (a) the U.S. Dollar Amount of the greater of U.S. $200,000,000 and 10% of Consolidated Total Assets (as determined based upon the last audited financials received by the Administrative Agent pursuant to Section 5.01(a)) at any time the Total Leverage Ratio is equal to or less than 3.00 to 1.00 (both before and after giving effect thereto on a Pro Forma Basis), and (b) an aggregate amount not to at any time exceed the U.S. Dollar Amount of U.S. $100,000,000 at any time the Total Leverage Ratio is greater than 3.00 to 1.00 (either before and after giving effect thereto on a Pro Forma Basis), provided, that (i) if any Indebtedness or guarantee was permitted because the Total Leverage Ratio was equal to or less than 3.00 to 1.00 (both before and after giving effect thereto on a Pro Forma Basis), but subsequent thereto, the Total Leverage Ratio exceeds 3.00 to 1.00, such Indebtedness or guarantee shall remain a permitted transaction under this definition and (ii) the availability of the U.S. $100,000,000 amount set forth in the foregoing clause (b) shall be reduced by the aggregate principal amount of all Indebtedness or guarantees incurred when the Total Leverage Ratio was equal to or less than 3.00 to 1.00 (both before and after giving effect thereto on a Pro Forma Basis).
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than U.S. $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least U.S. $5,000,000,000.
“Permitted Note Collateral” means (i) those assets of the Borrower and the Restricted Subsidiaries identified on Schedule 1.01(a) and (ii) additional equipment and real estate owned by the Borrower and the Restricted Subsidiaries to the extent permitted under Section 6.02(l).
“Permitted Private Placement Debt” means private placement term (and not revolving) Indebtedness incurred by the Borrower or one or more Restricted Subsidiaries, which Indebtedness shall be similar to the Senior Secured Notes and shall not be evidenced by a high yield offering, asset securitization transaction, revolving credit facility or other similar credit facility (including tranche B term loans, tranche C term loans, or similar institutional term loans); provided, that the aggregate outstanding principal balance of all such Indebtedness shall not exceed U.S. $125,000,000 at any time.
“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale, transfer or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) either (i) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, or (ii) directly to third-party investors on a true-sale basis and applying securitization principles (both from a legal and an accounting perspective), in return for cash, pursuant to the Permitted Receivables Facility Documents, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Borrower and the Subsidiaries which are transferred, sold or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold or pledged to the Receivables Entity and all proceeds thereof and (ii) loans to the Borrower and the Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and the Subsidiaries which are made pursuant to the Permitted Receivables Facility.
“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Borrower or any of its Restricted Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any way to the interests of the Lenders and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Permitted Receivables Related Assets” means any other assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).
“Permitted Term Debt” means term, and not revolving, Indebtedness that is owing by the Borrower (which Indebtedness may take the form of senior secured or junior secured notes, in each case whether issued in a public offering, Rule 144A or other private placement, or senior secured or junior secured term loans, in each case, with any such Indebtedness being secured on terms contemplated by Section 6.02(m)) and (i) has a final maturity date that occurs no earlier than 91 days after the Extended Maturity Date is scheduled to occur, (ii) the representations, warranties, covenants and events of default set forth in the agreements, documents and instruments evidencing such Indebtedness are not more onerous or restrictive in any material respect than those set forth in the Loan Documents (with the understanding that any financial covenant, negative covenant or event of default that is more onerous or restrictive (or, with respect to events of default, is triggered more quickly or is tied to a standard that is more easily violated than one set forth in the Loan Documents) shall be automatically deemed to be material for purposes hereof) and (iii) such Indebtedness shall not receive the benefit of Guarantees or other credit support unless the Holders of Secured Obligations also receive the benefit thereof on an equal and ratable basis, or on a senior basis (and the documentation in respect of such ratable or junior sharing being in form and substance acceptable to the Administrative Agent); provided, that the aggregate outstanding principal balance of all such Indebtedness shall not at any time exceed an amount equal to U.S. $500,000,000 minus the aggregate amount of all increases of the Revolving Commitments and Incremental Term Loans made pursuant to Section 2.20.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.
“Plants Designated For Closure or Sale” means manufacturing plants owned, leased or subleased by Loan Parties or their Subsidiaries as of the Amendment No. 4 Effective Date that are sold, transferred, assigned, leased, subleased, earlier terminated or otherwise Disposed of to Persons that are not Affiliates, or that are closed or otherwise cease operations in order to achieve synergies and cost savings, or because such plants are underutilized or unprofitable.
“Pledge Subsidiary” means, subject to the Applicable Pledge Percentage, (i) each Domestic Subsidiary and (ii) each First Tier Foreign Subsidiary.
“Polish Subsidiary” means Quad/Winkowski SP.ZO.O, an entity organized under the laws of Poland.
“Polish Subsidiary Credit Facility” means that certain Facilities Agreement dated December 16, 2008 by and between Quad/Winkowski SP.ZO.O, as Borrower, and Bank Polska Kasa Opieka S.A. as Lender, as it may be amended, supplemented, or otherwise modified from time to time.
“Pounds Sterling” or “Sterling” means the lawful currency of the United Kingdom.
“Prepayment Event” means the following:
(a)any sale, transfer or other Disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of any Loan Party or Restricted Subsidiary, other than (1) sales, transfers or Dispositions described in Sections 6.03(a)(iii), (a)(iv), (a)(v)(A) through (E), and (a)(vi) through (a)(viii), (2) any sale, transfer or Disposition by a Foreign Subsidiary that is a Restricted Subsidiary unless the Net Proceeds resulting therefrom are transferred (via dividend, distribution or otherwise) to a Loan Party, (3) any sale, transfer or other Disposition of any Existing Leveraged Lease Collateral or Permitted Note Collateral, or other assets permitted hereunder to secure the Senior Secured Notes, the Existing Leveraged Leases or any Permitted Private Placement Debt, if the Net Proceeds resulting therefrom are required, pursuant to the terms of the Senior Secured Notes as in effect on the Effective Date, the Existing Leveraged Leases as in effect on the Effective Date, or such Permitted Private Placement Debt as in effect on the date of incurrence thereof, as applicable, to prepay Indebtedness owing thereunder as a mandatory prepayment or in order to reduce the amount of such Indebtedness in order to remain in compliance with overcollateralization, asset coverage or other similar covenants or requirements, or if such Net Proceeds must continue to secure the Senior Secured Notes, the Existing Leveraged Leases or such Permitted Private Placement Debt, as applicable, and are prohibited as of the Effective Date (or the incurrence date for the applicable Permitted Private Placement Debt) to be used for any other purpose, and (4) amounts under Permitted Corporate Restructuring Transactions;
(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Restricted Subsidiary (subject to the reinvestment provisions set forth in Section 2.11);
(c)the occurrence of a Free Cash Flow Prepayment Date; provided, that (i) no Free Cash Flow Prepayment Date shall be deemed to occur prior to March 31, 2020 and (ii) the Total Leverage

Ratio will be tested by the Borrower on each Free Cash Flow Prepayment Date for the Fiscal Year corresponding with such Free Cash Flow Prepayment Date to determine whether a Prepayment Event has occurred;
(d)the incurrence of any Indebtedness under clauses (n) or (r) of Section 6.01; or
(e)the consummation of one or more Sale and Leaseback Transactions where the aggregate cash consideration resulting therefrom exceeds the U.S. Dollar Amount of U.S. $25,000,000.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Pro Forma Basis” means, with respect to any event and to the Administrative Agent’s reasonable satisfaction, that the Borrower is in compliance on a pro forma basis as of the end of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01, with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of such four fiscal quarter period.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Agreement” means (i) the Arrangement Agreement, dated as of January 25, 2010, between the Borrower and World Color Press, (ii) the Plan of Arrangement to be submitted to the Quebec Superior Court and (iii) all exhibits, schedules and disclosure letters thereto, as the same may be amended or modified.
“Purchase Offer” means an offer by the Borrower to purchase Term Loans pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.24.
“Receivables” means all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise)).
“Receivables Entity” means a wholly-owned Restricted Subsidiary which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Borrower or any other Restricted Subsidiary in any way (other than pursuant to Standard

Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Receivables Sellers” means the Borrower and the Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBOR Rate, 11:00 a.m., London time, ) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (5) if such Benchmark is the CDOR Rate, 10:15 a.m., Toronto, Ontario time, on the date of such setting or (6) if such Benchmark is none of the LIBOR Rate, the EURIBOR Rate, the TIBOR Rate, the CDOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning assigned to such term in Section 9.04.
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Reinvestment Period” means, with respect to any Net Proceeds to be applied as a mandatory prepayment under Section 2.11, 360 days after receipt by the applicable Loan Party or Restricted Subsidiary of such Net Proceeds.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in U.S. Dollars, the Adjusted LIBOR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Rate, or (v) with respect to any Borrowing denominated in Pounds Sterling, the applicable Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in U.S. Dollars, the LIBOR Screen Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, or (iv) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the TIBOR Screen Rate, as applicable.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the Aggregate Credit Exposure and unused Aggregate Commitment at such time.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any Financial Officer, the Chief Executive Officer of the Borrower, and the general counsel of the Borrower.

“Restricted Intercompany Transactions” means, without duplication, each of the following to occur subsequent to the Effective Date:
(a)all sales, transfers, assignments and other Dispositions of assets, other than Historical Used Equipment, by Loan Parties to non-Loan Party Restricted Subsidiaries, and by Loan Parties or Restricted Subsidiaries to Unrestricted Subsidiaries, Affiliates of any Loan Party or Restricted Subsidiary, or Persons in which a Loan Party or Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof;
(b)Indebtedness of non-Loan Party Restricted Subsidiaries to Loan Parties, and Indebtedness of Unrestricted Subsidiaries, Affiliates of any Loan Party or Restricted Subsidiary, or Persons in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof to Loan Parties or Restricted Subsidiaries, including, without limitation, all loans and advances described in Section 6.04 (with all such Indebtedness being calculated on an outstanding or drawn basis, and with Indebtedness directly owing between two parties being netted against each other);
(c)all investments by Loan Parties in non-Loan Party Restricted Subsidiaries, and all investments by Loan Parties and Restricted Subsidiaries in Unrestricted Subsidiaries, Affiliates of any Loan Party or Restricted Subsidiary, and Persons in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof;
(d)Guarantees by Loan Parties of Indebtedness owing by non-Loan Party Domestic Subsidiaries that are Restricted Subsidiaries and Guarantees by Loan Parties and Restricted Subsidiaries of Indebtedness owing by (i) Domestic Subsidiaries thereof that are Unrestricted Subsidiaries, (ii) Affiliates of any Loan Party or Restricted Subsidiary organized under the laws of the United States of America (or political subdivisions thereof) and (iii) Persons organized under the laws of the United States of America (or political subdivisions thereof) and in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof (including, without limitation, Guarantees consisting of Letters of Credit issued hereunder for the benefit of any such Person); provided, that a payment by the applicable guarantor in respect of any such guarantee shall not constitute an additional Restricted Intercompany Transaction for purposes of determining compliance with the Restricted Intercompany Transaction Amount;
(e)(i) a Loan Party’s repurchase of its Equity Interests from a non-Loan Party Restricted Subsidiary and (ii) a Loan Party’s or a Restricted Subsidiary’s repurchase of its Equity Interests from an Unrestricted Subsidiary;
(f)a Permitted Acquisition by the Borrower or any Restricted Subsidiary of any Person designated as an Unrestricted Subsidiary at the time of such Permitted Acquisition; and
(g)any designation of any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 5.10(a).
“Restricted Intercompany Transactions Amount” means, in respect of Restricted Intercompany Transactions, an aggregate amount not to at any time exceed the U.S. Dollar Amount of U.S. $25,000,000; provided, that the aggregate amount of Restricted Intercompany Transactions at any time shall be determined net of the aggregate amount of all dividends, distributions and similar amounts received by the holder thereof in respect of any investment constituting a Restricted Intercompany Transaction, and by the amount of Net Proceeds received by such holder upon the sale of any such investment.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party or Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Loan Party or such Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in such Loan Party or such Restricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
“Retiree Welfare Plan” means any employee benefit welfare plan as defined in Section 3(1) of ERISA in respect of which a Loan Party or an ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA and which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revaluation Date” means: (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Commitment” means, with respect to each Lender, the Extended Revolving Commitment or the Non-Extended Revolving Commitment, if any, of such Lender. The aggregate amount of the Revolving Lenders’ Revolving Commitments on the Amendment No. 5 Effective Date is U.S. $432,526,581.96. For the avoidance of doubt, at all times prior to the Non-Extended Maturity Date, all Revolving Commitments (including any obligation of the Revolving Lenders to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder) shall be treated as a single tranche and on a ratable basis across all Classes of Revolving Commitments, except as otherwise provided under Sections 2.09(a) and 2.10(a).
“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal U.S. Dollar Amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if all of the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01(a).
“Revolving Loan Maturity Date” means, with respect to any Lender, the Maturity Date applicable to the Revolving Commitment or Revolving Loans of such Lender.

“RFR” means, for any RFR Loan denominated in Pounds Sterling, SONIA.
“RFR Administrator” means the SONIA Administrator.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the EU, any EU member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the EU, any EU member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“SEC” means the United States Securities and Exchange Commission.
“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Securities Act” means the United States Securities Act of 1933.
“Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Senior Secured Indebtedness” means, individually or collectively as the context may require, the Revolving Loans, the Term A Loans, the Senior Secured Notes, and any Permitted Private Placement Debt.
“Senior Secured Leverage Ratio” has the meaning assigned to such term in Section 6.11(c).
“Senior Secured Note Agreement” means that certain Note Agreement dated as of September 1, 1995 between the Borrower and certain Restricted Subsidiaries, as Obligors, and the Purchasers named therein, as it may be amended, supplemented or otherwise modified from time to time.
“Senior Secured Notes” means all notes issued from time to time pursuant to the Senior Secured Note Agreement, including without limitation, the Senior Secured Notes outstanding as of the Amendment No. 5 Effective Date. As of November 2, 2021, the aggregate outstanding principal amount of the Senior Secured Notes was U.S. $238,739,000.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvency Certificate” means a certificate signed by the chief financial officer, chief accounting officer or other financial officer of the Borrower substantially in the form attached hereto as Exhibit L or any other form approved by the Administrative Agent.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Specified Term A Loans” has the meaning assigned to such term in Amendment No. 5.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBOR Rate, the Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” means any Indebtedness for borrowed money of any Loan Party or any Restricted Subsidiary that is extended or offered by a Person that is not a Consolidated Financial Covenant Entity or an Affiliate thereof, and the payment of which is contractually subordinated to payment of the Secured Obligations.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by any Loan Party or any subsidiary or subsidiaries thereof.
“Subsidiary” means any subsidiary of the Borrower or any other Loan Party. Persons in which Loan Parties and Subsidiaries thereof own no more than 50% of the voting Equity Interests thereof shall not constitute Subsidiaries.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties or Restricted Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of any Loan Party or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Person who is a Lender (or who was a

Lender at the time such Loan Party or such Restricted Subsidiary entered into such Swap Agreement) or an Affiliate of such Person, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).
“Swingline Lender” means, collectively and individually as the context shall require, each of JPMorgan Chase Bank, N.A. and such other Revolving Lenders as may be mutually agreed between the Borrower, the Administrative Agent and such Revolving Lender, each in its capacity as a lender of Swingline Loans hereunder. As of the Amendment No. 5 Effective Date, JPMorgan Chase Bank, N.A. is the sole Swingline Lender.
“Swingline Loan” means a Loan made by a Swingline Lender pursuant to Section 2.05(a).
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Term A Loan Commitment” means (a) as to any Lender, such Lender’s Applicable Percentage of the Term A Loans and (b) as to all Lenders, the aggregate outstanding principal amount of the Term A Loans.
“Term A Loan Credit Exposure” means, as to any Term A Loan Lender at any time, an amount equal to the aggregate principal amount of its Term A Loans outstanding at such time.
“Term A Loan Lender” means, as of any date of determination, each Lender having a Term A Loan Commitment or that holds Term A Loans.
“Term A Loan Maturity Date” means, with respect to any Lender, the Maturity Date applicable to the Term A Loans of such Lender.
“Term A Loans” means the term loans made by the Term A Loan Lenders to the Borrower pursuant to Section 2.01(b) (prior to giving effect to Amendment No. 5) and any Specified Term A Loans made by the Term A Loan Lenders pursuant to Amendment No. 5 on the Amendment No. 5 Effective Date. The aggregate outstanding principal amount of the Term A Loans on the Amendment No. 5 Effective Date is $575,402,079.08.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR Rate, the Adjusted EURIBOR Rate, the CDOR Rate or the Adjusted TIBOR Rate.
“Term Loan Lenders” means Term A Loan Lenders.
“Term Loans” means the Term A Loans.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) the Term SOFR Rate has been recommended for use by the Relevant Governmental Body, (b) the administration of the Term SOFR Rate is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not the Term SOFR Rate.
“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion)

as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.
“Total Leverage Ratio” has the meaning assigned to such term in Section 6.11(a).
“Total Net Leverage Ratio” means, as of the end of the most recent Fiscal Quarter of the Borrower, the ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA for the period of the then most-recently ended four (4) consecutive Fiscal Quarters, all calculated for the Consolidated Financial Covenant Entities on a consolidated basis.
“Transaction Charges” means, for any period, the sum of cash fees, costs, expenses, commissions, or other cash charges incurred during such period in connection with (i) the Transactions, (ii) Acquisitions, (iii) the issuance of the 2022 Senior Notes and (iv) the acquisition by the Borrower of the Equity Interests of Brown Printing Company pursuant to that certain Partnership Interest Purchase Agreement, dated as of April 4, 2014, among Quad/Graphics Printing Corp., Gruner + Jahr Printing and Publishing Co. and the partners of Gruner + Jahr Printing and Publishing Co., including, without limitation, professional, merger and acquisitions advisory, financing, and accounting fees, costs and expenses (in the case of the foregoing clauses (i) through (iii), to the extent they are not capitalized); provided that, notwithstanding the foregoing, the aggregate amount of all such fees, costs, expenses, commissions and other charges included as “Transaction Charges” pursuant to the foregoing clause (ii) shall not exceed $10,000,000 during the term of this Agreement.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, Amendment No. 3, Amendment No. 5 and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the CDOR Rate, any Central Bank Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Commitment” means, with respect to each Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure; provided, that, as to any Lender, clause

(a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Revolving Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Effective Date, unless designated as a Restricted Subsidiary pursuant to Section 5.10.
“Unsecured Indebtedness” means Indebtedness for borrowed money of a Loan Party or any Restricted Subsidiary that (1) is extended or offered by a Person that is not a Consolidated Financial Covenant Entity or an Affiliate thereof, (2) is not secured by a Lien and (3) is not Subordinated Indebtedness.
“U.S. Dollar Amount” of any currency at any time means (i) the amount of such currency if such currency is U.S. Dollars, (ii) if such amount is expressed in a Foreign Currency, the equivalent of such amount in U.S. Dollars determined by using the rate of exchange for the purchase of U.S. Dollars with the Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of U.S. Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“U.S. Dollars”, “Dollars” or “$” or “U.S. $” refers to lawful money of the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” means, with respect to a Borrower that is a U.S. Person, a Lender that is not a Foreign Lender.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“World Color Press” means Quad/Graphics Canada, Inc. (formerly known as World Color Press Inc.), a corporation organized under the laws of Canada.
“Working Capital” means, at any date, the excess of current assets of the Consolidated Financial Covenant Entities on such date over current liabilities of the Consolidated Financial Covenant Entities on such date, all determined on a consolidated basis in accordance with GAAP.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION I.02Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or an “Extended Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “Extended Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or an “Extended Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “Extended Term Benchmark Borrowing”).
SECTION I.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, law, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION I.04Accounting Terms; GAAP.
(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding the foregoing or any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof; provided further that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP (including any change from GAAP to International Financial Reporting Standards) or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent a change in GAAP occurs which results in operating leases being treated or classified as capital leases, such change shall not be given effect under the Loan Documents (including, without limitation, in any computation of financial covenants), and the Borrower and the Restricted Subsidiaries shall continue to provide financial reporting which differentiates between operating leases and capital leases and does not treat leases as Indebtedness in the same manner as reported as of the Effective Date.
(b)All pro forma computations required to be made hereunder giving effect to any acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive Fiscal Quarters ending with the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or Disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
SECTION I.05Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION I.06Interest Rates. The interest rate on a Loan denominated in U.S. Dollars or a Foreign Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Pounds Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month Pounds Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of certain events, Section 2.14 provides for the unavailability of certain Types and currencies of Loans hereunder. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION I.07Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the U.S. Dollar Amount of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the U.S. Dollar Amount of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
SECTION I.08Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION I.09Exchange Rates and Currency Equivalents. (a) The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the U.S. Dollar Amount of Borrowings or Letter of Credit extensions denominated in Foreign Currencies. Such U.S. Dollar Amount shall become effective as of the applicable Revaluation Date and shall be the U.S. Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than U.S. Dollars)

for purposes of the Loan Documents shall be such U.S. Dollar Amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the U.S. Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
Article II

The Credits
SECTION II.01Commitments.
(a)Subject to the terms and conditions set forth herein, each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) the U.S. Dollar Amount of such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment, or (ii) the U.S. Dollar Amount of the aggregate Revolving Credit Exposures exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans in Agreed Currencies.
(b)The Term A Loans outstanding immediately prior to the Amendment No. 5 Effective Date were made in accordance with and pursuant to Section 2.01(b) prior to giving effect to Amendment No. 5. The applicable Term A Loan Lenders shall make the Specified Term A Loans to the Borrower in a single drawing in U.S. Dollars on the Amendment No. 5 Effective Date pursuant to Amendment No. 5. After giving effect to the funding of the Specified Term A Loans, all of the Term A Loans shall have been funded in full and no Lender shall have any commitment to fund any additional Term A Loans. No amount in respect of the Term A Loans may be reborrowed once it has been repaid or prepaid.
SECTION II.02Loans and Borrowings.
(a)Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans of the same Class and Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as required under Section 2.10(a).
(b)Subject to Section 2.14, each Borrowing shall be comprised (i) in the case of Borrowings in U.S. Dollars, entirely of ABR Loans or Term Benchmark Loans and (ii) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings (unless the Borrower and the Administrative Agent have entered into a funding indemnity letter, in form and substance acceptable to the Administrative Agent, with respect to Term Benchmark Loans on the Effective Date, in which case such rates will be available on such date) but may be converted to Term Benchmark Borrowings in accordance with Section 2.08. Each Swingline Loan requested in U.S. Dollars shall be an ABR Loan (subject to the rate options set forth in the definition of ABR). Each Lender at its option may make any Term Benchmark Loan or ABR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S. $1,000,000 and not less than U.S. $1,000,000. At the time that each ABR Revolving Borrowing and RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of U.S. $1,000,000 and not less than U.S. $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of U.S. $100,000 and not less than U.S. $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fourteen (14) Term Benchmark Borrowings and RFR Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after any Maturity Date then in effect.
SECTION II.03Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by irrevocable written notice (via hand delivery, email or telecopy to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer of the Borrower) (a) (i) in the case of a Term Benchmark Borrowing denominated in U.S. Dollars, not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in euros, Japanese Yen or Canadian Dollars, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing and (iii) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, on the date of the proposed Borrowing (so long as such day is a Business Day); provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic or written Borrowing Request shall be irrevocable. Each such telephonic Borrowing Request shall be confirmed promptly via hand delivery, email or telecopy to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)whether such Borrowing is in respect of Revolving Loans or Term A Loans;
(ii)the aggregate principal amount of the requested Borrowing and the Agreed Currency in which such Borrowing is to be denominated;
(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;
(v)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the currency of Borrowing is specified, then such Borrowing shall be made in U.S. Dollars. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in U.S. Dollars, the requested Borrowing shall be, if then available, a Term Benchmark Borrowing with a one-month Interest Period (with ABR otherwise being applied). If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section (but in any event on the same Business Day such Borrowing Request is received by the Administrative Agent (or, if received later than the time specified above, on the following Business Day)), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding the foregoing, in no event shall any Borrower be permitted to request a Term SOFR Rate Loan or a CBR Loan (it being understood and agreed that the Term SOFR Rate, Daily Simple SOFR and Central Bank Rate shall only apply to the extent provided in Section 2.08(e) or 2.14, as applicable).
SECTION II.04[Reserved].
SECTION II.05Swingline Loans.
(a)Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Swingline Lender may, in such Swingline Lender’s sole discretion (and no Swingline Lender shall have any obligation to), make Swingline Loans in U.S. Dollars to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding U.S. $75,000,000, (ii) the U.S. Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments or (iii) the U.S. Dollar Amount of any Lender’s Revolving Credit Exposure exceeding its Revolving Commitment; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telephone or by telecopy or electronic mail, not later than 2:00 p.m., Local Time, on the day of a proposed Swingline Loan, provided that any such telephonic request shall be confirmed promptly by written notice to the Administrative Agent by telecopy or electronic mail. Each such telephonic or written notice shall be irrevocable, shall be in a form approved by the Administrative Agent (in the case of any such written notice or confirmation) and shall specify the requested Swingline Lender, the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall promptly notify the Administrative Agent and the Borrower if it agrees to extend such requested Swingline Loan, which notice shall include the rate of interest payable in respect of such Swingline Loan pursuant to Section 2.13(a). Unless such Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Swingline Lender) prior to the proposed Swingline Borrowing (A) directing such Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.05(a) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, such consenting Swingline Lender shall make the requested Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 4:00 p.m., Local Time, on the requested date of such Swingline Loan. In the event a Swingline Lender declines to extend a requested Swingline Loan, the Borrower may request that any another Swingline Lender extend the requested Swingline Loan in the manner set forth above. The Administrative Agent will promptly advise the Swingline Lenders of the making of any such Swingline Borrowing.
(c)Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” or “Swingline Lenders” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.
(f)Swingline Lender Agreements. Unless otherwise requested by the Administrative Agent, each Swingline Lender (other than JPMorgan) shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Swingline Loans extended by it and outstanding at the end of such month, (ii) on each Business Day on which the Borrower makes any payment under any Swingline Loan, the date of such payment under such Swingline Loan and the amount of such payment, (iii) on any Business Day on which the Borrower fails to make any payment under any Swingline Loan required to be made to such Swingline Lender on such day, the date of such failure and the amount of such payment, and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
SECTION II.06Letters of Credit. General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account and for the benefit of the Borrower or any Subsidiary thereof, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of the Issuing Bank applicable to letters of credit. Schedule 2.06 sets forth certain letters of credit outstanding as of the Effective Date (the “Existing LCs”). Upon the Effective Date, the Existing LCs shall be deemed to be Letters of Credit issued hereunder and shall be subject to the terms and conditions hereof. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon, any indemnification in connection therewith and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (including to reimburse any and all drawings thereunder) (the Borrower hereby irrevocably waiving any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit). The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (at least 3 Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency thereof, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit (each a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed U.S. $80,000,000, (ii) no Lender’s U.S. Dollar Amount of Revolving Credit Exposure shall exceed its Revolving Commitment, (iii) the U.S. Dollar Amount of the aggregate of the Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments and (iv) with respect to any Issuing Bank, the U.S. Dollar Amount of the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus the U.S. Dollar Amount of the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed such Issuing Bank’s Issuing Bank Sublimit. Each Letter of Credit denominated in a Foreign Currency (other than Letters of Credit denominated in Canadian Dollars) shall have an undrawn face amount of at least the U.S. Dollar Amount of U.S. $500,000. The Borrower may, at any time and from time to time, reduce the Issuing Bank Sublimit of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Issuing Bank Sublimit of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or
(ii)the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(c)Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Extended Maturity Date; provided, however, that a Letter of Credit may expire subsequent to the Extended Maturity Date if, no later than 90 days prior to the Extended Maturity Date, the Borrower deposits with the Administrative Agent such amounts (to cover such obligations in connection with the applicable Letter of Credit) as required by Section 2.06(j).
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the U.S. Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount, in U.S. Dollars, equal to the U.S. Dollar Amount of such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the U.S. Dollar Amount of U.S. $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in the U.S. Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement of the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent an amount, in U.S. Dollars, equal to the U.S. Dollar Amount of its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or Swingline Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in U.S. Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in U.S. Dollars, in an amount equal to the U.S. Dollar Amount, calculated using the applicable Exchange Rate on the date such LC Disbursement is made, of such LC Disbursement.
(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. Each Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Extended ABR Revolving Loans (or in case such LC Disbursement is denominated in a Foreign Currency, at the applicable Overnight Rate for such Agreed Currency plus the then effective Applicable Margin with respect to Extended Term Benchmark Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)Replacement and Resignation of Issuing Bank.
(i)An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
(ii)Subject to the requirements set forth in the definition of “Issuing Bank Sublimit” and the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(j)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in one or more accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the U.S. Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i). For purposes of this paragraph, Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If a Letter of Credit is cash collateralized under Section 2.06(c), the foregoing collateralization requirements shall be required to be satisfied in respect of such Letter of Credit.
(k)Intentionally Omitted.
(l)Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Borrower has deposited cash collateral pursuant to paragraph (j) above, if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to an Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the U.S. Dollar Amount, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder.
(m)Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
SECTION II.07Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds (i) in the case of Loans denominated in U.S. Dollars, by 2:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Payment Office for such currency and at such Payment Office for such currency; provided that (i) the Specified Term A Loans shall be made as provided in Amendment No. 5 and (ii) Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent, to (x) an account of the Borrower maintained with the Administrative Agent in New York City, NY or Chicago, IL and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in U.S. Dollars and (y) an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Extended ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION II.08Interest Elections. Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or by written notice (via hand delivery, email or telecopy to the Administrative Agent of a written an Interest Election Request signed by a Responsible Officer of the Borrower) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic or written Interest Election Request shall be irrevocable. Each telephonic Interest Election Request shall be confirmed promptly via hand delivery, email or telecopy to the Administrative Agent of a written an Interest Election Request signed by a Responsible Officer of the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) change the currency or Class of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d), (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of commitments pursuant to which such Borrowing was made or (iv) request a Term SOFR Rate Loan or a CBR Loan (it being understood and agreed that the Term SOFR Rate, Daily Simple SOFR and Central Bank Rate shall only apply to the extent provided in Section 2.08(e) or 2.14, as applicable).
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in U.S. Dollars), RFR Borrowing or a Term Benchmark Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration, as applicable.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in U.S. Dollars, such Borrowing shall be continued as a Term Benchmark Borrowing with a one-month Interest Period, if Term Benchmark Borrowings are then available; otherwise it shall be converted to a ABR Borrowing, and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the Borrower shall have failed to deliver an Interest Election Request prior to the third

(3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Agreed Currency with an Interest Period of one month unless such Term Benchmark Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing  no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing and  unless repaid, (x) each Term Benchmark Borrowing denominated in U.S. Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in a Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than U.S. Dollars shall either be converted to an ABR Borrowing denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Amount of such Foreign Currency) at the end of the Interest Period, as applicable, therefor or prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (A) above.
SECTION II.09Termination and Reduction of Commitments. Unless previously terminated,  the Non-Extended Revolving Commitments shall terminate on the Non-Extended Maturity Date and  the Extended Revolving Commitments shall terminate on the Extended Maturity Date. For the avoidance of doubt, as of the Amendment No. 5 Effective Date, all commitments in respect of Term A Loans have terminated.
(b)The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of the U.S. Dollar Amount of U.S. $1,000,000 and not less than the U.S. Dollar Amount of U.S. $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the U.S. Dollar Amount of the Revolving Credit Exposures would exceed the aggregate of the Revolving Commitments.
(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Except as provided in Section 2.09(a), each reduction of the Revolving Commitments under this Agreement shall be made ratably among all of the Revolving Lenders in accordance with their respective Revolving Commitments.
(d)The aggregate of the Revolving Commitments shall be permanently and ratably reduced by the amount of each prepayment required to be made in respect of Revolving Loans, LC Exposure and/

or Swingline Loans under Section 2.11(b)(iii). Each such commitment reduction shall occur concurrently with the applicable prepayment giving rise thereto.
SECTION II.10Repayment and Amortization of Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay:
(i)to the Administrative Agent (x) for the account of the Non-Extended Revolving Lenders on the Non-Extended Maturity Date (A) the then unpaid principal amount of each Non-Extended Revolving Loan in the currency of such Loan, (B) all accrued and unpaid interest in respect of any Non-Extended Revolving Loans, (C) all accrued and unpaid Commitment Fees and participation fees in respect of any Non-Extended Revolving Commitments or Revolving Credit Exposure of any Non-Extended Revolving Lender, and (D) all other Obligations owing to the Non-Extended Revolving Lenders in respect of any Revolving Credit Exposure of such Lenders, and (y) for the account of the applicable Lenders, all unreimbursed participations and LC Disbursements in respect of Letters of Credit and Swingline Loans actually funded by any of the Revolving Lenders;
(ii)to the Administrative Agent for the account of the Extended Revolving Lenders on the Extended Maturity Date, the then unpaid principal amount of each Extended Revolving Loan in the currency of such Loan, together with all other outstanding or accrued and unpaid Obligations; and
(iii)to the Administrative Agent for the account of the applicable Swingline Lender, the then unpaid principal amount of each Swingline Loan (A) on each Maturity Date and (B) to the extent the aggregate outstanding principal amount of all Swingline Loans exceeds the U.S. Dollar Amount of U.S. $10,000,000, on the first date after the applicable Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b)The Borrower shall repay the Term A Loans of each Class on the last day of each applicable Fiscal Quarter and in such amounts as set forth opposite each such Fiscal Quarter for such Class of Term A Loan on Schedule 2.10 (subject to adjustment pursuant to Section 2.11 as a result of prepayments). To the extent not previously paid, the Borrower hereby irrevocably and unconditionally promises to pay (i) to the Administrative Agent for the account of the Non-Extended Term A Loan Lenders, all unpaid Non-Extended Term A Loans in U.S. Dollars on the Non-Extended Maturity Date and (ii) to the Administrative Agent for the account of the Extended Term A Loan Lenders, all unpaid Extended Term A Loans in U.S. Dollars on the Extended Maturity Date, in each case, together with any outstanding or accrued and unpaid Obligations owing to such Class of Term Loan Lender.
(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, the Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(f)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Borrower and the Administrative Agent (with the form attached hereto as Exhibit H being so approved). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
(g)On the Non-Extended Maturity Date, in addition to the payments required under Sections 2.10(a) and (b):
(i)the Borrower shall pay to each Extended Revolving Lender all accrued and unpaid participation fees owing to any Extended Revolving Lender as of such date;
(ii)all of the LC Exposure of Non-Extended Revolving Lenders shall be reallocated among the Extended Revolving Lenders in accordance with their respective Applicable Percentages, but only to the extent the sum of the U.S. Dollar Amount of all Extended Revolving Lenders’ Revolving Credit Exposures does not exceed the aggregate Extended Revolving Commitments; and
(iii)if the reallocation described in clause (g)(ii) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize, for the benefit of the Issuing Banks only, the Borrower’s obligations corresponding to such LC Exposure (in each case after giving effect to any partial reallocation pursuant to clause (g)(ii) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding.
SECTION II.11Prepayment of Loans.
(a)Subject to Section 2.11(e), in the event and on each occasion that the U.S. Dollar Amount of the aggregate Revolving Credit Exposures of all Lenders exceeds the aggregate of the Revolving Commitments (including, without limitation, as a result of the occurrence of the Non-Extended Maturity Date or any reallocation of Revolving Credit Exposures in connection therewith), then the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in such amount equal to the excess (or, if applicable, cash collateralize LC Exposure in a manner acceptable to the Administrative Agent). In the event and on each occasion that the aggregate Swingline Exposures of all Swingline Lenders exceeds U.S. $75,000,000, then the Borrower shall prepay the Swingline Loans in such amount equal to the excess.
(b)Subject to the remainder of this Section 2.11, the Borrower shall immediately prepay the Term Loans as follows:
(i)upon the occurrence of a Prepayment Event described in clause (a) or (b) of the definition of “Prepayment Event”, if, at the time thereof or after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is or will be greater than 3.00 to 1.00, 100% of the Net Proceeds of such

Prepayment Event shall be applied to prepay the Term Loans; provided, however, that the Asset Sale Allowance shall not be required to be paid under this Section 2.11(b); provided, further, that if the Asset Sale Allowance is fully utilized in a Fiscal Year, an amount of additional Net Proceeds resulting under clause (a) of the definition of “Prepayment Event” not in excess of the U.S. Dollar Amount of U.S. $2,000,000 may be retained by the Loan Parties and the Restricted Subsidiaries during such Fiscal Year and not applied pursuant to this Section 2.11(b);
(ii)upon the occurrence of a Prepayment Event described in clause (c) of the definition of “Prepayment Event”, the then applicable Free Cash Flow Percentage of such Free Cash Flow shall be paid on the applicable Free Cash Flow Prepayment Date (with such prepayment, if any, being accompanied by a certification signed by a Financial Officer of the Borrower certifying the manner in which Free Cash Flow and the resulting prepayment were calculated, which certification shall be in form and substance reasonably satisfactory to Administrative Agent);
all such amounts payable pursuant to the foregoing clauses (b)(i) and (ii) shall be applied, subject to Section 2.11(g), first ratably to all scheduled Term A Loan principal payments required to be made during the immediately succeeding four Fiscal Quarters following the applicable Prepayment Event (including on any Maturity Date) (with such Net Proceeds being applied ratably across all such scheduled Term Loan principal payments), and second ratably to all remaining outstanding Term A Loans ratably across all remaining scheduled principal payments therefor (including any Maturity Date). The Borrower shall provide the Administrative Agent with written notice (in form and substance reasonably acceptable to the Administrative Agent) as of the applicable repayment date scheduling the Senior Secured Indebtedness so repaid, including, without limitation, the actual amounts applied to each item of Senior Secured Indebtedness. Notwithstanding the foregoing, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the relevant Loan Party or Restricted Subsidiary in respect thereof intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within the Reinvestment Period, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties or Restricted Subsidiaries, and certifying that no Default has occurred and its continuing, then no prepayment shall be required pursuant to Section 2.11(b)(i) in respect of the Net Proceeds specified in such certificate; and (y) to the extent any of such Net Proceeds have not been so applied by the end of the Reinvestment Period, a prepayment shall be required to be made at the end of such Reinvestment Period in an amount equal to those Net Proceeds that have not been so applied;
(iii)upon the occurrence of a Prepayment Event described in clause (d) of the definition of “Prepayment Event”, (A) if, at the time thereof or after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is or will be greater than (or, in the case of Indebtedness incurred in reliance on Section 6.01(n), greater than or equal to) 3.00 to 1.00, the Borrower shall prepay the Secured Obligations with 100% of the Net Proceeds of such Prepayment Event or (B) if, at the time thereof or after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is or will be less than 3.00 to 1.00, the Borrower shall prepay the Secured Obligations with 50% of the Net Proceeds of such Prepayment Event arising from the incurrence of Indebtedness in reliance on Section 6.01(n), in each case, as follows: first ratably to all scheduled Term Loan principal payments required to be made during the immediately succeeding four Fiscal Quarters following the incurrence of such Indebtedness (including on any Maturity Date) (with such Net Proceeds being applied ratably across all such scheduled Term Loan principal payments), second ratably to all remaining outstanding Term Loans ratably across all remaining scheduled principal payments therefor (including any Maturity Date) (with the understanding that amounts shall be applied chronologically beginning with the first such Maturity Date and ending with the last Maturity Date); third to all then outstanding Swingline Loans; fourth ratably to all then outstanding Revolving Loans; and fifth, to cash collateralize LC Exposure in an account with the

Administrative Agent pursuant to Section 2.06(j) (in the case of the foregoing clauses third, fourth and fifth, with a corresponding permanent reduction of the Revolving Commitments of all Revolving Lenders as contemplated by Section 2.09(d)); and
(iv)upon the occurrence of a Prepayment Event described in clause (e) of the definition of “Prepayment Event”, if, at the time thereof or after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is or will be greater than 3.00 to 1.00, the Borrower shall prepay the Secured Obligations with 100% of the Net Proceeds of such Prepayment Event as follows: first ratably to all scheduled Term Loan principal payments required to be made during the immediately succeeding four Fiscal Quarters following the date on which the applicable Sale and Leaseback Transaction giving rise to such Net Proceeds is consummated (with such Net Proceeds being applied ratably across all such scheduled Term Loan principal payments), and second ratably to all remaining outstanding Term Loans ratably across all remaining scheduled principal payments therefor (including any Maturity Date) (with the understanding that amounts shall be applied chronologically beginning with the first such Maturity Date and ending with the last such Maturity Date).
(c)If the Borrower or any Restricted Subsidiary incurs Permitted Private Placement Debt, and at the time thereof, or after giving effect thereto on a Pro Forma Basis, (i) the Total Leverage Ratio is or will be greater than 3.00 to 1.00, and (ii) Permitted Note Collateral securing or required to secure such Indebtedness includes or shall include equipment or real estate constituting Collateral, then, on the date on which such Indebtedness is incurred, the Borrower shall prepay the Loans in an amount equal to the lesser of the Net Proceeds resulting from such incurrence and the aggregate net book value of the Collateral to be released in accordance with Section 6.02(l) to secure such Indebtedness. Such amounts shall be applied, first ratably to all scheduled Term A Loan principal payments required to be made during the immediately succeeding four Fiscal Quarters following the incurrence of such Indebtedness (including on any Maturity Date) (with such Net Proceeds being applied ratably across all such scheduled Term Loan principal payments), second ratably to all remaining outstanding Term A Loans ratably across all remaining scheduled principal payments therefor (including any Maturity Date), third to all then outstanding Swingline Loans, fourth ratably to all then outstanding Revolving Loans; and fifth, to cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j) (in the case of the foregoing clauses third, fourth and fifth, with a corresponding permanent reduction of the Revolving Commitments of all Revolving Lenders); provided, that if all principal amounts owing in respect of Term A Loans have been repaid, and no Revolving Credit Exposure is then outstanding, the Revolving Commitments of all Revolving Lenders shall still be reduced by the amount that otherwise was available to prepay Revolving Loans had they been outstanding.
(d)The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, each Swingline Lender) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in U.S. Dollars, not later than 12:00 noon, Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in a Foreign Currency, not later than 12:00 noon, Local Time, four (4) Business Days before the date of prepayment, (iii) in the case of prepayment of an RFR Revolving Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, (iv) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Local Time, on the date of such prepayment (so long as such day is a Business Day) or (v) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Any optional prepayment of a Term Loan shall be in an amount equal to at least U.S. $1,000,000 (or, if the remaining principal balance of the Term A Loans is less than U.S. $1,000,000, the aggregate of such remaining principal balance). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each voluntary prepayment of a Borrowing pursuant to this Section 2.11(d) shall be applied ratably to the Loans included in the prepaid Borrowing as directed by the Borrower. Each mandatory prepayment of Revolving Credit Exposure required under any of Sections 2.11(a), (c) and (e) shall be applied ratably to the applicable Revolving Credit Exposures of all of the Revolving Lenders as required under such Sections; provided that any such mandatory prepayment of Revolving Credit Exposure occurring on or after the Non-Extended Maturity Date shall be applied solely to the Revolving Credit Exposures of the Extended Revolving Lenders. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(e)On any Revaluation Date, if the sum of the aggregate principal U.S. Dollar Amount of all of the outstanding Revolving Loans denominated in Foreign Currencies plus all other then outstanding Revolving Credit Exposures (calculated as of the most recent Revaluation Date with respect to each Credit Event), exceeds the aggregate of the Revolving Commitments (including, without limitation, as a result of fluctuations in currency exchange rates or as a result of the occurrence of the Non-Extended Maturity Date or any reallocation of Revolving Credit Exposures in connection therewith), the Borrower shall immediately repay Swingline Loans or Revolving Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the U.S. Dollar Amount of the aggregate Revolving Credit Exposures (so calculated) to be equal or less than the aggregate of the Revolving Commitments.
SECTION II.12Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Commitment Fee”), which shall accrue (i) in the case of Non-Extended Revolving Lenders, at the Commitment Fee Rate for Non-Extended Revolving Commitments on the average daily amount of the excess of the aggregate of the Non-Extended Revolving Commitments over the aggregate Revolving Credit Exposures of the Non-Extended Revolving Lenders during the period from and including the Amendment No. 5 Effective Date to but excluding the date on which the Non-Extended Revolving Commitments terminate and (ii) in the case of Extended Revolving Lenders, at the Commitment Fee Rate for Extended Revolving Commitments on the average daily amount of the excess of the aggregate of the Extended Revolving Commitments over the aggregate Revolving Credit Exposures of the Extended Revolving Lenders during the period from and including the Amendment No. 5 Effective Date to but excluding the date on which the Extended Revolving Commitments terminate (in each case, with such determination made on a quarterly basis and at any other time Commitment Fees are required to be paid); provided, that the aggregate principal amount of Swingline Loans shall not be included in any determination of Revolving Credit Exposure for purposes of calculating the Commitment Fee. Accrued Commitment Fees shall be payable in arrears on the fifteen (15th) day following the last day of each Fiscal Quarter of each Fiscal Year and to the applicable Class of Revolving Lenders on the date on which the Revolving Commitments of such Class terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender of each Class (including the Administrative Agent in its capacity as a Revolving

Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term Benchmark Loans made by such Lender of such Class on the U.S. Dollar Amount available to be drawn under each outstanding Letter of Credit during the period from and including the Amendment No. 5 Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the U.S. Dollar Amount available to be drawn under each outstanding Letter of Credit hereunder issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of all of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of each Fiscal Quarter of each Fiscal Year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which all of the Revolving Commitments terminate and any such fees accruing after the date on which all of the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)All fees payable hereunder shall be paid on the dates due, in U.S. Dollars and immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
SECTION II.13Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin; provided that Swingline Loans may bear interest at such other rate as may be mutually agreed to by the Borrower and the applicable Swingline Lender.
(b)The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted LIBOR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate or the CDOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin.  Unless subject to Section 2.13(a), Swingline Loans shall bear interest at the Adjusted LIBOR Rate applicable for a one month Interest Period plus the Applicable Margin for Extended Loans, regardless of the actual duration of such Borrowing. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.
(c)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, or an Event of Default occurs under Section 7.01(h), (i) or (j), all of the Obligations shall automatically bear interest at a rate per annum equal to (i) in the case of the principal amount of the Obligations, 2% plus the rate otherwise applicable thereto as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Extended

ABR Revolving Loans as provided in paragraph (a) of this Section. If any other Event of Default occurs, upon the election of the Required Lenders, the Obligations shall bear interest at a rate per annum equal to (i) in the case of the principal amount of the Obligations, 2% plus the rate otherwise applicable thereto as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Extended Revolving ABR Loans as provided in paragraph (a) of this Section. The Required Lenders may rescind such election at any time in their sole discretion (notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates).
(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) (A) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (B) interest computed by reference to the CDOR Screen Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest in respect of Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case of the foregoing clauses (i) and (ii) shall be payable for the actual number of days elapsed (including the first day but excluding the last day). This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Agreement. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted LIBOR Rate, LIBOR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, CDOR Rate, Central Bank Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION II.14Market Disruption and Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, the LIBOR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the CDOR Rate, the Adjusted TIBOR Rate or the TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted LIBOR Rate, the LIBOR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the CDOR Rate, the Adjusted TIBOR Rate or the TIBOR Rate for the applicable Agreed Currency and such Interest

Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in U.S. Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing or RFR Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in U.S. Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in U.S. Dollars at such time; and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in U.S. Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.
(d)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(f)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-

current Benchmark is a term rate (including the LIBOR Rate, EURIBOR Rate, CDOR Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in U.S. Dollars into a request for a Borrowing of or conversion to an ABR Borrowing or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in U.S. Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (1) be prepaid by the Borrower on such day or (2) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in U.S. Dollars at such time ; and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION II.15Increased Costs. If any Change in Law by any Governmental Authority having jurisdiction over the Administrative Agent, the relevant Lender or Issuing Bank or its respective holding company shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement which is actually reflected in the Adjusted LIBOR Rate, Adjusted EURIBOR Rate or Adjusted TIBOR Rate) or any Issuing Bank;
(ii)impose on any Lender, any Issuing Bank or the Administrative Agent or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (C) Connection Income Taxes);
and the result of any of the foregoing shall be to: (A) increase the cost to such Person of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit, (B) reduce the amount of any sum received or receivable by such Person, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), or (C) directly or indirectly reduce the effective return to such Person in respect of any such Loan or any Borrowing otherwise received or receivable by such Lender or such Issuing Bank under this Agreement (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.
(b)If any Lender or any Issuing Bank determines that any Change in Law by any Governmental Authority having jurisdiction over such Lender or Issuing Bank or its respective holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with such certificate including reasonable detail as to the amounts so owing) and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION II.16Break Funding Payments.
(a)With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION II.17Taxes. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)[INTENTIONALLY OMITTED].
(f)Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)any U.S. Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN;
(4)to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner; or
(5)for purposes of furnishing the U.S. Tax Compliance Certificate as described in the foregoing clauses (3) and (4), if a Foreign Lender (or a foreign Participant) is a Disregarded Entity, the Foreign Lender will submit such certificate based on the status of the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender or Participant;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).
(h)Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this

Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(j)Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.
SECTION II.18Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
(a)The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document prior to (i) in the case of payments denominated in U.S. Dollars, 12:00 noon, Local Time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Payment Office for such currency, in each case on the date when due or the date fixed for prepayment hereunder, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Payment Office for such currency, except payments to be made directly to the applicable Issuing Bank or applicable Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in U.S. Dollars in an amount equal to the U.S. Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulation.
(b)Any payment or proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), or (B) prior to the occurrence of an Event of Default, a mandatory prepayment (which shall be applied in accordance with Section 2.11), or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Banks from the Borrower (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements (with amounts applied to the Term Loans in inverse order of maturity), to payment of any amounts owing with respect to Swap Obligations and Banking Services Obligations and to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, ratably, and fifth, to the payment of any other Secured Obligation due to the Administrative Agent, any Issuing Bank or any Lender. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding anything in this Agreement to the contrary, this Section 2.18(b) may not be amended, waived or otherwise modified without the prior written consent of each Lender.
(c)At the election of the Administrative Agent, all regularly scheduled payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other regularly scheduled payments due under the Loan Documents by a Loan Party, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each regularly scheduled payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable and (ii) the Administrative Agent, each Lender, and each Affiliate thereof to charge such account maintained with JPMorgan Chase Bank, N.A. as mutually agreed upon between the Borrower and the Administrative Agent for each regularly scheduled payment of principal, interest and fees as it becomes due hereunder or any other regularly scheduled payment due under the Loan Documents.

(d)If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that, subject to the terms of this Agreement, any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the relevant Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(a)) that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the relevant Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or the relevant Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
SECTION II.19Mitigation Obligations; Replacement of Lenders.
(a)If (i) any Lender requests compensation under Section 2.15, or (ii) if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, that the Borrower shall not be required to pay such costs or expenses if such designation results in requests for compensation or additional amounts in excess of those made prior to such designation, and the Borrower shall not be required to pay such excess amount of compensation or excess additional amount.
(b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 and 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) other than with respect to assignments by Defaulting Lenders to non-Defaulting Lenders, the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and each Swingline Lender), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION II.20Expansion Option. The Borrower may from time to time elect to increase the Extended Revolving Commitments or enter into one or more tranches of incremental term loans (each an “Incremental Term Loan”), in each case in minimum increments of U.S. $25,000,000, so long as, after giving effect thereto, (a) the Senior Secured Leverage Ratio (on a Pro Forma Basis) shall not exceed 2.50 to 1.00 or (b) the aggregate amount of all such increases and Incremental Term Loans does not exceed an amount equal to U.S. $200,000,000 minus the aggregate outstanding principal amount of all Permitted Term Debt. The Borrower may arrange for any such increase or Incremental Term Loan to be provided by one or more Lenders (each Lender so agreeing to an increase in its Extended Revolving Commitment or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Extended Revolving Commitments, extend Extended Revolving Commitments or participate in such Incremental Term Loans, as the case may be; provided, that (i) each Augmenting Lender shall be subject to the approval of the Borrower, the Administrative Agent and, in the case of any increase in the Extended Revolving Commitments, each Issuing Bank and the Swingline Lender, each such consent not to be unreasonably withheld; provided, that no Ineligible Institution may be an Augmenting Lender and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or Incremental Term Loan) shall be required for any increase in Extended Revolving Commitments or any Incremental Term Loans pursuant to this Section 2.20. Increases, new Extended Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Extended Revolving Commitments (or in the Extended Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.11 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Extended Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all of its outstanding Revolving Loans as of the date of any increase in the Extended Revolving Commitments (with such reborrowing to be made ratably by all Revolving Lenders (after giving effect to such increase) and consist of the Types of Revolving Loans specified by the Borrower to the Administrative Agent). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Extended Revolving Commitments added or increased hereby and Extended Revolving Loans made in connection therewith shall be subject to the same terms and conditions (including, without limitation, payment terms, pricing, fees, maturity dates, and collateral requirements) as all other Extended Revolving Loans and Extended Revolving Commitments hereunder. In no event shall the fees, interest rates and other compensation offered or paid in respect of additional or increased Extended Revolving Commitments under this Section 2.20 have higher rates, fees or compensation that amounts paid and payable to the then existing Extended Revolving Lenders in respect of their Extended Revolving Commitments and Extended Revolving Loans. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the Term A Loans, (b) shall not mature earlier than the Extended Maturity Date (but may have amortization prior to such date) and shall not have a shorter Weighted Average Life to Maturity than, the Extended Term A Loans and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the Term A Loans; provided, that:

(i)    the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Extended Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Extended Maturity Date; and

(ii)    the applicable interest rate margins and (subject to the foregoing clause (b)) amortization schedule applicable to any Incremental Term Loan shall be determined by the Borrower and the Lenders thereunder.
Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the Extended Revolving Commitments or Incremental Term Loans pursuant to this Section 2.20, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
SECTION II.21Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Secured Obligations, the Administrative Agent or any Holder of Secured Obligations is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Secured Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Holder of Secured Obligations. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Holder of Secured Obligations in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION II.22Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.
SECTION II.23Senior Debt. The Borrower hereby designates all Secured Obligations now or hereinafter incurred or otherwise outstanding, and agrees that the Secured Obligations shall at all times constitute, senior indebtedness and designated senior indebtedness, or terms of similar import, which are entitled to the benefits of the subordination provisions of all Subordinated Indebtedness.
SECTION II.24Loan Repurchases. Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase Term Loans (as determined by the Borrower), each such Purchase Offer to be managed exclusively by JPMorgan Securities LLC (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:
(i)the Required Lenders shall have consented in writing to the Borrower’s delivery of such Purchase Offer and the proposed repurchase of the applicable Term A Loans, and each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.24 and the Auction Procedures;
(ii)no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Purchase Offer;
(iii)the principal amount (calculated on the face amount thereof) of the Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than U.S. $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);
(iv)after giving effect to any purchase of Term Loans pursuant to this Section 2.24, there shall be no Revolving Credit Exposure other than undrawn amounts of Letters of Credit;
(v)the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;
(vi)no more than one Purchase Offer with respect to any Class may be ongoing at any one time;
(vii)[reserved];
(viii)the Borrower represents and warrants that no Loan Party shall have any material non-public information with respect to the Loan Parties or their Subsidiaries, or with respect to the securities of any such Person, that (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer; and
(ix)at the time of each purchase of Term Loans through a Purchase Offer, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with preceding clause (viii).

(b)The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of the Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Term Loan Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made by the Borrower pursuant to this Section 2.24, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 hereof.
(c)The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.24 (provided that no Lender shall have an obligation to participate in any such Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.16, Section 2.17 and Section 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.24. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.
SECTION II.25Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12;
(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the aggregate Revolving Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d)if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)all or any part of such Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages, but only to the extent the sum of the U.S. Dollar Amount of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (in each case after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such

Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.25(d), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.25(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Administrative Agent, the Borrower, the Issuing Banks and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION II.26MIRE Events. Notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed until the date that is (a) if there are no Mortgaged Real Properties in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), ten (10) Business Days or (b) if there are any Mortgaged Real Properties in a “special flood hazard area”, thirty (30) days, in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by applicable Flood Insurance Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Insurance Laws; provided that any such MIRE Event may be closed prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
Article III

Representations and Warranties
The Borrower represents and warrants to the Lenders that:
SECTION III.01Organization; Powers; Subsidiaries. Each Loan Party and each Material Domestic Subsidiary that is a Restricted Subsidiary is duly organized or formed, validly existing and (other than, prior to satisfaction of the requirements of Section 5.11, Quad Media Solutions, LLC) in good standing or equivalent status under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing or equivalent status in, every jurisdiction where such qualification is required. Except as could not reasonably be expected to result in a Material Adverse Effect or as otherwise permitted pursuant to Section 6.03, each Subsidiary of the Borrower that is not a Material Domestic Subsidiary but is a Restricted Subsidiary is duly organized or formed, validly existing and in good standing or equivalent status under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing or equivalent status in, every jurisdiction where such qualification is required. No Loan Party or Restricted Subsidiary organized under the laws of the State of Wisconsin is the subject of a proceeding under Wisconsin Statutes section 180.1421 to cause its dissolution except, with respect to all Loan Parties and other Restricted Subsidiaries other than the Borrower, to the extent that such dissolution could not reasonably be expected to have a Material Adverse Effect. Each applicable Loan Party and Restricted Subsidiary has filed with the Wisconsin Department of Financial Institutions any required annual report for its most recently completed report year, except, with respect to all Loan Parties and other Restricted Subsidiaries other than the Borrower, to the extent that failure to file could not reasonably be expected to have a Material Adverse Effect. No filing has been made by any Loan Party or any Restricted Subsidiary with the Wisconsin Department of Financial Institutions of a decree of dissolution except as otherwise permitted pursuant to Section 6.03. Schedule 3.01 hereto (as supplemented from time to time) identifies each Subsidiary, noting whether such Subsidiary is a Material Domestic Subsidiary and/or a Restricted Subsidiary or Unrestricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the applicable Loan Party and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Restricted Subsidiary are validly issued and outstanding and fully paid and nonassessable except as required by Wisconsin Statutes section 180.0622 and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Loan Parties or other Restricted Subsidiaries are owned, beneficially and of record, by such Loan Parties or Restricted Subsidiaries free and clear of all Liens other than those created under the Loan Documents. Except as disclosed on Schedule 3.01, there are no outstanding commitments or other obligations of any Loan Party or any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party or any Restricted Subsidiary.

SECTION III.02Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION III.03Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (i) except such as have been obtained or made and are in full force and effect, and (ii) except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) except for those set forth in Schedule 3.03, will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument in an aggregate principal amount of at least the U.S. Dollar Amount of U.S. $50,000,000, or where payments due thereunder or amounts received thereunder equal at least the U.S. Dollar Amount of U.S. $50,000,000, that is binding upon any Loan Party or any Restricted Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Restricted Subsidiary, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents.
SECTION III.04Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, shareholders’ equity and cash flows as of and for the Fiscal Year ended December 31, 2020 reported on by Deloitte & Touche LLP, independent public accountants. All such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries, as of such dates and for such periods in accordance with GAAP.
(b)Since December 31, 2020, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
SECTION III.05Properties. As of the Amendment No. 5 Effective Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned by each Loan Party and has a net book value in excess of the U.S. Dollar Amount of U.S. $1,000,000 or leased or subleased by each Loan Party pursuant to a lease or sublease with annual net rent in excess of the U.S. Dollar Amount of U.S. $1,000,000. Except as set forth in Schedule 3.05, each of such leases and subleases with annual rents and other payments equal to or in excess of the U.S. Dollar Amount of U.S. $10,000,000 is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Loan Party, and to the knowledge of any Responsible Officer of either Loan Party, by any other party, to any such lease or sublease exists. Each of the Loan Parties and the Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests (except for any subleases or sublicenses of such property which have been disclosed in writing to the Administrative Agent and where the book value thereof or annual rents and other payments in respect thereof are less than the U.S. Dollar Amount of U.S. $10,000,000) in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, in each case, free of all Liens other than those permitted by

Section 6.02. With respect to owned, leased or subleased properties where the book value, annual rents or other payments are less than the U.S. Dollar Amount of U.S. $10,000,000, no more than the U.S. Dollar Amount of U.S. $50,000,000 in the aggregate of such properties fail to comply with this Section 3.05.
(b)Each Loan Party and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party or such Restricted Subsidiary, as applicable, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION III.06Litigation, Environmental and Labor Matters. Other than those items identified in Schedule 3.06(a) hereto, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of a Responsible Officer, threatened in writing against or affecting any Loan Party or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. There are no strikes, lockouts, slowdowns, or other labor controversies pending against or, to the knowledge of any Responsible Officer, threatened in writing against or affecting any Loan Party or any Restricted Subsidiary which has or threatens to have a material impact on the Lenders.
(b)Other than those items identified in Schedule 3.06(b) hereto and any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Loan Parties or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license, certificate of approval or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received, through a Responsible Officer thereof, written notice of any claim with respect to any Environmental Liability or (iv) knows, through a Responsible Officer thereof, of any basis for any Environmental Liability.
(c)None of the Loan Parties or the Restricted Subsidiaries is in default under or not in compliance with any law, regulation, rule or order, or any obligation under any agreement or instrument, where the failure to comply therewith has a Material Adverse Effect.
SECTION III.07Compliance with Laws and Agreements. Each of the Loan Parties and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION III.08Investment Company Status. None of the Loan Parties or the Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION III.09Taxes. Each Loan Party and each Restricted Subsidiary has timely filed or caused to be filed all material Tax returns and reports required to have been filed (including, without limitation, all U.S. Federal tax returns), and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party or Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION III.10ERISA. Schedule 3.10(a) is a complete and correct list of, and separately identifies, all (a) Pension Plans, (b) Multiemployer Plans and (c) Retiree Welfare Plans in effect on the Effective Date. Except as described in Schedule 3.10(a), each Benefit Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined to be so qualified, and each trust related to such Benefit Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect, and no event has taken place which could reasonably be expected to cause the loss of such qualified and exempt status. With respect to each Pension Plan, the Loan Parties and all ERISA Affiliates have satisfied the minimum funding standard under Section 412(a) of the Code and paid all minimum required contributions and all required installments on or before the due dates provided under Section 430(j) of the Code except to the extent that failure to do so could not reasonably be expected to result in the imposition of a lien corresponding with an obligation in excess of the U.S. Dollar Amount of U.S. $20,000,000 or the institution of termination proceedings by the PBGC. With respect to each Multiemployer Plan, the Loan Parties and all ERISA Affiliates have satisfied all required contributions and installments on or before the applicable due dates except to the extent that failure to do so could not reasonably be expected to result in the imposition of any withdrawal liability in excess of the U.S. Dollar Amount of U.S. $50,000,000. Except for events, acts and failures to act that would not reasonably be expected to result in liabilities in excess of the U.S. Dollar Amount of U.S. $50,000,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing, pending or threatened claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Loan Party or ERISA Affiliate incurs or otherwise has or could have an obligation or any liability and (z) no ERISA Event is reasonably expected to occur. Except as disclosed in the financial statements delivered to the Lenders prior to the Amendment No. 3 Effective Date, the aggregate costs of benefits to be provided under all Retiree Welfare Plans and all Nonqualified Deferred Compensation Plans could not reasonably be expected to result in a material liability to the Loan Parties during the term of this Agreement. As of the Amendment No. 3 Effective Date, the Loan Parties have provided the Lenders with copies of the most recent Form 5500 and actuarial report for each Pension Plan, the most recent actuarial report for each Retiree Welfare Plan and an estimate of the December 31, 2017 aggregate liability of all Nonqualified Deferred Compensation Plans.
SECTION III.11Disclosure. (a) The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Loan Parties and their Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, when taken as a whole; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared by Responsible Officers thereof in good faith based upon assumptions believed by such Responsible Officer to be reasonable at the time.
(b)As of the Amendment No. 5 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment

No. 5 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION III.12Margin Regulations. No part of the proceeds of any Loan or Letter of Credit have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. Neither the Borrower nor any Subsidiary thereof is engaged or will engage principally, or as one of its material activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.
SECTION III.13Solvency. Immediately after giving effect to Amendment No. 5 on the Amendment No. 5 Effective Date and on each date on which the Borrower remakes its representations and warranties under Section 4.02, (i) the fair value of the assets of the Loan Parties and the Restricted Subsidiaries, at a fair valuation, when taken as a whole, will exceed their debts and liabilities (including without limitation the Obligations), subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties and the Restricted Subsidiaries, when taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties and the Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts become due and liabilities become absolute and matured; and (iv) the Loan Parties and the Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Amendment No. 5 Effective Date. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(b)No Loan Party intends to, or will permit any of its Restricted Subsidiaries to, and no Loan Party believes that it or any of its Restricted Subsidiaries will, incur debts beyond the ability of such Loan Party and its Restricted Subsidiaries, taken as a whole, to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Loan Parties and the Restricted Subsidiaries, taken as a whole, and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of the Loan Parties and the Restricted Subsidiaries, taken as a whole.
SECTION III.14No Default. The Borrower is in full compliance with this Agreement and no Default or Event of Default has occurred and is continuing.
SECTION III.15Insurance. Schedule 3.15 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Restricted Subsidiaries as of the Amendment No. 5 Effective Date. As of the Amendment No. 5 Effective Date, no Loan Party has received notice of nonpayment of any premiums due with respect to, or cancellation of, any insurance policies described on Schedule 3.15. All such insurance is offered by financially sound and reputable insurance companies and is in such amounts and covering such properties and risks as are adequate and customary for companies of the same or similar size engaged in the same or similar business and in the same or similar location as the Loan Parties and the Restricted Subsidiaries.
SECTION III.16No Burdensome Restrictions. No Loan Party or Restricted Subsidiary is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.

SECTION III.17Liens; Security Interest in Collateral. There are no Liens on any of the real or personal properties of any Loan Party or Restricted Subsidiary other than those Liens permitted under Section 6.02. Subject to the Security Agreement and the U.S. $50,000,000 allowance described in Section 7.01(q), the provisions of this Agreement and the other Loan Documents create legal, valid and perfected Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) to the extent permitted under Section 6.02 and (b) in the case of (i) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (ii) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.
SECTION III.18Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
SECTION III.19Employment Matters. The hours worked by and any payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in material violation of the Fair Labor Standards Act, the Employee Standards Act (Ontario) or any other applicable Federal, state, provincial, local or foreign law dealing with such matters, other than such violations where the sole remedy thereof is the payment of damages which, in the aggregate, do not exceed the U.S. Dollar Amount of U.S. $25,000,000. All material payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary.
SECTION III.20Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION III.21Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Article IV

Conditions
SECTION IV.01Effective Date This Agreement and the rights and obligations of the parties hereunder will become effective on the date on which each of the following conditions has been satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Foley & Lardner LLP, counsel for the Loan Parties, substantially in the form of Exhibit B. The Borrower hereby requests such counsel to deliver such opinions.
(c)The Administrative Agent shall have received those agreements, documents and certificates listed in the list of closing documents attached hereto as Exhibit E.
(d)The representations and warranties of the Loan Parties set forth in each Loan Document shall be true and correct in all material respects on and as of the Effective Date.
(e)No injunction or temporary restraining order exists and no litigation has commenced or is otherwise pending which would prohibit the effectiveness hereof or the extension of any Loan or issuance of any Letter of Credit.
(f)The Administrative Agent shall have received evidence that all regulatory, legal and other third-party approvals necessary, or, in its reasonable discretion, advisable, in connection with the Transactions and the continuing operations of the Borrower and the Restricted Subsidiaries shall have been obtained and be in full force and effect.
(g)The Administrative Agent shall have a first priority perfected security interest in the Collateral, subject to Permitted Liens, as required by the Collateral Documents.
(h)The Administrative Agent, the Lenders and their respective Affiliates shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder. All “Term Loans” outstanding under the Existing Credit Agreement, together with all accrued and unpaid interest thereon, shall have been repaid in full and each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Swap Obligations”, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement).
(i)The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the three most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) subject to Section 9.12, satisfactory financial statement projections through and including the Borrower’s 2019 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).
(j)No Default shall have occurred or shall be continuing.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION IV.02Each Credit Event. Subsequent to the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Loan Parties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any such representation or warranty which relates to a specified prior date shall be required to be true and correct in all material respects only as of such specified prior date, and that any such representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 4.02.
Article V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower, for itself, the other Loan Parties and the Restricted Subsidiaries, covenants and agrees with the Lenders that, on and after the Effective Date:
SECTION V.01Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)within ninety (90) days after the end of each Fiscal Year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such Fiscal Year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the Fiscal Year ended December 31, 2018), its audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification commentary or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, that all financials provided under this Section 5.01 shall include financial information for all Consolidated Financial Covenant Entities;
(b)within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the Fiscal Quarter ended March 31, 2019), its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that all financials provided under this Section 5.01 shall include financial information for all Consolidated Financial Covenant Entities;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit F (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11 and setting forth the Total Net Leverage as of the end of the applicable period, (iii) at any time any Subsidiary shall be designated as an Unrestricted Subsidiary, setting forth a condensed consolidating balance sheet and related income statement (including depreciation and amortization) for (A) the Borrower and the Restricted Subsidiaries taken as a whole and (B) the Unrestricted Subsidiaries taken as a whole, in each case, in form and substance and with such level of detail as reasonably acceptable to the Administrative Agent and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has had a material effect on such financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)concurrently with any delivery of financial statements under clause (a) above, if such certificate is available (with the Borrower using commercially reasonably efforts to obtain such certificates), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary thereof with the SEC (if applicable), or any Governmental Authority succeeding to any or all of the functions of said Commission (if applicable), or with any national securities exchange (if applicable), provided that such materials shall be deemed delivered on the date when they become publically available at no cost on EDGAR;
(f)on each Free Cash Flow Prepayment Date, a certificate from a Financial Officer of the Borrower indicating whether a Prepayment Event has occurred on such date and certifying the manner in which the Total Leverage Ratio, and, if applicable, Free Cash Flow and any resulting prepayment were calculated, which certifications shall be in form and substance reasonably satisfactory to the Administrative Agent; and
(g)promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of any Loan Party or Subsidiary thereof, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents (and the Administrative Agent shall promptly distribute such notice and electronic version to the Lenders). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.
SECTION V.02Notices of Material Events. The Borrower (without duplication) will furnish to the Administrative Agent (for prompt distribution to each Lender) written notice of the following:
(a)the occurrence of any Default (such notice to be provided within two (2) Business Days after a Responsible Officer becomes aware of such occurrence);
(b)the filing of any pleading, notice of appeal, communication of counsel or other document regarding any legal action or potential legal action or the commencement of any action, suit, investigation or proceeding, by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws, that if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)promptly, and in any event within five (5) days after (i) the failure to pay a minimum required contribution or installment to a Pension Plan on or before the due date provided under Section 430 of the Code; (ii) the failure to pay a required contribution or installment to a Multiemployer Plan on or before the applicable due date; (iii) the occurrence of an ERISA Event with a notice describing such ERISA Event, and any action that any Loan Party or ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Pension Plan pertaining thereto; and (iv) any officer of any Loan Party or any ERISA Affiliate knows or has reason to know, a Pension Plan is in “at risk” status within the meaning of Section 430(j) of the Code, except as disclosed in writing by the Borrower to the Administrative Agent prior to the Effective Date;

(d)any other development that to the knowledge of a Responsible Officer results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION V.03Existence; Conduct of Business. Except as otherwise permitted by Section 3.01, the Borrower will, and will cause each other Loan Party and each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, Division, liquidation or dissolution permitted under Section 6.03.
SECTION V.04Payment of Obligations. The Borrower will, and will cause each other Loan Party and each Restricted Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the applicable Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION V.05Maintenance of Properties; Insurance. The Borrower will, and will cause each other Loan Party and each Restricted Subsidiary to, except with respect to Plants Designated for Closure or Sale, Historical Used Equipment and property described in Section 6.03(a)(v)(B), (a) keep and maintain all property (including all Collateral) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts and covering such properties and risks as are adequate and customary for companies of the same or similar size engaged in the same or similar business and in the same or similar location as the Loan Parties and Restricted Subsidiaries and (ii) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets (other than the assets securing the Senior Secured Notes, the Polish Subsidiary Credit Facility, the Existing Leveraged Leases or Permitted Private Placement Debt) and business interruption insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies of the Loan Parties naming the Administrative Agent an additional insured. In the event any Loan Party or any Restricted Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Borrower (x)

will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding, provided that notification requirement shall not apply at any time when the Total Net Leverage Ratio is no greater than 3.00 to 1.00 and (y) will ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents. If at any time any Mortgaged Real Property is located in a designated “special flood hazard area” with respect to which flood insurance has been made available under applicable Flood Insurance Laws, the Loan Parties will (i) maintain fully paid flood hazard insurance on such Mortgaged Real Property on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, and (ii) provide within thirty (30) days (or such longer period as the Administrative Agent shall agree) evidence of such coverage as Administrative Agent may reasonably request, including, without limitation, (x) copies of any such flood insurance policies naming the Administrative Agent as loss payee and (y) the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, in each case to the extent requested by the Administrative Agent.
SECTION V.06Books and Records. The Borrower will, and will cause each other Loan Party and each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in all material respects. The Borrower will, and will cause each other Loan Party and each Restricted Subsidiary thereof to, permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I and Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties’ and Restricted Subsidiaries’ assets for internal use by the Borrower, the Administrative Agent and the Lenders.
SECTION V.07Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each other Loan Party and each Restricted Subsidiary to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case with respect to each of clause (i) and clause (ii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION V.08Use of Proceeds. The proceeds of:
(a) the Revolving Loans and Swingline Loans will be used: (i) to finance the working capital needs and general corporate purposes of the Loan Parties and the Restricted Subsidiaries in the ordinary course of business; (ii) to refinance Indebtedness of the Borrower and its Subsidiaries to the extent otherwise permitted hereunder; and (iii) to consummate Permitted Acquisitions (subject to the following proviso) and make Restricted Payments permitted under Section 6.07; and

(b) the Term A Loans will be used as provided in this Agreement prior to the Amendment No. 5 Effective Date and otherwise to refinance certain existing Indebtedness of the Borrower and to finance the working capital needs and general corporate purposes of the Loan Parties and the Restricted Subsidiaries in the ordinary course of business; provided, that, in each case under this Section 5.08:
(A)    no part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X; and
(B)    the Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION V.09Loan Party Guarantors; Pledges; Additional Collateral; Further Assurances.
(a)As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after any Subsidiary qualifies independently as (including as a result of a Division, with respect to each applicable Division Successor), or is designated by the Borrower or the Administrative Agent as, a Loan Party Guarantor pursuant to the definitions of “Material Domestic Subsidiary” or “Loan Party Guarantor”, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause (x) each Division Successor and (y) each such other Subsidiary which also qualifies as a Loan Party Guarantor to deliver to the Administrative Agent a joinder to each of the Loan Party Guaranty and the Security Agreement (in each case in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, to be accompanied by appropriate corporate resolutions, other corporate documentation, other Collateral Documents to the extent contemplated by this Section 5.09 or the Security Agreement, and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Borrower shall cause each such Person to be designated as a Loan Party at the time the aforementioned deliveries are made. Such Person also shall constitute a Restricted Subsidiary during the period it constitutes a Loan Party. If any Loan Party Guarantor ceases to be a Material Domestic Subsidiary at any time, the Borrower may request that such Subsidiary be released from its guaranty, and the Administrative Agent, upon receipt of evidence in form and substance reasonably satisfactory to it that such Loan Party Guarantor is no longer a Material Domestic Subsidiary, shall release such Subsidiary from its guaranty and release the liens on and security interests in the assets of such Subsidiary (in each case at the Borrower’s expense); provided, that after giving effect to such release, the Borrower shall be in compliance with Section 6.04. The Borrower may designate in writing Subsidiaries which do not qualify as Material Domestic Subsidiaries as Loan Party Guarantors, and the Borrower shall cause such Persons to become subject to all applicable Collateral Documents and other Loan Documents. The Administrative Agent shall, upon written request by the Borrower and at the Borrower’s cost and expense, release from the Collateral Documents and other Loan Documents any Subsidiary which is not a Material Domestic Subsidiary, including, without limitation, any Subsidiary which no longer qualifies as a Material Domestic Subsidiary pursuant to the definition thereof. The Lenders hereby authorize the Administrative

Agent to release such a Subsidiary from the Loan Party Guaranty and its Collateral Documents; provided, that if such Subsidiary subsequently qualifies as a Material Domestic Subsidiary pursuant to the definition thereof, such Subsidiary shall be required to re-deliver a joinder to the Loan Party Guaranty and its Collateral Documents. Notwithstanding the foregoing or anything to the contrary set forth herein, on and after the Amendment No. 4 Effective Date, each Subsidiary of the Borrower organized under the laws of Mexico (or a political subdivision thereof) shall become a Loan Party Guarantor under agreements, documents and instruments consistent with the foregoing and reasonably acceptable to the Administrative Agent that are governed by the laws of New York and enforceable under the laws of New York and the laws of Mexico. No such Subsidiary shall be required to deliver Collateral Documents to secure its obligations under the Loan Documents unless otherwise agreed to by the Borrower and the Administrative Agent. The delivery of such documents shall be subject to the timing requirements set forth above, along with the requirements for the delivery of ancillary documents, such as legal opinions.
(b)The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (whether real (subject to Section 5.09(c) below), personal, tangible, intangible, or mixed), to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02 and any exceptions thereto permitted in the Security Agreement. Without limiting the generality of the foregoing, the Borrower will (i) subject to Section 5.09(e) below, cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (ii) if required pursuant to paragraph (c) of this Section, will, and will cause each Loan Party to, promptly deliver Mortgages and Mortgage Instruments with respect to any real property owned by such Loan Party to the extent, and within such time period as is, reasonably required by the Administrative Agent. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary or in respect of any assets related to such Equity Interests shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Holders of Secured Obligations pursuant to legally valid, binding and enforceable pledge agreements.
(c)Without limiting the foregoing, the Borrower will, and will cause each Loan Party and each of the Subsidiaries thereof to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, hypothecs and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower; provided, however, that, for purposes of this Section 5.09(c) and Section 5.09(d) below, no Mortgage or Mortgage Instruments shall be required with respect to (i) any leasehold property, (ii) subject to the remainder of this Section 5.09(c), any real property owned or acquired by any Loan Party on or after the Effective Date if the book value therefor is less than the U.S. Dollar Amount of U.S. $10,000,000 (provided that the aggregate book value of all real property subject to this clause (ii) shall not exceed the U.S. Dollar Amount of $75,000,000 at any time), (iii) any real property constituting Plants Designated For Closure or Sale upon the acquisition thereof, in each case so long as such real property is sold, transferred, assigned, leased, subleased, terminated or otherwise Disposed not later than 24 months following the date such real property is acquired (provided that the Administrative Agent may, in its sole and absolute discretion, agree to an extension of up to 6 additional months for any property under this clause (iii)), (iv) subject to the remainder of this Section 5.09(c), any real property owned by any Loan Party on the Amendment No. 5 Effective Date with a book value of less than the U.S. Dollar Amount of U.S. $10,000,000 and listed on Schedule 5.09(c) or (v) if the cost of perfecting a Lien in such property, in the Administrative Agent’s sole discretion, is excessive in light of the value of such property. On and after the Amendment No. 4 Effective Date, if any asset constituting Permitted Note Collateral no longer secures the Permitted Private Placement Debt or Senior Secured Notes, then the Borrower shall provide written notice thereof to the Administrative Agent at least 10 days prior to the date on which the Lien on such asset is released. Thereafter, the Borrower promptly will cause such asset to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in this Section, all at the expense of the Borrower.
(d)If any assets (excluding any real property or improvements thereto or any interest therein (unless required pursuant to paragraph (c) of this Section)) are acquired by a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), with respect to which additional action is required to perfect the Lien or security interest of the Administrative Agent, the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, and if the cost of perfecting a Lien in such property, in the Administrative Agent’s sole discretion, is not excessive in light of the value of such property, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Borrower. Notwithstanding the foregoing, the Administrative Agent shall not receive a Lien on any asset constituting an “Excluded Asset” under and as defined in the Security Agreement or any Permitted Note Collateral.
(e)No Loan Party shall be required to deliver Collateral Documents governed by the laws of the jurisdiction of organization of any First Tier Foreign Subsidiary in respect of the pledge to the Administrative Agent of Equity Interests in such First Tier Foreign Subsidiary unless such First Tier Foreign Subsidiary is a Material Foreign Subsidiary. No Loan Party shall otherwise be required to take any actions to perfect the Administrative Agent’s Lien in such First Tier Foreign Subsidiary’s Equity Interests other than such Loan Party’s entry into the Security Agreement and the filing of a UCC-1 financing statement against such Loan Party which includes such Equity Interests as part of the collateral subject thereto.
(f)Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Amendment No. 2 Effective Date until the date that is (a) if such Mortgage relates to a property not located in a “special flood hazard area”, ten (10) Business Days or (b) if such Mortgage relates to a property located in a “special flood hazard area”, thirty (30) days, in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by applicable Flood Insurance Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Insurance Laws; provided that any such mortgage may be entered into prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
SECTION V.10Designation of Restricted Subsidiaries and Unrestricted Subsidiaries.
(a)Each of the Borrower’s Subsidiaries shall be designated as a Restricted Subsidiary or an Unrestricted Subsidiary at all times. Schedule 3.01 sets forth such designations for the Borrower’s Subsidiaries as of the Amendment No. 5 Effective Date. Each Subsidiary that is acquired or formed (including by way of merger or consolidation) after the Amendment No. 4 Effective Date shall be deemed to be designated as a Restricted Subsidiary at the time of acquisition or formation thereof unless it is designated as an Unrestricted Subsidiary by written notice to the Administrative Agent not less than ten (10) Business Days prior to the acquisition or formation thereof, with the understanding that the Borrower may change such designation in accordance with the following. Upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, and subject to satisfaction of the following requirements, the Borrower may at any time and from time to time change a Subsidiary’s designation as a Restricted Subsidiary or an Unrestricted Subsidiary:
(i)No such change in designation shall be made unless, immediately before and after such change, no Default shall have occurred and be continuing or shall otherwise result therefrom;
(ii)Immediately after giving effect to such change, the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.11 (and, as a condition precedent to the effectiveness of any such change, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth in reasonable detail the calculations demonstrating such compliance);
(iii)No Unrestricted Subsidiary shall be re-designated as a Restricted Subsidiary unless at least one full Fiscal Quarter has passed since the Fiscal Quarter in which such Unrestricted Subsidiary was designated as such;
(iv)The designation of a Subsidiary (other than a Material Domestic Subsidiary) as a Restricted Subsidiary or an Unrestricted Subsidiary shall not be changed at any time the Total Net Leverage Ratio (before and after giving effect to the proposed re-designation on a Pro Forma Basis) is equal to or greater than 3.25 to 1.00. The designation of a Material Domestic Subsidiary as a Restricted Subsidiary shall not be changed at any time the Total Net Leverage Ratio (before and after giving effect to the proposed re-designation on a Pro Forma Basis) is equal to or greater than 3.00 to 1.00;
(v)No Restricted Subsidiary shall be designated as an Unrestricted Subsidiary unless after giving effect thereto the aggregate amount of all such designations, when taken together with all other Restricted Intercompany Transactions, shall not exceed the Restricted Intercompany Transaction Amount; provided, that (A) in the case of any designation of a Material Domestic Subsidiary as an Unrestricted Subsidiary, the amount of such designation shall be deemed to be an amount (not less than zero) equal to the total assets of such Subsidiary minus the outstanding funded debt of such Subsidiary as of the date of such designation and (B) in the case of any designation of a Restricted Subsidiary (other than a Material Domestic Subsidiary) as an Unrestricted Subsidiary, the amount of such designation shall be deemed to be an amount (not less than zero) equal to the book net worth of such Subsidiary as of the date of such designation;
(vi)No Material Domestic Subsidiary shall be designated as an Unrestricted Subsidiary without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld); provided, that the Borrower shall have certified to the Administrative Agent in writing, and in a manner reasonably acceptable to the Administrative Agent (including supporting detail therefor, if so requested by the Administrative Agent), that, after giving effect to such designation (and the removal of such Loan Party Guarantor as a Material Domestic Subsidiary) on a Pro Forma Basis, no Restricted Subsidiary that is not a Loan Party Guarantor shall constitute (or be required to be designated as) a Material Domestic Subsidiary in accordance with the definition thereof; provided, further, that the Administrative Agent is authorized by the Lenders to release any Loan Party Guarantor designated as an Unrestricted Subsidiary pursuant to this clause (vi) from the Loan Party Guaranty and to release its Liens on the assets of such Loan Party Guarantor; and
(vii)No Subsidiary that is designated as a “Restricted Subsidiary” under the Senior Secured Notes or any other Indebtedness of the Borrower or any Subsidiary shall be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” under the Senior Secured Notes and all such other Indebtedness.
(b)Each Subsidiary that constitutes an Unrestricted Subsidiary shall be treated as a third-party that is a non-Affiliate, and shall not receive the benefit of any provision allowing for transactions between the Borrower and the Restricted Subsidiaries. The Borrower’s or any Subsidiary’s investment in an Unrestricted Subsidiary shall constitute an investment in a non-Affiliated third party that is subject to Section 6.04.
(c)If, at any time, any Unrestricted Subsidiary fails to meet any requirements of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and shall thereafter constitute a Restricted Subsidiary, with all of its Indebtedness, Liens, Investments and other actions and transactions being subject to the terms of this Agreement.
SECTION V.11Post-Closing Covenant. Notwithstanding the delivery requirements set forth in the Loan Documents, the parties hereto hereby agree to the following timing requirements in respect of the deliveries set forth on Schedule 5.11.
SECTION V.12Accuracy of Information. The Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.
Article VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower, for itself, the other Loan Parties and the Restricted Subsidiaries, covenants and agrees with the Lenders that, on and after the Effective Date:
SECTION VI.01Indebtedness. No Loan Party will, or will permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)the Secured Obligations;

(b)Indebtedness and guarantees thereof existing on the Amendment No. 5 Effective Date and set forth in Schedule 6.01(b) and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness);
(c)the Senior Secured Notes and the Existing Leveraged Leases, in each case together with extensions, increases (including subsequent issuances), renewals and replacements thereof; provided, that no such extension, renewal, increase or replacement shall be consummated in contravention of the agreements, documents and instruments evidencing the Senior Secured Notes or the Existing Leveraged Leases, as applicable;
(d)Indebtedness of any Loan Party or any Restricted Subsidiary to any Loan Party or any Restricted Subsidiary; provided that such Indebtedness is permitted under Section 6.04;
(e)Guarantees by a Loan Party or any Restricted Subsidiary of Indebtedness of any Loan Party, any Subsidiary, any Affiliate of any Loan Party or Restricted Subsidiary, or any Person in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof; provided that (i) any such Indebtedness of any Loan Party or Restricted Subsidiary so Guaranteed is permitted by this Section 6.01, (ii) such Guarantees are permitted under Section 6.04, and (iii) Guarantees permitted under this clause (e) shall be subordinated to the Secured Obligations of the applicable Loan Party or Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(f)Indebtedness of any Loan Party or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness); provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the Borrower is in compliance on a Pro Forma Basis with Section 6.11 after the incurrence thereof;
(g)Indebtedness of any Loan Party or any Restricted Subsidiary as an account party in respect of (i) trade letters of credit or (ii) constituting obligations in respect of Swap Obligations and hedging and swap arrangements permitted under Section 6.05;
(h)Unsecured Indebtedness and Subordinated Indebtedness of the Loan Parties so long as the Borrower shall be in compliance with Section 6.09 and, upon incurrence thereof, Section 6.11 on a Pro Forma Basis;
(i)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(j)Indebtedness of any Loan Party or any Restricted Subsidiary as an account party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(k)the Polish Subsidiary Credit Facility, together with extensions, increases, renewals and replacements thereof (with the Borrower being in compliance on a Pro Forma Basis with Section 6.11 after any incurrence thereunder or increase in the aggregate principal amount thereof);
(l)Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries so long as the aggregate principal amount thereof, when aggregated (without duplication) with the aggregate principal amount of all guarantees permitted under Section 6.04(e)(i), does not at any time exceed the Permitted Foreign Subsidiary Indebtedness Amount; provided, that the Borrower is in compliance, on a Pro Forma Basis, with Section 6.11 after any incurrence of such Indebtedness or increase in the aggregate principal amount of such Indebtedness;
(m)Indebtedness incurred under industrial revenue bonds so long as not in contravention with Section 6.02;
(n)Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Permitted Receivables Facilities so long as the aggregate outstanding principal amount of all Attributable Receivables Indebtedness permitted under this clause (n) does not exceed the U.S. Dollar Amount of U.S. $250,000,000 at any time; provided, however, that (1) no more than the U.S. Dollar Amount of U.S. $150,000,000 of such Attributable Receivables Indebtedness shall be outstanding at any time the Total Leverage Ratio is equal to or greater than 3.00 to 1.00 (including before and after giving effect on a Pro Forma Basis to any incurrence of such Indebtedness, and with the Total Leverage Ratio giving effect, on a Pro Forma Basis, to any fundings or purchases to be made under such Permitted Receivables Facilities), (2) the availability of such U.S. $150,000,000 amount shall be reduced by the aggregate of all Attributable Receivables Indebtedness incurred when the Total Leverage Ratio was less than 3.00 to 1.00, and (3) at any time the Total Leverage Ratio is equal to or greater than 3.00 to 1.00 and any Attributable Receivables Indebtedness is outstanding, the excess of aggregate Revolving Commitments over aggregate Revolving Credit Exposures shall be at least U.S. $100,000,000 (with the Borrower having up to sixty (60) days to comply with this clause (3) after the date on which the Total Leverage Ratio is equal to or greater than 3.00 to 1.00);
(o)Operating leases classified as Indebtedness under GAAP;
(p)Indebtedness evidencing Sale and Leaseback Transactions permitted under Sections 6.03 and 6.10;
(q)Indebtedness permitted under Section 6.04;
(r)Permitted Private Placement Debt so long as the Borrower is in compliance, on a Pro Forma Basis, with Section 6.11 immediately before and after any incurrence of such Indebtedness and no Default is then outstanding or would result therefrom;
(s) Permitted Term Debt so long as the Borrower is in compliance, on a Pro Forma Basis, with Section 6.11 immediately before and after any incurrence of such Indebtedness and no Default is then outstanding or would result therefrom;
(t)Permitted Acquisition Debt; provided, that the aggregate outstanding principal amount of Permitted Acquisition Debt shall not exceed the U.S. Dollar Amount of U.S. $25,000,000; and
(u)Indebtedness arising under Permitted Corporate Restructuring Transactions.
In addition to the foregoing, subsequent to the Collateral Release, the Borrower shall not at any time permit (A) Priority Debt (as defined in Schedule II of the Senior Secured Note Agreement (as in effect on the date hereof) (a copy of which is attached hereto as Exhibit I)) to exceed an amount equal to 15% of Consolidated Net Worth (as defined in the Senior Secured Note Agreement as in effect on the date hereof) unless (1) the Required Lenders approve the applicable excess Indebtedness and Liens and (2) the Administrative Agent and the Holders of Secured Obligations are equally and ratably secured therewith on terms and conditions and pursuant to documentation acceptable to the Required Lenders; provided, that such equal and ratable Liens, if granted at all, shall be granted within 30 days after the incurrence of the excess Indebtedness and Liens, (B) the aggregate outstanding principal amount of Indebtedness of Domestic Subsidiaries (other than (1) Indebtedness described in Section 6.01(a), (d), (f), (g)(i), (i), (j), (m), (n), (o), (p) or (u), (2) Guarantees by a Loan Party Guarantor of Indebtedness of the Borrower permitted under this Section 6.01 or (3) Guarantees permitted under the following clause (C)) to exceed the U.S. Dollar Amount of U.S. $250,000,000 or (C) the aggregate principal amount of the Guarantees of Indebtedness by a Loan Party in respect of Indebtedness owing by any Foreign Subsidiary, any Affiliate of a Loan Party organized under the laws of a jurisdiction other than the United States of America (or political subdivision thereof) or any Person that is organized under the laws of a jurisdiction other than the United States of America (or political subdivision thereof) and in which a Loan Party or Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof to exceed the U.S. Dollar Amount of U.S. $200,000,000; provided, further, that the Loan Parties also shall be permitted to guaranty, in excess of the foregoing limitation, up to the U.S. Dollar Amount of U.S. $100,000,000 of Indebtedness owing under the Polish Subsidiary Credit Facility so long as the Indebtedness so guaranteed is permitted under Section 6.01(k).
SECTION VI.02Liens. No Loan Party will, or will permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following; provided, however, that other than as permitted under clause (c) below, no Lien shall be permitted hereunder in respect of any asset or property (including any Equity Interest) located in Mexico or owned or Controlled by a Person organized under the laws of Mexico (or a political subdivision thereof):
(a)Liens created pursuant to any Loan Document;
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of any Loan Party or any Restricted Subsidiary existing on the Amendment No. 5 Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party or Restricted Subsidiary unless permitted elsewhere under this Section 6.02, and (ii) such Lien shall secure only those obligations which it secures on the Amendment No. 5 Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (without giving effect to accrued interest, fees or transaction costs with respect to such Indebtedness), except for such increases as may be permitted under Section 6.01(k) or (l);
(d)any Lien on Existing Leveraged Lease Collateral that secures Indebtedness evidenced by the Existing Leveraged Leases and that is permitted under Section 6.01(c), together with any Lien on any other property or asset of a Loan Party or Restricted Subsidiary that is permitted elsewhere under this Section 6.02 and that is used to secure such Indebtedness in respect of the Existing Leveraged Leases that is permitted under Section 6.01(c);
(e)Liens on property or assets acquired by a Loan Party or a Restricted Subsidiary after the Effective Date; provided, that no such Liens shall be permitted on and after the Amendment No. 4 Effective Date;

(f)Liens on the assets or property of any Loan Party or any Restricted Subsidiaries in connection with Sale and Leaseback Transactions that comply with the requirements of Section 6.10;
(g)Liens on fixed or capital assets acquired, constructed or improved by any Loan Party or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and (iv) such security interests shall not apply to any other property or assets of any Loan Party or any Restricted Subsidiary;
(h)Liens arising under Permitted Receivables Facilities where the Attributable Receivable Indebtedness thereunder is permitted under Section 6.01(n);
(i)Liens securing the Polish Subsidiary Credit Facility to the extent the Indebtedness in respect thereof is permitted under Section 6.01(k); provided, that only assets owned by the Polish Subsidiary shall secure the Polish Subsidiary Credit Facility;
(j)Liens securing hedging obligations of Loan Parties arising under non-speculative natural gas swaps; provided, that (x) no more than the U.S. Dollar Amount of U.S. $50,000,000 in the aggregate of such obligations (as determined based on the termination value thereof) shall be owing to any Person that is not a Holder of Secured Obligations and (y) such obligations owing to non-Holders of Secured Obligations shall be secured solely with cash and cash equivalents;
(k)Liens securing obligations owing under and in connection with industrial revenue bonds; provided, that no more than the U.S. Dollar Amount of U.S. $50,000,000 in aggregate principal amount of such bonds may be secured pursuant to this clause;
(l)Liens securing the Senior Secured Notes and Permitted Private Placement Debt; provided, that (i) no assets other than Permitted Note Collateral shall secure the Senior Secured Notes and the Permitted Private Placement Debt and (ii) equipment and real estate constituting or required to constitute Collateral (and so not listed on Schedule 1.01(a)) may secure the Senior Secured Notes and Permitted Private Placement Debt only if the aggregate net book value thereof, when taken together with all assets sold, transferred or assigned during the applicable Fiscal Year pursuant to Section 6.03(a)(v)(F), does not exceed the Annual Asset Sale Limitation; provided, further, that the Administrative Agent is hereby authorized by the Lenders to release its Lien upon the applicable equipment and real estate if no Default is then outstanding or would result therefrom, and the Borrower has certified to the Administrative Agent in writing, and in a manner reasonably acceptable to the Administrative Agent (including supporting detail therefor, if so requested by the Administrative Agent), that the requirements of this Section 6.02(l) have been satisfied (and the Administrative Agent shall provide copies of any such release to the Lenders);
(m)Liens securing Permitted Term Debt; provided, that if the Borrower or applicable Restricted Subsidiary wishes to grant a Lien on Collateral to secure Permitted Term Debt, then such Lien shall only be permitted hereunder and may only remain outstanding if the Secured Obligations are secured equally and ratably with such Permitted Term Debt, or the Lien securing the Permitted Term Debt is junior in priority to the Lien securing the Secured Obligations, and, in either case, the holders of such Permitted Term Debt shall at all times be subject to an intercreditor agreement with the Administrative Agent, on behalf of the Lenders, that is in form and substance acceptable to the Required Lenders;

(n)Liens securing Indebtedness of Foreign Subsidiaries permitted under Section 6.01(l), which Liens are granted upon assets of Foreign Subsidiaries;
(o)Liens securing Permitted Acquisition Debt on, as applicable, the assets subject to the related Permitted Acquisition or the assets of a Restricted Subsidiary subject to the related Permitted Acquisition; provided, that on and after the Amendment No. 4 Effective Date, no Lien shall secure Permitted Acquisition Debt; and
(p)Liens on assets of the Loan Parties and the Restricted Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness subject to such Liens does not exceed the U.S. Dollar Amount of U.S. $25,000,000 in the aggregate at any time.
SECTION VI.03Fundamental Changes and Asset Sales.
No Loan Party will, or will permit any Restricted Subsidiary to, merge into, or amalgamate or consolidate with any other Person, or permit any other Person to merge into, or amalgamate or consolidate with it, consummate a Division as the Dividing Person or sell, transfer, lease or otherwise Dispose of any of its assets (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation; provided that any such merger arising in connection with an Acquisition shall not be permitted unless also permitted by Section 6.04;
(ii)(a) any Restricted Subsidiary may merge into or amalgamate with a Loan Party in a transaction in which the surviving entity or successor entity is a Loan Party; provided, however, that (1) any such merger involving the Borrower must result in the Borrower as the survivor thereof, and (2) if arising in connection with an Acquisition, shall not be permitted unless also permitted by Section 6.04, and (b) any non-Loan Party Subsidiary that is a Restricted Subsidiary may merge into or amalgamate with another non-Loan Party Subsidiary that is a Restricted Subsidiary; provided, that, if arising in connection with an Acquisition, shall not be permitted unless also permitted by Section 6.04;
(iii)any of the following sales, transfers, leases or other Disposition may occur:
(A)any Restricted Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise Dispose of its assets to a Loan Party;
(B)any Loan Party may sell, transfer, lease or otherwise Dispose of its assets to any other Loan Party;
(C)IEDB Transfers;
(D)any Restricted Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise Dispose of its assets to any other Restricted Subsidiary that is not a Loan Party;
(E)any Loan Party may sell, transfer, lease or otherwise Dispose of its assets to any Restricted Subsidiary that is not a Loan Party, and any Loan Party or Restricted Subsidiary may sell, transfer lease or otherwise Dispose of its assets to any Unrestricted Subsidiary, any Affiliate of any Loan Party or Restricted Subsidiary, or any Person in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof, so long as the aggregate net book value of all such assets, when taken together with all other Restricted Intercompany Transactions, does not exceed the Restricted Intercompany Transactions Amount; and
(F)any Loan Party may sell, transfer, lease or otherwise Dispose of Historical Used Equipment to any Restricted Subsidiary that is not a Loan Party, and any Loan Party or Restricted Subsidiary may sell, transfer lease or otherwise Dispose of Historical Used Equipment to any Unrestricted Subsidiary, any Affiliate of any Loan Party or Restricted Subsidiary, or any Person in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof; provided, that the aggregate net book value of all sales, transfers, leases and Dispositions made in reliance on this clause (F) (excluding any Dispositions made in reliance on this clause (F) prior to the Amendment No. 5 Effective Date) shall not exceed (i) the U.S. Dollar Amount of U.S. $125,000,000 at any time the Total Leverage Ratio is less than 3.00 to 1.00 (both before and after giving effect thereto on a Pro Forma Basis), or (ii) the U.S. Dollar Amount of U.S. $50,000,000 at any time the Total Leverage Ratio is equal to or greater than 3.00 to 1.00 (both before and after giving effect thereto on a Pro Forma Basis); provided, further, that if a sale, transfer, lease or Disposition was permitted because the Total Leverage Ratio was less than 3.00 to 1.00 (both before and after giving effect thereto on a Pro Forma Basis), but subsequent thereto, the Total Leverage Ratio equals or exceeds 3.00 to 1.00, such sale, transfer, lease or Disposition shall remain a permitted transaction under this clause (F), but no further sales, transfers, leases or Dispositions shall be permitted hereunder until such time as the Total Leverage Ratio is less than 3.00 to 1.00 and the Loan Parties have not otherwise reached the above-mentioned U.S. $125,000,000 limitation;
(iv)the Borrower or any Restricted Subsidiary may sell Receivables under Permitted Receivables Facilities (subject to the limitation on Attributable Receivables Indebtedness under Section 6.01(n)) at any time;
(v)the Loan Parties and the Restricted Subsidiaries may:
(A)sell inventory in the ordinary course of business;
(B)effect sales, trade-ins or Dispositions of used, obsolete, scrap, worn out or surplus equipment or property for value if such equipment is located at Plants Designated for Closure or Sale or otherwise in the ordinary course of business consistent with past practice;
(C)enter into licenses of technology in the ordinary course of business;
(D)sell, transfer, assign, lease or otherwise Dispose of owned, or sublease, assign or earlier terminate leases or subleases in connection with leaseholds or subleaseholds for, Plants Designated for Closure or Sale; provided, that the aggregate net book value for all Plants Designated for Closure or Sale that are sold, transferred, assigned, Disposed of, leased, subleased or early terminated on or after the Amendment No. 5 Effective Date shall not exceed the U.S. Dollar Amount of U.S. $150,000,000;
(E)[Reserved]
(F)make any other sales, transfers, leases or Dispositions (including Sale and Leaseback Transactions that comply with Section 6.10) that, together with all other property of the Loan Parties and the Restricted Subsidiaries previously leased, sold or Disposed of as permitted by this clause (F) during the term of this Agreement, and as determined based on net book value for all property subject to such sales, transfers, leases or other Dispositions, does not exceed 35% of Consolidated Total Assets, and with such sales, transfers, leases and Dispositions in any Fiscal Year not exceeding 15% of

Consolidated Total Assets (the “Annual Asset Sale Limitation”); provided, that (i) Consolidated Total Assets shall be computed based upon the most recently audited financials provided by the Borrower to the Administrative Agent under Section 5.01(a), and (ii) computations of the Borrower’s compliance with this clause (F) shall be made after giving effect to the Asset Sale and Purchase Offset, with the transactions permitted to be credited toward the Asset Sale and Purchase Offset not counting toward the limitations set forth in this clause (F);
provided, further, all sales, transfers, leases and other Dispositions permitted under this Section 6.03(a)(v) shall be for fair market value and, other than with respect to clauses (v)(B), (v)(C) (with respect to cross-licensing of technology where the consideration for the issuance of a license is (1) the receipt of a different license of comparable value, (2) the receipt of Equity Interests in a Person (or the enhancement of the value of existing Equity Interests in such Person) or (3) an interest in a joint development arrangement (or the enhancement of value under an existing joint development agreement), in which case no cash consideration is required), (v)(D) and (v)(E), at least 75% of the consideration paid therefor shall be in cash when the Total Net Leverage Ratio, on a Pro Forma Basis giving effect to the applicable transaction, is equal to or greater than 3.00 to 1.00;
(vi)any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the Lenders, and, if such Restricted Subsidiary is a Loan Party, such Loan Party’s assets and property (including revenues) are transferred to another Loan Party;
(vii)a Loan Party or any Restricted Subsidiary may engage in Permitted Corporate Restructuring Transactions; and
(viii)any Restricted Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time (or, in the case of a Division of a Restricted Subsidiary that is a Loan Party, the assets of such applicable Dividing Person are held by a wholly-owned Restricted Subsidiary which is (or shall simultaneously become, pursuant to Section 5.09(a)) a Loan Party), or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 6.03(a)(iv); provided that any such Division involving a Person that is not a wholly-owned Subsidiary immediately prior to such Division shall not be permitted unless it is also permitted by Section 6.04; provided, further, that notwithstanding anything to the contrary in this Agreement, any Subsidiary which is a Division Successor resulting from a Division of assets of a Material Domestic Subsidiary may not be deemed to be a non-Material Domestic Subsidiary at the time of or in connection with the applicable Division.
(b)No Loan Party will, or will permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and the Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related or complementary thereto.
SECTION VI.04Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, or will permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger or consolidation with, or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Restricted Subsidiary prior to such merger or consolidation or Division) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:
(a)Permitted Investments;
(b)Permitted Acquisitions (with the understanding that a Loan Party or Restricted Subsidiary may use proceeds of Indebtedness to consummate a Permitted Acquisition so long as such Indebtedness is permitted under the Loan Documents); provided, that all such Permitted Acquisitions of any Person designated as an Unrestricted Subsidiary at the time of such Permitted Acquisition, when aggregated with all other Restricted Intercompany Transactions, shall not at any time exceed the Restricted Intercompany Transactions Amount;
(c)[reserved];
(d)loans or advances made by:
(i) a Loan Party to another Loan Party;
(ii) a Loan Party to any Restricted Subsidiary that is not a Loan Party, subject to the proviso at the end of this Section 6.04(d);
(iii)any non-Loan Party Subsidiary that is a Restricted Subsidiary to a Loan Party;
(iv)any non-Loan Party Subsidiary that is a Restricted Subsidiary to any other non-Loan Party Subsidiary that is a Restricted Subsidiary; and
(v)any Loan Party or Restricted Subsidiary to any Unrestricted Subsidiary, any Affiliate of any Loan Party or Restricted Subsidiary, or any Person in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof, subject to the proviso at the end of this Section 6.04(d);
provided, that all such loans and advances covered by (d)(ii) and (d)(v), when aggregated with all other Restricted Intercompany Transactions, shall not at any time exceed the Restricted Intercompany Transactions Amount;
(e)Guarantees of Indebtedness by:
(i) a Loan Party in respect of Indebtedness owing by any Foreign Subsidiary, any Affiliate of a Loan Party organized under the laws of a jurisdiction other than the United States of America (or political subdivision thereof) or any Person that is organized under the laws of a jurisdiction other than the United States of America (or political subdivision thereof) and in which a Loan Party or Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof; provided, that the aggregate principal amount of all such guarantees, when aggregated (without duplication) with the aggregate principal amount of all Indebtedness of Foreign Subsidiaries permitted pursuant to Section 6.01(l), does not at any time exceed the Permitted Foreign Subsidiary Indebtedness Amount;
(ii)a Loan Party in respect of Indebtedness owing by another Loan Party;
(iii)a Restricted Subsidiary that is not a Loan Party in respect of Indebtedness owing by any other Restricted Subsidiary that is not a Loan Party;

(iv) a Loan Party in respect of Indebtedness owing by a non-Loan Party Domestic Subsidiary that is a Restricted Subsidiary; provided, that the aggregate principal amount of such guaranty obligations, when taken together with all other Restricted Intercompany Transactions, does not at any time exceed the Restricted Intercompany Transactions Amount; and
(v)a Loan Party or any Restricted Subsidiary that is a Domestic Subsidiary in respect of Indebtedness owing by (A) Domestic Subsidiaries thereof that are Unrestricted Subsidiaries, (B) Affiliates thereof organized under the laws of the United States of America (or political subdivisions thereof) and (C) Persons organized under the laws of the United States of America (or political subdivisions thereof) and in which a Loan Party or Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof; provided, that the aggregate principal amount of such guaranty obligations, when taken together with all other Restricted Intercompany Transactions, does not at any time exceed the Restricted Intercompany Transactions Amount;
(f)investments by the Loan Parties and Restricted Subsidiaries in Equity Interests in Subsidiaries, Affiliates of any Loan Party or Restricted Subsidiary, and Persons in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof (with the aggregate amount of outstanding investments being reduced at any time and from time to time by all dividends, distributions and similar amounts received by the holder of an investment, and by the amount of Net Proceeds received by such holder upon the sale of such investment); provided, that all such investments by Loan Parties in non-Loan Party Restricted Subsidiaries and by Loan Parties and Restricted Subsidiaries in Unrestricted Subsidiaries, Affiliates of any Loan Party or Restricted Subsidiary and Persons in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof (in each case other than Receivables Entities), when aggregated with all other Restricted Intercompany Transactions, shall not at any time exceed the Restricted Intercompany Transactions Amount;
(g)Guarantees constituting Indebtedness permitted by Section 6.01 (other than Guarantees by a Loan Party or any Restricted Subsidiary of Indebtedness of any Loan Party, any Subsidiary, any Affiliate of any Loan Party or Restricted Subsidiary, or any Person in which a Loan Party or other Restricted Subsidiary owns no more than 50% of the voting Equity Interests thereof);
(h)Swap Agreements entered into by any Loan Party or Restricted Subsidiary to the extent permitted by Section 6.05;
(i)any investments, loans or advances existing on the Amendment No. 5 Effective Date as set forth on Schedule 6.04;
(j)investments resulting from Permitted Corporate Restructuring Transactions; and
(k)any other investment, guarantee, loan or advance (other than Acquisitions) so long as the aggregate outstanding amount of all such investments, guarantees, loans and advances at any time does not exceed the U.S. Dollar Amount of U.S. $50,000,000.
SECTION VI.05Swap Agreements. No Loan Party will, or will permit any Restricted Subsidiary to, enter into any Swap Agreement or hedging or swap arrangement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Loan Party or any Restricted Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party or any Restricted Subsidiary, and

(c) non-speculative foreign currency exchange swaps or hedges. In addition, no Loan Party or Restricted Subsidiary will incur or otherwise be liable for hedging obligations in an aggregate net amount (based on termination value) in excess of the U.S. Dollar Amount of U.S. $75,000,000 where the counterparty thereto is not a Holder of Secured Obligations and such hedging obligations arise under non-speculative natural gas swaps.
SECTION VI.06Transactions with Affiliates. No Loan Party will, or will permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties and wholly owned Restricted Subsidiaries not involving any other Affiliate, or transactions between two non-Loan Party Subsidiaries that are Restricted Subsidiaries, (c) any Indebtedness incurred in accordance with Section 6.01, (d) any Restricted Payment permitted by Section 6.07, (e) any Permitted Investment, (f) compensation of officers, directors and employees in connection with their services to Loan Parties and Restricted Subsidiaries, including, without limitation, the provision of services to or for the direct or indirect benefit of such officers, directors and employees so long as such services are provided at prices and on terms and conditions not more favorable than those that could be obtained on an arm’s-length basis from unrelated third parties and (g) any transaction with an Unrestricted Subsidiary constituting a Restricted Intercompany Transaction permitted hereunder or otherwise permitted pursuant to Section 6.04(k).
SECTION VI.07Restricted Payments. No Loan Party will, or will permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;
(b)Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;
(c)the Borrower and the Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower or such Restricted Subsidiaries;
(d)the following repurchases of Equity Interests may occur so long as no Event of Default is then outstanding or would result therefrom and reasonable consideration is given therefor: (1) a non-Loan Party may repurchase its Equity Interests from a Loan Party, (2) a Loan Party may repurchase its Equity Interests from another Loan Party, (3) a non-Loan Party may repurchase its Equity Interests from another non-Loan Party, (4) a Loan Party may repurchase its Equity Interests from a non-Loan Party Restricted Subsidiary and (5) a Loan Party or Restricted Subsidiary may repurchase its Equity Interests from an Unrestricted Subsidiary, so long as, solely for purposes of the foregoing clauses (4) and (5), the aggregate consideration therefor, when taken together with all other Restricted Intercompany Transactions, does not exceed the Restricted Intercompany Transactions Amount;
(e)Restricted Payments under Permitted Corporate Restructuring Transactions;
(f)[Reserved]; and

(g)other Restricted Payments so long as at the time thereof and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto and any Indebtedness incurred or assumed in connection therewith (i) no Default or Event of Default then exists or would result therefrom, (ii) the Borrower is in compliance with the financial covenants set forth in Section 6.11 and (iii) the Total Leverage Ratio is less than 2.50 to 1.00; provided that, notwithstanding the foregoing, the aggregate amount of all Restricted Payments made on or after the Amendment No. 5 Effective Date in reliance on this clause (g) shall not exceed (x) $100,000,000 if, at the time of making any such Restricted Payment or immediately after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is or will be greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00 or (y) $60,000,000 if, at the time of making any such Restricted Payment or immediately after giving effect thereto on a Pro Forma Basis, the Total Leverage Ratio is or will be greater than or equal to 2.75 to 1.00; provided further that, notwithstanding the foregoing, (A) the Borrower may pay regularly scheduled cash dividends payable ratably in respect of its issued and outstanding Class A and Class B common equity in reliance on the immediately foregoing clause (x) (but, for the avoidance of doubt, subject to available capacity under such clause (x)) if, at the time of making any such Restricted Payment, the Total Leverage Ratio as of the end of the most recently ended Fiscal Quarter as set forth in the most recent compliance certificate delivered to the Administrative Agent in accordance with Section 5.01(c) was less than 2.75 to 1.00, provided that the aggregate amount of all Restricted Payments made on or after the Amendment No. 5 Effective in reliance on this clause (A) shall not exceed $20,000,000 and (B) in no event shall the aggregate amount of all Restricted Payments made on or after the Amendment No. 5 Effective Date in reliance on any of the provisos to this clause (g) exceed $100,000,000.
SECTION VI.08Restrictive Agreements. Except for agreements set forth on Schedule 6.08, no Loan Party will, or will permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Loan Party to pay dividends or other distributions with respect to holders of its Equity Interests or, with respect to any Loan Party, to make or repay loans or advances to any Loan Party or any other Restricted Subsidiary or to Guarantee Indebtedness of any Loan Party or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not prohibit any Foreign Subsidiary that is a Restricted Subsidiary from entering into agreements that contain financial covenants which require compliance with financial tests without explicitly addressing the ability of such Foreign Subsidiary to take any action described in clause (b) of this section, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to a Permitted Receivables Facility or the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vi) the foregoing shall not apply to restrictions or conditions imposed by an agreement evidencing Indebtedness permitted under this Agreement so long as such restrictions and conditions permit and do not limit or restrict the financings evidenced by the Loan Documents (including all grants of Collateral in connection herewith and all payments of principal, interest, fees, costs and expenses required hereby), and so long as such restrictions and conditions, taken as a whole, are not more restrictive or limiting than those set forth in the Loan Documents (with the understanding that customary covenants in public debt or Rule 144A offerings shall not be deemed to be more restrictive). Notwithstanding the foregoing or anything to the contrary set forth herein, no Loan Party or Restricted Subsidiary shall enter into or otherwise be subject to any agreement, document or instrument that prohibits or limits its ability to grant the Administrative Agent a Lien upon its assets located in Mexico.

SECTION VI.09Subordinated Indebtedness/Unsecured Indebtedness.
(a)Restrictions. No Loan Party or Restricted Subsidiary shall incur, be liable for, guaranty or otherwise be subject to Subordinated Indebtedness or Unsecured Indebtedness unless: (i) such Subordinated Indebtedness or Unsecured Indebtedness has a final maturity date that occurs at least 180 days after the Extended Maturity Date; provided, however, that the 2022 Senior Notes, as in effect on the Amendment No. 5 Effective Date, may have a scheduled maturity date that occurs prior to the Extended Maturity Date; provided, further, that any extension, renewal, refinancing, replacement or similar transaction in respect of such 2022 Senior Notes shall be required to comply with the requirements of this clause (i); (ii) with respect to both the Unsecured Indebtedness and the Subordinated Indebtedness, no principal prepayment thereof or defeasance, purchase, redemption or acquisition thereof (whether voluntary or mandatory) shall be made unless no Default is then outstanding or would result therefrom and the Borrower, on a Pro Forma Basis after giving effect thereto, is in compliance with Section 6.11; provided, that no such voluntary prepayment, defeasance, purchase, redemption or acquisition shall be permitted if the Senior Secured Leverage Ratio is or will be greater than 3.00 to 1.00 or the Total Net Leverage Ratio is or will be greater than 3.50 to 1.00, in each case, at the time of, or after giving effect on a Pro Forma Basis to, such voluntary prepayment, defeasance, purchase, redemption or acquisition, unless such voluntary prepayment, defeasance, purchase, redemption or acquisition is made pursuant to a refinancing of the applicable Indebtedness with Unsecured Indebtedness or Subordinated Indebtedness incurred in compliance with this Section 6.09; provided, further, for the avoidance of doubt, no proceeds of Loans or other extensions of credit under the Loan Documents shall be used to make any payment in respect of such Unsecured Indebtedness or Subordinated Indebtedness (including on the scheduled maturity date therefor) in contravention of the foregoing proviso’s requirements in respect of the Senior Secured Leverage Ratio and the Total Net Leverage Ratio; (iii) with respect to Unsecured Indebtedness, the agreements, documents and instruments evidencing such Unsecured Indebtedness may only provide that up to 5% of the aggregate outstanding principal amount thereof be scheduled to be paid in any Fiscal Year, with the understanding that all such scheduled principal payments shall also be subject to the restriction set forth in the foregoing clause (ii); and (iv) with respect to the Subordinated Indebtedness, no scheduled principal payments shall be permitted until at least 180 days after the Extended Maturity Date. Any refinancing, replacement, extension, increase, substitution, renewal, supplement or modification of Subordinated Indebtedness or Unsecured Indebtedness shall be subject to the requirements of this Section 6.09.
(b)No More Favorable Terms. Without in any way limiting the foregoing provisions of this Section 6.09, no Loan Party or Restricted Subsidiary shall be a party to, enter into or amend, restate, supplement or otherwise modify any indenture, note or other agreement evidencing or governing the Senior Secured Notes or any Subordinated Indebtedness or Unsecured Indebtedness of any Loan Party or any Restricted Subsidiary that (i) contains any covenant binding on any Loan Party or any Restricted Subsidiary or any of their respective assets, (ii) contains any event of default causing, or permitting holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, or (iii) requires any Loan Party or any Restricted Subsidiary to provide, or otherwise gives any holder of any such Indebtedness the benefit of, a guaranty that, in the case of any of the foregoing clauses (i), (ii) and (iii), is (x) not substantially provided for in this Agreement or the other Loan Documents or (y) is more favorable to the holder of such Indebtedness than the comparable covenant, default or guaranty set forth in the Loan Documents (collectively, a “More Favorable Term”), unless this Agreement and/or any relevant Loan Document shall be amended or supplemented to provide substantially the same covenant, default or guaranty, as applicable, prior to the effectiveness of the More Favorable Term; provided that, if no such amendment or supplement is entered into by the relevant parties, the applicable More Favorable Term shall be automatically incorporated herein without any further action by any party hereto. Notwithstanding the foregoing, no term or provision of the Senior Secured Notes and the Senior Secured

Note Agreement shall constitute a More Favorable Term during any period when the outstanding aggregate principal amount of the Senior Secured Notes is less than or equal to U.S. $75,000,000.
SECTION VI.10Sale and Leaseback Transactions. No Loan Party will, or will permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions (a) in respect of which the cash consideration received for the asset or property being sold or otherwise transferred therewith is an amount not less than the fair market value of such asset or property, or (b) that are consummated within 180 days after such Loan Party or such Restricted Subsidiary acquires or completes the construction of the asset or property being sold or otherwise transferred therewith; provided that the Loan Parties and the Restricted Subsidiaries shall not be required to comply with this clause (b) in respect of any Sale and Leaseback Transaction consummated on or after the Amendment No. 5 Effective Date so long as the aggregate fair market value of all such assets and properties subject to this proviso (determined as of the time of acquisition or completion of construction for each such asset or property) does not exceed U.S. $150,000,000.
SECTION VI.11Financial Covenants.
(a)Maximum Total Leverage Ratio. The Borrower will not permit the ratio (the “Total Leverage Ratio”), determined as of the end of each of its Fiscal Quarters, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of the then most-recently ended four (4) consecutive Fiscal Quarters, all calculated for the Consolidated Financial Covenant Entities on a consolidated basis, to be greater than 3.75 to 1.00 for the Fiscal Quarter ending December 31, 2021 and each Fiscal Quarter thereafter.
(b)Liquidity.
(i)The Borrower shall not permit Liquidity to be less than the U.S. Dollar Amount of U.S. $300,000,000 at any time during the period commencing on the date that is six months prior to the maturity date of the 2022 Senior Notes and ending on the earlier of (x) such time that the 2022 Senior Notes are repaid in full in cash and (y) such time that the Administrative Agent received evidence reasonably satisfactory to it that the maturity of the 2022 Senior Notes is extended to a date that is at least 91 days after the Extended Maturity Date.
(ii)The Borrower shall not permit Liquidity to be less than the U.S. Dollar Amount of U.S. $181,580,412.24 at any time during the period commencing on December 15, 2023 and ending at such time on or after the Non-Extended Maturity Date that (x) all of the applicable Obligations required to be repaid on the Non-Extended Maturity Date pursuant to Sections 2.10(a)(i), 2.10(a)(iii), 2.10(b)(i), 2.12(a)(i) and 2.13(d) have been repaid in full, (y) the outstanding Letters of Credit have been cash collateralized in accordance with Section 2.11(g) and (z) all mandatory prepayments required under any of Sections 2.11(a) and (e) (in each case, after giving effect to the termination of the Non-Extended Revolving Commitments) have been paid in full.
(c)Maximum Senior Secured Leverage Ratio. The Borrower will not permit the ratio (the “Senior Secured Leverage Ratio”), determined as of the end of each of its Fiscal Quarters, of (i) Consolidated Senior Secured Net Indebtedness to (ii) Consolidated EBITDA for the period of the then most-recently ended four (4) consecutive Fiscal Quarters, all calculated for the Consolidated Financial Covenant Entities on a consolidated basis, to be greater than (x) 3.50 to 1.00 for any Fiscal Quarter ending prior to December 31, 2023 and (y) 3.25 to 1.00 for any Fiscal Quarter ending on or after December 31, 2023 (other than, in the case of this clause (y), any such Fiscal Quarter ending on September 30 of any year, each of which shall be subject to a maximum Senior Secured Leverage Ratio not to exceed 3.50 to 1.00).

(d)Minimum Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, determined as of the end of each of its Fiscal Quarters for the period of the then most-recently ended four (4) consecutive Fiscal Quarters, to be less than 3.00 to 1.00.
SECTION VI.12Change in Fiscal Year. The Consolidated Financial Covenant Entities will not change the end of each of their Fiscal Years from December 31st without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld, and with the Borrower agreeing to make such changes to the Loan Documents that are reasonably requested by the Administrative Agent to give effect to such change in Fiscal Years).
Article VII

Events of Default
SECTION VII.01Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially inaccurate when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to such Loan Party’s existence), 5.08, 5.09, 5.10 or 5.11 or Article VI;
(e)any Loan Party or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or within any applicable grace period;
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or other voluntary prepayment or (ii) Indebtedness that is not yet due, if the applicable Loan Party or Restricted Subsidiary has not received written notice of default from the holder or holders of such Indebtedness or any trustee or agent on its or their behalf;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, arrangement or other relief in respect of any Loan Party or any Restricted Subsidiary (other than any Immaterial Foreign Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Restricted Subsidiary (other than any Immaterial Foreign Subsidiary) or for a substantial part of its assets or (iii) possession, foreclosure, seizure or retention, sale or other Disposition of, or other proceedings to enforce security over any substantial part of the assets of any Loan Party or any Restricted Subsidiary (other than any Immaterial Foreign Subsidiary), and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)any Loan Party or any Restricted Subsidiary (other than any Immaterial Foreign Subsidiary) shall (i) voluntarily commence any proceeding or file any plan of arrangement, proposal or petition or make an assignment or motion seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Restricted Subsidiary (other than any Immaterial Foreign Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)any Loan Party or any Restricted Subsidiary (other than any Immaterial Foreign Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more judgments for the payment of money in an aggregate amount in excess of the U.S. Dollar Amount of U.S. $50,000,000 shall be rendered against any Loan Party or any Restricted Subsidiary or any combination thereof and shall either not be fully covered by independent third-party insurance or shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, and any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary to enforce any such judgment and such action is not stayed within 30 days;
(l)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a liability in excess of the U.S. Dollar Amount of U.S. $50,000,000 or the imposition of a Lien in excess of U.S. $20,000,000 under Title IV of ERISA, or a Loan Party or an ERISA Affiliate thereof shall fail to make a contribution payment to a Pension Plan on or before the applicable due date which could reasonably be expected to result in the imposition of a Lien in excess of U.S. $50,000,000 under Section 430(k) of the Code or Section 303(k) of ERISA;
(m)[reserved];

(n)a Change in Control shall occur;
(o)the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided (or, if no grace period is provided in such Loan Document, such default or breach continues for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender));
(p)the Loan Party Guaranty shall for any reason cease to be valid, binding and enforceable in accordance with its terms or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Party Guaranty, or any Loan Party Guarantor shall fail to comply with any of the terms or provisions of the Loan Party Guaranty and such failure has not been cured during any applicable grace period therefor (including, without limitation, by the Borrower’s removing the affected Restricted Subsidiary from its status as a Loan Party Guarantor pursuant to Section 5.09(a) hereof, to the extent the Borrower is permitted to remove such Person and only so long as no other Event of Default is then outstanding), or any Loan Party Guarantor shall deny that it has any further liability under the Loan Party Guaranty, or shall give notice to such effect;
(q)any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest and Lien in any Collateral purported to be covered thereby, except as permitted by the terms of such Collateral Document, or any Collateral Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document; provided, however, that no Event of Default shall occur under this clause (q) if the aggregate book value of Collateral that is required to be, but is not subject to, a first priority perfected security interest or Lien is at any time less than or equal to the U.S. Dollar Amount of U.S. $50,000,000; or
(r)with respect to any Loan Document not covered by clauses (p) and (q) above, any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with the terms of such Loan Document or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any material provision of any of the Loan Documents;
then, and if an Event of Default occurs (other than an event with respect to the Borrower described in Sections 7.01(h) or (i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) require cash collateral for the LC Exposure as required in Section 2.06(j) hereof and (iv) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and Applicable Law; and in case of any Event of Default with respect to the Borrower described in Sections 7.01(h) or (i), the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan

Documents, shall automatically become due and payable, the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Holders of Secured Obligations may exercise all rights and remedies of a secured party under the UCC or any other applicable law.
Article VIII

The Administrative Agent
SECTION VIII.01Authorization and Action.     Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf, including execution of subordination agreements in respect of Subordinated Indebtedness, and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;
(ii)where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the Netherlands, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Holders of Secured Obligations in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;
(iii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)None of any Co-Syndication Agent or any Joint Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank and each other Holder of Secured Obligations to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks or the other Holders of Secured Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower, any Loan Party or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Holder of Secured Obligations, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION VIII.02Administrative Agent’s Reliance, Indemnification, Etc. Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liability, cost or expense suffered by the Borrower, any Loan Party, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or each Issuing Bank, or any Exchange Rate or U.S. Dollar Amount.
(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION VIII.03Posting of Communications. The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative

Agent from time to time (including, as of the Amendment No. 3 Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or such Issuing Bank, as applicable, for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders, the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION VIII.04The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank, as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION VIII.05Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed; provided that such resignation shall not affect the rights of the Administrative Agent pursuant to the Parallel Debt and the Administrative Agent shall continue to hold such rights until the effective assignment thereof by the Administrative Agent to a successor agent. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. The Administrative Agent will reasonably cooperate in assigning its rights under the Parallel Debt to any such successor agent and will reasonably cooperate in transferring all rights under the Dutch Share Pledge to such successor agent.
(b)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Holders of Secured Obligations, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Holders of Secured Obligations, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest); and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
SECTION VIII.06Acknowledgments of Lenders and Issuing Banks.
(a)Each Lender represents that (i) it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business, (ii) that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower, the Loan Parties and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
    (iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
    (iv)    Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION VIII.07Collateral Matters. Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to the right of a Holder of Secured Obligations to file a proof of claim in an insolvency proceeding, no Holder of Secured Obligations shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Holders of Secured Obligations in accordance with the terms thereof. The Holders of Secured Obligations confirm that any amount irrevocably received by the Administrative Agent in satisfaction of all or part of the Parallel Debt be deemed a satisfaction of a pro rata portion of the Corresponding Obligations.
(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Holder of Secured Obligations that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Holder of Secured Obligations that is a party to any Banking Services Agreement or Swap Agreement in respect of Swap Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Holder of Secured Obligations thereunder, subject to the limitations set forth in this paragraph.
(c) The Holders of Secured Obligations irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Sections 5.10(a)(v), 6.02(l), 9.02(c) and 9.02(e); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document (including a permitted transfer to a Restricted Subsidiary other than a Loan Party), or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of any Loan Party or any Restricted Subsidiary in respect of) all interests retained by any Loan Party or any Restricted Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Holder of Secured Obligations for any failure to monitor or maintain any portion of the Collateral.
(d)Each of the Lenders, on behalf of itself and any of its Affiliates that are Holders of Secured Obligations, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (x) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(g) or (y) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (x) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets.
(e)In no event shall any amendment, waiver or consent hereunder result in (i) the subordination of the Liens on all or substantially all of the Collateral securing the Secured Obligations or (ii) subordination of the right of payment of the Secured Obligations, in each case, without the prior written consent of each Lender.
SECTION VIII.08Credit Bidding. The Holders of Secured Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Holders of Secured Obligations shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the ratable interests of the Holders of Secured Obligations in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Holders of Secured Obligations, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Holder of Secured Obligations or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Holders of Secured Obligations pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Holder of Secured Obligations or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Holder of Secured Obligations are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Holder of Secured Obligations shall execute such documents and provide such information regarding the Holder of Secured Obligations (and/or any designee of the Holder of Secured Obligations (which will receive interests in or debt instruments issued by such acquisition vehicle)) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION VIII.09Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)The Administrative Agent and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity,

in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Article IX

Miscellaneous
SECTION IX.01Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered, by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)if to the Borrower or any Subsidiary thereof, c/o Quad Graphics, Inc., N63 W23075 State Hwy. 74, Sussex, WI 53089-2827, Attention of Kelly Vanderboom, Vice President-Treasurer, with a copy to Jennifer Kent, Vice President, General Counsel and Secretary; Telecopy No. 414-566-9533; Telephone No. (414) 566-2464;
(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christian Road, Floor 01, Newark, DE 19713, Attention of Patrick McGillicuddy (Telephone: 302-634-8791; Fax: 302-634-4733; Email: 12016395215@TLS.LDSPROD.COM), with a copy by email to jpm.agency.cri@jpmorgan.com (or, in the case of Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention Scott Barlow, Loan & Agency Services; Email: loans_and_agency_london@jpmorgan.com (Telecopy No. 44 207 777 2360), in each case, with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, Chicago, IL 60603-2003, Attention of Nan Wilson; Telecopy No. (844) 490-5663, and a copy by email to jpm.agency.cri@jpmorgan.com;
(iii)if to JPMorgan Chase Bank, N.A., as an Issuing Bank, to JPMorgan Chase Bank, N.A., 500 Stanton Christian Road, Floor 01, Newark, DE 19713, Attention of Patrick McGillicuddy (Telephone: 302-634-8791; Fax: 302-634-4733; Email: 12016395215@TLS.LDSPROD.COM), with a copy by email to jpm.agency.cri@jpmorgan.com; with respect to any other Issuing Bank, to such address as provided by such Issuing Bank to the Borrower and the Administrative Agent;
(iv)if to JPMorgan Chase Bank, N.A., as a Swingline Lender, to JPMorgan Chase Bank, N.A., 500 Stanton Christian Road, Floor 01, Newark, DE 19713, Attention of Patrick McGillicuddy (Telephone: 302-634-8791; Fax: 302-634-4733; Email: 12016395215@TLS.LDSPROD.COM), with a copy by email to jpm.agency.cri@jpmorgan.com; with respect to any other Swingline Lender, to such address as provided by such Swingline Lender to the Borrower and the Administrative Agent; and

(v)if to any other Lender, to its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION IX.02Waivers; Amendments. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party or Restricted Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Except as provided in Sections 2.14(b), 2.14(c) and 2.14(d), and except as provided in Section 2.20 (as in effect on the Amendment No. 5 Effective Date), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
(i)increase or extend the Commitment of any Lender without the written consent of such Lender,
(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,
(iii)amend, modify or waive the requirements of Section 2.11(b), including, without limitation, solely for purposes thereof, each definition used therein or otherwise directly related thereto (such as, but not limited to, the definitions of Asset Sale Allowance, Free Cash Flow, Free Cash Flow Percentage, and Prepayment Event), without the written consent of (1) Term A Loan Lenders holding more than 50% of the aggregate principal amount of the Term A Loans and unused Term A Loan Commitments at such time and (2) Revolving Lenders holding more than 50% of the aggregate of the Revolving Credit Exposures and unused Revolving Commitments at such time,
(iv)postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon (other than the waiver of default interest), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (other than with respect to the foregoing, any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11 in each case which shall require the approval of the Lenders identified in the foregoing Section 9.02(b)(iii)), without the written consent of each Lender directly affected thereby; provided, that (x) no extension of the Revolving Loan Maturity Date shall be deemed to directly affect any Term Loan Lender, and subject to the following clause (z), the only Lenders entitled to vote to extend the Revolving Loan Maturity Date shall be those Revolving Lenders directly affected thereby (with the understanding that an extension of the Revolving Loan Maturity Date shall not apply to any Revolving Lender that does not approve such extension), (y) no change in the Applicable Margin for such approving Revolving Lenders shall require the approval of any Lenders other than all such approving Revolving Lenders (which all would be subject to the same change), and (z) no other amendment or modification shall be made in connection with an extension of the Revolving Loan Maturity Date (including, without limitation, amendments to or modifications of covenants or Events of Default) without the approval of the Lenders otherwise required under this Section 9.02; provided, further, that (A) no extension of the Term A Loan Maturity Date shall be deemed to directly affect any Revolving Lender, and subject to the following clause (C), the only Lenders entitled to vote to extend the Term A Loan Maturity Date shall be those Term A Loan Lenders directly affected thereby (with the understanding that an extension of the Term A Loan Maturity Date shall not apply to any Term A Loan Lender that does not approve such extension), (B) no change in the Applicable Margin for such approving Term A Loan Lenders shall require the approval of any Lenders other than all such approving Term A Loan Lenders (which all would be subject to the same change), and (C) no other amendment or modification shall be made in connection with an extension of the Term A Loan Maturity Date (including, without limitation, amendments to or modifications of covenants or Events of Default) without the approval of the Lenders otherwise required under this Section 9.02,
(v)change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby or the order of payments provided therein or change Section 2.09(c) in a manner that would alter the pro rata reduction of Revolving Commitments, without the written consent of each Lender,

(vi)change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Commitments, the Revolving Loans and the Term Loans are included on the Effective Date),
(vii)release all or substantially all of the Loan Party Guarantors from their obligations under the Loan Party Guaranty without the written consent of each Lender; provided, that no release provided for in Section 5.09 shall require the vote of any Lender under this clause (vii),
(viii)except as set forth in Section 9.02(e), release all or substantially all of the Collateral, without the written consent of each Lender; provided, that no release provided for in Section 5.09 shall require the vote of any Lender under this clause (viii), or
(ix)subordinate the Liens on all or substantially all of the Collateral or subordinate of the right of payment of the Secured Obligations without the written consent of each Lender;
provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, (B) no such agreement shall amend or modify Section 2.25 without the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender and (C) the parties hereto shall not amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of such Issuing Bank. The Administrative Agent may also amend Schedule 2.01 to reflect assignments entered into pursuant to Section 9.04. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iv) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c)The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to (1) release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent (with a corresponding release of the Loan Party Guarantors from the Loan Party Guaranty), (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); provided, that there also shall be a corresponding release of a Loan Party Guarantor from the Loan Party Guaranty if such Loan Party Guarantor’s Equity Interests are the subject of such permitted sale or disposition, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII (including, if applicable, a corresponding release of a Loan Party Guarantor from the Loan Party Guaranty), and (2) take any actions deemed appropriate by it in connection with the grant by any Loan Party or any Restricted Subsidiary of

Liens of the type described in clauses (c) through (o) of Section 6.02 (including without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(d)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non Consenting Lender”), then the Borrower may elect to replace a Non Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non Consenting Lender by the Borrower hereunder to and including the date of termination, including, without limitation payments due to such Non Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)So long as no Default is then outstanding or would result therefrom, the Administrative Agent, on its behalf and on behalf of the Holders of Secured Obligations, at the Borrower’s written request (with such written request being delivered to the Administrative Agent and the Lenders at least 30, but not more than 60, days prior to the date of the proposed release), shall release its Liens upon the Collateral (such release, the “Collateral Release”) if (i) the Loans, as evaluated immediately after the proposed release, would be rated, on an unsecured basis and with a stable outlook, either BBB or better by S&P or Baa2 or better by Moody’s, with the applicable rating being issued no more than 60 days prior to the date on which such release is to occur, and with the Administrative Agent and the Lenders having received copies of such applicable rating from S&P or Moody’s, as the case may be, and (ii) as of the date of such release and immediately after giving effect to such release, the sum of all Indebtedness (as defined in the Senior Secured Note Agreement as in effect on the date hereof) secured by liens, other than a lien permitted pursuant to Section 5[y] (a) through (d) of Schedule II of the Senior Secured Note Agreement (as in effect on the date hereof), on any assets of the Borrower or any Subsidiary (as defined in the Senior Secured Note Agreement as in effect on the date hereof) shall not exceed 15% of Consolidated Net Worth (as defined in the Senior Secured Note Agreement as in effect on the date hereof).
SECTION IX.03Expenses; Indemnity; Damage Waiver. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (including local counsel), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender (including local counsel), in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)The Borrower shall indemnify the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any Restricted Subsidiary, or any Environmental Liability related in any way to any Loan Party or any of their Subsidiaries, or (iv) any actual or prospective Proceeding, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such Liabilities or related expenses result from the gross negligence or willful misconduct of, or material breach of an enforceable contractual obligation by, such Indemnitee (or any affiliate thereof or their respective officers, directors, employees, employers, advisors and agents, in each case acting on such Indemnitee’s behalf or at such Indemnitee’s direction), in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment or (ii) if the applicable loss, claim, damage, liability or expense arises solely as a result of a dispute among Indemnitees that did not involve actions or omissions of the Borrower or its Subsidiaries (other than claims brought by an Indemnitee against the Joint Lead Arrangers, any Issuing Bank, any Swingline Lender or the Administrative Agent or any Person acting in any similar role or title in their capacities as such). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or a Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.
(d)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee for any Liabilities (i) arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee or any injunctive relief or other non-monetary remedy. The Borrower acknowledges that any failure to comply with its obligations under the preceding sentence may cause irreparable harm to the Indemnitees.
(f)All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
SECTION IX.04Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the otherwise required prior written consent of the Borrower to an assignment will be deemed to have been given if the Borrower has not objected to such assignment within ten Business Days after a request for such consent;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)each Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld); provided that no consent therefrom shall be required for an assignment of all or any portion of a Term Loan.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) U.S. $1,000,000 in respect of Term A Loans and (y) the U.S. Dollar Amount of U.S. $5,000,000 in respect of Revolving Loans, unless, in each case, each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of U.S. $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; provided, that no such U.S. $3,500 fee shall be required to be paid in conjunction with assignments between a Lender and an Approved Fund or Affiliate thereof; provided, further, with respect to the replacement of any Non Consenting Lender pursuant to Section 9.02(d), each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Non Consenting Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided further that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties, their affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)no Ineligible Institution shall constitute a permitted assignee under this Agreement; and
(F)notwithstanding anything in this Agreement to the contrary, in no event shall any assignment (x) result in (or permit) any increase of the aggregate amount of Non-Extended Revolving Commitments, Non-Extended Revolving Loans or Non-Extended Term A Loans, as the case may be, or (y) modify or change the Class of (x) any Revolving Commitment as an Extended Revolving Commitment or Non-Extended Revolving Commitment, (y) any Revolving Loan as an Extended Revolving Loan or Non-Extended Revolving Loan or (z) any Term A Loan as an Extended Term A Loan or Non-Extended Term A Loan, in each case, from the Class initially applicable to such Commitment or Loan on the Amendment No. 5 Effective Date.
    For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) a Disqualified Institution, (d) except with respect to assignments made pursuant to Section 2.24, the Borrower, any of its Subsidiaries or any of its Affiliates, or (e) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)(i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Sections 2.18(d) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(f) as though it were a Lender (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Disqualified Institutions.
(i) Notwithstanding anything to the contrary set forth in this Agreement, (x) the Borrower shall promptly notify the Administrative Agent at any time a Financial Officer of the Borrower becomes aware of an existing or prospective Lender constituting a Disqualified Institution and (y) Disqualified Institutions (1) will not (a) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (b) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (c) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.
(ii) If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of this Section 9.04, the Borrower may, at its sole expense and effort, upon notice to such Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign to one or more assignees, without recourse, all of its interest, rights and obligations under this Agreement in accordance with and subject to the restrictions contained in this Section 9.04. Notwithstanding anything to the contrary herein, the Borrower retains the right to take legal action and seek compensation against any Lender who assigned any Commitments, Loans or participation to any Disqualified Institution, in violation of this Section 9.04.
(iii) Notwithstanding anything to the contrary set forth herein, (x) the Administrative Agent may provide the contents of the DQ List to any Lender (and, on or prior to the Amendment No. 3 Effective Date, the Administrative Agent has provided the contents of the DQ List to the Persons who are Lenders on the Amendment No. 3 Effective Date), Participant, or any prospective assignee or Participant, (y) the Administrative Agent shall not be liable for any loss, cost or expense resulting from any assignment or participation made to or held by a Disqualified Institution, and (z) the Administrative Agent shall not have any duty to ascertain, monitor or enforce compliance by any Lender, Participant, or any prospective assignee or Participant of the

DQ List. Notwithstanding anything to the contrary set forth in this Agreement, if the Borrower consents in writing to an Assignment and Assumption to any Person, such Person shall not be considered a Disqualified Institution, whether or not they would otherwise be considered a Disqualified Institution pursuant to this Agreement. If any Loans or Commitments are assigned to a Disqualified Institution in contravention of the foregoing, such Disqualified Institution, upon the written demand of the Borrower, shall be required to assign such Loans or Commitments to a Person that is not a Disqualified Institution or if such Disqualified Institution cannot assign such Loans or Commitments, such Disqualified Institution shall not constitute a Lender with respect to any of the voting and information rights of Lenders under the Loan Documents.
SECTION IX.05Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 2.21 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION IX.06Counterparts; Integration; Effectiveness; Electronic Execution.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Issuing Bank Sublimits of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION IX.07Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION IX.08Right of Setoff. If an Event of Default shall have occurred and be continuing, subsequent to an election by the Administrative Agent or the Required Lenders, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated), except payroll and trust accounts, at any time held and other obligations at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION IX.09Governing Law; Jurisdiction; Consent to Service of Process. This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.
(b)To the maximum extent permitted by applicable law, the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender or Holder of Secured Obligations relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

SECTION IX.10WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION IX.11Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION IX.12Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and each of its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE

MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION IX.13Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
SECTION IX.14Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.
SECTION IX.15Disclosure. The Borrower and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Loan Party, their respective Subsidiaries or their respective Affiliates.
SECTION IX.16Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Holders of Secured Obligations, in assets which, in accordance with Article 9 of the UCC or any other applicable law, can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) lawfully obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION IX.17Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.
SECTION IX.18Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any Loan Party with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its property shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations; provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing, the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such guarantor, including, the Loan Parties, to the extent permitted by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any guarantor, including the Loan Parties, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any such guarantor shall be and are subordinated to the rights of the Holders of Secured Obligations in those assets. The Borrower shall not have any right to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than Unliquidated Obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations (or any Affiliate thereof) have been terminated. If, at any time after the occurrence and during the continuance of an Event of Default, all or any part of the assets of any such guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such guarantor is dissolved or if substantially all of the assets of any such guarantor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any guarantor, including the Loan Parties, to the Borrower (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than Unliquidated Obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower at any time after the occurrence and during the continuation of an Event of Default upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Secured Obligations (other than Unliquidated Obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations (and their Affiliates), the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holder of Secured Obligations. If the Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Secured Obligations (other than Unliquidated Obligations)

have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations (and their Affiliates) have been terminated, the Borrower will not assign or transfer to any Person (other than the Administrative Agent) any claim the Borrower has or may have against any guarantor, including the Loan Parties.
SECTION IX.19No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Credit Parties are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Credit Parties and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, investment, regulatory, tax and other advisors to the extent it has deemed appropriate and that no Credit Party is advising the Borrower as to any such matters in any jurisdiction, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents and that the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto; (ii) (A) each of the Credit Parties and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor (financial or otherwise), agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Credit Party or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Credit Party, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Credit Party or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Credit Parties and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with this Agreement and any aspect of any transaction contemplated hereby.
The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which it may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION IX.20Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
SECTION IX.21[Reserved].
SECTION IX.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
For purposes hereof, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE X

Existing Credit Agreement
The Borrower, the Lenders and the Administrative Agent agree that, upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 4.1, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the Indebtedness created thereunder. The commitment of each Lender that is a party to the Existing Credit Agreement shall, on the Effective Date, automatically be deemed amended and the only commitments shall be those hereunder. Without limiting the foregoing, upon the effectiveness hereof: (a) all loans and letters of credit incurred under the Existing Credit Agreement which are outstanding on the Effective Date (after giving effect to the payments described in clause (e) below) shall continue as Loans and Letters of Credit under (and shall be governed by the terms of) this Agreement and the other Loan Documents, (b) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (c) all obligations constituting “Obligations” under the Existing Credit Agreement with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date (after giving effect to the payments described in clause (e) below) shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure hereunder reflects such Lender’s ratable share of the aggregate Revolving Credit Exposures on the Effective Date, and the Borrower hereby agrees to compensate each Lender (including each Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term Benchmark Loans on the terms and in the manner set forth in Section 2.16 hereof and (e) upon the effectiveness hereof, (i) all “Term Loans” outstanding under the Existing Credit Agreement, together with all accrued and unpaid interest thereon, shall be repaid in full and (ii) each Departing Lender’s “Revolving Loan Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Borrower has not received an invoice, “Swap Obligations” and “Unliquidated Obligations” (as such terms are defined in the Existing Credit Agreement)) and each Departing Lender shall not be a Lender hereunder.
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